As filed with the Securities and Exchange Commission on December 8, 2010
Registration No. 333-147514
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933 OF SECURITIES
OF CERTAIN REAL ESTATE COMPANIES

Green Realty Trust, Inc.
(Exact name of registrant as specified in its governing instruments)

40 E. Chicago Avenue, #203
Chicago, Illinois 60610
(630) 470-9105
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wayne R. Hannah III, President
40 E. Chicago Avenue, #203
Chicago, Illinois 60610
(630) 470-9105
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

John A. Good
Bass, Berry & Sims PLC
100 Peabody Place, Suite 900
Memphis, Tennessee 38013
(901) 543-5900

Approximate date of commencement of proposed sale to the public:  as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DECEMBER 8, 2010
Green Realty Trust, Inc.
Maximum Offering of 165,789,474 Shares of Common Stock for $1,650,000,000
Minimum Offering of 200,000 Shares of Common Stock for $2,000,000

Green Realty Trust, Inc. was formed in October 2007 to own a diversified portfolio of environmentally-friendly or green real properties. We are externally managed by Insight Green REIT Advisor, LLC, which we refer to as our advisor. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

We are offering up to $1,650,000,000 in shares of common stock. We will offer $1,500,000,000 in shares to the public at a price of $10.00 per share, which we refer to as the primary offering, and $150,000,000 in shares will be offered to our stockholders pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.
This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 13. These risks include, among others:

•	We have no prior operating history, and there is no assurance that we will be able to successfully achieve our investment objectives.
•	Because there is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity transaction by a certain date, it will be difficult for you to sell your shares.
•	This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.
•	We depend upon our advisor and its affiliates to conduct our operations and this offering. Adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.
•	This is a “best efforts” offering, and if we are unable to raise substantial funds we will be limited in our investments.
•	Our advisor and other affiliates will face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments and for tenants, which could result in actions that are not in your best interests.
•	Continued disruptions in the financial markets and deteriorating economic conditions could have a material impact on our business.
•	The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings during the early period, at least until we have substantially invested the net proceeds from this offering. A portion of the distributions that we make may be from borrowings or from the uninvested proceeds from the sale of subscriptions in the offering.
•	Our organizational documents permit us to pay distributions from any source without limit, including offering proceeds. During the early stages of our operations, we may have little, if any, cash flow from operations available for distribution. To the extent that we are unable to fund distributions from our operations, distributions will be paid from sources such as borrowings, funds from a deferral of fees and reimbursements by our advisor, the issuance of new securities, a sale of assets or offering proceeds. There are no restrictions on the ability of our operating partnership to transfer funds to us. To the extent distributions exceed our net income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable.
•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted. The shares of common stock offered hereby are subject to certain restrictions on transfer and ownership. See “Description of Capital Stock.”

				Proceeds to
		Selling	Dealer	Green Realty Trust, Inc.
	Price to Public(1)	Commission(1)(2)	Manager Fee	Before Expenses(2)(3)

Primary Offering Per Share	$10.00	$0.70	$0.30	$9.00
Total Minimum	$2,000,000	$140,000	$60,000	$1,800,000
Total Maximum	$1,500,000,000	$105,000,000	$45,000,000	$1,350,000,000
Distribution Reinvestment Plan Offering Per Share	$9.50	$—	$—	$9.50
Total Maximum	$150,000,000	$—	$—	$150,000,000

(1)	Discounts are available for certain categories of purchasers. Reductions in commissions and fees will result in corresponding reductions in the purchase price.
(2)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses up to $45,000,000, or 3.0% of the gross offering proceeds from the sale of shares in the primary offering.
(3)	Payment of additional underwriting compensation will reduce the proceeds to us, before expenses. See “Plan of Distribution.”

Our shares will be offered to investors on a best efforts basis through Newport Coast Securities, Inc., the dealer manager of this offering. The minimum investment is $2,000. We will not sell any shares unless we raise a minimum of $2,000,000 of subscription proceeds by          , 2011 (one year from the date of this prospectus). Pending satisfaction of the minimum offering amount, all subscription payments will be placed in an escrow account held by the escrow agent, UMB Bank, N.A., in trust for the subscribers’ benefit, pending release to us. If we do not raise at least $2,000,000 by          , 2011, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. If refund is made because we do not achieve the minimum offering requirement, no escrow fees will be deducted from the escrow funds. This offering will terminate no later than          , 2012 (two years from the date of this prospectus), unless extended.

This prospectus is dated          , 2010

SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. Investors who desire consistent yields and portfolio diversification, but who do not require immediate liquidity should invest in the REIT. Please see “Investment Objectives, Strategy and Policies” for our investment objectives. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to redeem shares through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

We will make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information concerning the investor’s financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	A net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	A gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

This investment will only be sold to Alabama and North Dakota residents that represent they have a liquid net worth of at least 10 times their investment in this program and other similar programs and they meet the suitability requirements set forth above.

In addition, a Kentucky investor’s aggregate investment in this offering may not exceed 10.0% of the investor’s liquid net worth, and an Iowa investor’s maximum investment in us and our affiliates may not exceed 10% of such investor’s net worth.

An Ohio, Oregon, Pennsylvania, Michigan or Tennessee resident’s investment in us and our affiliates may not exceed 10% of the investor’s liquid net worth.

In addition to the suitability requirements described above, the State of Kansas recommends that an investor’s aggregate investment in us and similar direct participation investments should not exceed 10% of an investor’s liquid net worth, which is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

A Nebraska investor must have either (1) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of at least $70,000, or (2) a minimum net worth of $350,000 (exclusive of home, auto and furnishings). In addition, the total investment in us must not exceed 10% of the investor’s net worth (exclusive of home, auto and furnishings).

Further, the Commonwealth of Pennsylvania recommends that investors carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions because the minimum closing amount is less than $165,000,000. We will not sell any shares to Pennsylvania investors unless we raise $82,500,000 in gross offering proceeds (including sales made to residents of other jurisdictions). If we do not raise this amount by          , 2012, we will promptly return all funds held in Escrow for the benefit of Pennsylvania investors.

The minimum purchase amount is $2,000, except in certain states as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.”

i

The minimum purchase for Maine, Minnesota, New York and North Carolina residents is $2,500, except for IRAs which must purchase a minimum of $2,000.

Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $500.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our stock or by the beneficiary of the account. Our sponsor and each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, an investment in shares of our common stock is an appropriate investment for those of you who become stockholders.

Each participating broker-dealer is required to:

•	make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and any other pertinent factors.

•	maintain, for at least six years, records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling shares of our common stock on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in shares of our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in shares of our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of shares of our common stock;

•	the restrictions on transferability of shares of our common stock; and

•	the tax consequences of an investment in shares of our common stock.

In addition, by signing the Subscription Agreement, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that you meet suitability standards. In the event you or another stockholder or a regulatory authority attempted to hold our company liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you will not waive any rights that you may have under federal or state securities laws.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits, such as our Articles of Amendment and Restatement, which provide more detailed descriptions of the matters discussed in this prospectus. Please see “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room mentioned under the heading “Additional Information.”

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution” for the suitability standards. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Initially, your check should be made payable to “UMB Bank, N.A.”, as escrow agent for Green Realty Trust, Inc.” After we meet the minimum offering requirements, your check should be made payable to “Green Realty Trust, Inc.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan.

•	By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he meets the minimum income and net worth standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be promptly returned to subscribers and without deduction for any expenses within ten business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or “IRAs,” Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making an investment decision.

Green Realty Trust, Inc.

We were formed as a Maryland corporation on October 26, 2007 to own a diversified portfolio of environmentally-friendly or green real properties. Green properties, also known as “high-performance” properties, are recognized for their efficient use of natural resources such as energy, water, materials, land and natural surroundings. We intend to invest primarily in properties that do not have green certifications and improve their environmental and economic performance, thereby allowing us to obtain green certifications. Our targeted investments are high-quality, income-producing properties of a variety of property types, including office buildings, retail buildings, hotels, industrial buildings, educational facilities, healthcare facilities and apartments. We may also make or acquire first mortgages or second mortgages, mezzanine loans and preferred equity investments if, in each case, all or a majority in value of the underlying real estate meets the same criteria by which our direct real estate investments are measured.

We intend to operate in a manner that will allow us to qualify as a real estate investment trust, or “REIT,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” commencing with the taxable year in which an election to be taxable as a REIT is made. Our office is located at 40 E. Chicago Avenue, #203, Chicago, Illinois 60610, and our main telephone number is (630) 470-9105.

We are externally managed by Insight Green REIT Advisor, LLC, an affiliate of ours which we refer to as “our advisor.” Our advisor’s team of real estate professionals will have substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to the approval of our board of directors. Our advisor’s management team includes senior real estate professionals who have an average of over 20 years of hands-on experience in acquisitions, asset management, dispositions, development, leasing, property management and portfolio management. Our advisor’s management team also controls TSG Real Estate, LLC, or TSG Real Estate, a real estate company that, as of September 30, 2010, has raised $173,440,523 from 647 investors since its formation in June 2003. We have formed a board of advisors, which we refer to as the Green Advisory Council, comprised of leading experts in the green building industry to assist our advisor with investment and management decisions relating to the specialized sustainability focus of our investment strategy. The Green Advisory Council will play an active role in evaluating properties proposed for our portfolio on the basis of established green building certification criteria and in assisting our advisor in managing our portfolio to ensure continued compliance with evolving green building certification criteria.

Insight Real Estate, LLC, the sponsor of this offering, has contributed $374,792 to us as of September 30, 2010. Insight Real Estate, LLC is majority owned and managed by Wayne R. (“Rob”) Hannah III, who is part of our advisor’s management team. We refer to Insight Real Estate, LLC as “Insight Real Estate” or “our sponsor.”

Green Buildings

Green buildings are high-performance buildings that use resources more efficiently than traditional buildings through their design, material selection, water conservation, waste reduction and energy conservation. Green buildings are designed, built, renovated, operated or reused in an ecological and resource-efficient manner. Green buildings are also intended to enhance the comfort, performance, profitability and productivity of their occupants while reducing the overall impact on the environment. Building green can provide an opportunity to use resources efficiently while creating facilities that improve human health, foster a better environment and provide cost savings.

Standards for green buildings have evolved over time and continue to vary depending to some degree on the party conducting the assessment. Nevertheless, there is a general consensus regarding the basic guidelines for green buildings which generally involve an evaluation of the building’s sensitivity to the following factors: (1) resource and energy conservation; (2) impact on occupants’ health and productivity; (3) financial impact; and (4) impact on the world at large. Green building is an integrated approach to creating a property that covers all aspects of a building from the selection of a site and materials to the operation and maintenance of the property.

Green buildings create healthier work, learning and living environments through increased natural light, improved air quality and well-designed spaces that support the needs of their occupants. The financial benefits of green buildings include lower energy, waste disposal and water costs, lower environmental and emissions costs, lower operations and maintenance costs and savings from increased productivity and health of their occupants.

Investment Objectives

Our primary investment objectives are:

•	To preserve, protect and return stockholders’ capital contributions;

•	To pay regular cash distributions to stockholders; and

•	To realize capital appreciation upon the ultimate sale of the properties.

Summary of Risk Factors

An investment in shares of our common stock involves significant risks, including those listed below.

•	We have no prior operating history, and there is no assurance that we will be able to successfully achieve our investment objectives.

•	No public trading market exists for our shares and we are not required to effectuate a liquidity transaction by a certain date. As a result, it will be difficult for you to sell your shares. If you are able to sell your shares, you will likely sell them at a substantial discount.

•	The amount of distributions we will make, if any, is uncertain. Our distributions may exceed our earnings during the early period, at least until we have substantially invested the net proceeds from this offering. A portion of the distributions that we make may be from borrowing or from the uninvested proceeds from the sale of our common stock in this offering.

•	Our organizational documents permit us to pay distributions from any source without limit, including offering proceeds. During the early stages of our operations, we may have little, if any, cash flow from operations available for distribution. To the extent that we are unable to fund distributions from our operations, distributions will be paid from sources such as borrowings, funds from a deferral of fees and reimbursements by our advisor, the issuance of new securities, a sale of assets or offering proceeds. There are no restrictions on the ability of our operating partnership to transfer funds to us. To the extent distributions exceed our net income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable.

•	This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•	This is a “best efforts” offering, and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•	We will pay substantial fees to our advisor, which were not determined on an arm’s-length basis. Our advisor and other affiliates will face conflicts of interest as a result of compensation arrangements, time demands and competition for investments and for tenants, including conflicts related to compensation payable by us to our advisor and other affiliates that may not be on terms that would result from arm’s-

length negotiations between unaffiliated parties, the allocation of time between advising us and other affiliates and the recommendation of acquisitions on our behalf when other affiliated programs are seeking similar investments.

•	Our investments will be concentrated in green properties, making us more competitively vulnerable than if our investments were more diversified.

•	We are the first publicly-offered investment program sponsored by Insight Real Estate or its affiliates. Because previous programs and investments sponsored by affiliates of Insight Real Estate were conducted through privately-held entities, not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations we will be subject to, you should not assume that the prior performance of these programs will be indicative of our future performance.

•	We are subject to risks associated with the liquidity problems occurring in the United States credit markets. The negative impact of tightening credit markets may result in our inability to finance acquisitions without increased costs or increasingly restrictive covenants.

•	Our use of leverage increases the risk of loss on our investments.

•	We will be subject to risks generally incident to the ownership of real property.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. We have five members on our board, four of whom are independent of us, our sponsor, our advisor and our respective affiliates. Our board of directors has established an investment committee and an audit committee.

Our Advisor

Insight Green REIT Advisor, LLC, our advisor, was formed as a Delaware limited liability company in September 2007. Its principal offices are located at 40 E. Chicago Avenue, #203, Chicago, Illinois 60610. We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. In addition, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of real property and real estate related investments on our behalf consistent with our investment policies and objectives.

Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The term of the current advisory agreement ends one year after the date of this prospectus, subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated director are all officers of our advisor. The names and biographical information of these individuals are set forth under “Management — Directors and Executive Officers.”

Green Advisory Council

We have formed the Green Advisory Council, which is comprised of leaders in the green building industry. The Green Advisory Council serves at our discretion and will be available to our advisor to assist with the evaluation of whether potential investments identified by our advisor meet the green criteria that are an essential component of our investment strategy. The members of the Green Advisory Council are green industry professionals with extensive experience and diverse backgrounds in both the real estate and environmental sectors. The Green Advisory Council will assist our advisor in evaluating green properties for our portfolio, including providing input regarding the selection of an appropriate combination of properties at different green certification levels, and will assist our advisor in managing our portfolio to ensure continued compliance with evolving green building certification criteria. The Green Advisory Council will also provide our advisor with strategic advice regarding converting investments we acquire for the purpose of subsequent green certification to meet established green building criteria. Although the Green Advisory Council will serve a strategic, advisory function in connection with our advisor’s evaluation of our investments, it will not have authority to make investment decisions or to approve our real property acquisitions and dispositions. The authority to approve acquisitions and dispositions will be reserved for our board of directors.

We will also rely upon the expertise of members of the Green Advisory Council to the extent that we provide services to our tenants to assist them with meeting green standards for use and occupancy of their leased premises. Tenant requirements and guidelines will vary based on our building types and certification levels. Not all of our green buildings will have commercial interior certification, and not all of our tenants will be required to build out or operate their leased space in compliance with green building certification requirements for interior premises. Where applicable, we may engage the businesses that members of our Green Advisory Council represent to advise our tenants how to build out their leased space in environmentally-friendly ways, help finance their green improvements and teach them best practices for incorporating sustainability in their corporate environments. Providing these services to our tenants directly or through our affiliation with Green Advisory Council members will enable us to generate higher rental income from our properties and will provide greater tenant attraction and retention.

Our UPREIT Structure

An “Umbrella Partnership Real Estate Investment Trust,” which we refer to as an “UPREIT,” is a REIT that holds all or substantially all of its assets through a partnership in which the REIT holds an interest. We use this structure because a transfer of property directly to the REIT in exchange for cash or REIT shares or a combination of cash and REIT shares is generally a taxable transaction to the transferring property owner. In an UPREIT structure, a transferor of a property who desires to defer taxable gain on the disposition of his property may transfer the property to the partnership in exchange for units in the partnership and defer taxation of gain until the transferor later sells the units in the partnership or exchanges them, normally on a one-for-one basis, for REIT shares. If the REIT shares are publicly traded, the former property or securities owner will achieve liquidity for his investment. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Our Operating Partnership

We intend to own all of our investments through our operating partnership or its subsidiaries. We refer to common partnership units in our operating partnership as “common units.” We are the sole general partner of our operating partnership, and the initial limited partners of our operating partnership are our advisor and Insight Management, LLC, a subsidiary of our sponsor. Our advisor has invested $1,000 in our operating partnership in exchange for common units, and Insight Management, LLC has invested $1,000 in our operating partnership and has been issued a separate class of units which we refer to as the “special units” and are described below under “Prospectus Summary — Compensation to Our Advisor and its Affiliates.”

Our Affiliates

Various affiliates of ours are involved in this offering and our operations. Our affiliate, Insight Property Management, LLC, will perform certain property management services for us and our operating partnership. We refer to our advisor, our property manager and other of our affiliates, each as an “Insight Real Estate affiliate” and collectively, as “Insight Real Estate affiliates.”

Our Structure

The chart below shows the relationships among various Insight Real Estate affiliates.

Wayne R. Hannah III
CEO
Larry Skibo
National Sales Director

Terms of the Offering

We are offering up to $1,650,000,000 in shares of our common stock, $1,500,000,000 of which will be offered at a price of $10.00 per share, and $150,000,000 of which will be offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

We will begin selling shares of our common stock in this offering upon the effective date of the registration statement of which this prospectus forms a part, and we will continue to offer shares of our common stock on a continuous basis until this offering terminates on or before          , 2012, unless extended. However, in certain states the offering may continue only one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time. The offering proceeds will be held in an escrow account at the escrow agent until we meet the minimum offering requirements. Thereafter, the offering proceeds will be released to us and will be available for the acquisition of real properties or the payment of fees and expenses as soon as we accept your subscription agreement. We generally intend to admit stockholders on a weekly basis.

Compensation to Our Advisor and Affiliates

Our advisor and other affiliates will receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of our independent directors. In addition, Insight Management, LLC, a wholly-owned subsidiary of our sponsor, has been issued partnership units in our operating partnership constituting a separate series of partnership interests with special distribution rights, which we refer to as the “special units.” Our sponsor intends to award equity interests in Insight Management, LLC to certain management personnel in the future, which will serve as an incentive to our advisor’s management to perform services on our behalf consistent with our investment objectives.

Set forth below is a summary of the fees and expenses we expect to pay these entities. The maximum amount that we may pay with respect to such fees and expenses is also set forth below. See “Management — The Advisory Agreement” for a more detailed explanation of the fees and expenses payable to our advisor and its affiliates and for a more detailed description of the special units.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount

Organizational and Offering Stage

Sales Commission — Dealer Manager	7.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers).	Actual amount depends upon the number of shares sold. We will pay a total of $140,000 if we sell the minimum offering and $105,000,000 if we sell the maximum offering.

Dealer Manager Fee — Dealer Manager	3.0% of the gross offering proceeds from the sale of shares in the primary offering (a portion of which may be reallowed to participating broker-dealers).	Actual amount depends upon the number of shares sold. We will pay a total of $60,000 if we sell the minimum offering and $45,000,000 if we sell the maximum offering.

Issuer Organization and Offering Expense Reimbursement — Advisor or its affiliates	Up to 3.0% of the aggregate gross offering proceeds from the sale of shares in the primary offering to reimburse our advisor for incurring or paying our cumulative organization and offering expenses. Any such reimbursements will not exceed actual expenses incurred by the advisor.	Actual amount depends upon the number of shares sold and actual expenses incurred. We will pay a total of $60,000 if we sell the minimum offering. If we sell the maximum offering, we currently estimate that the actual expenses will be 0.7% of the gross proceeds of the primary offering or $10,082,640.

Operational Stage

Acquisition Fees — Advisor	An amount equal to 2.0% of the cost of all real estate investments we acquire.	Actual amount depends upon the cost of our real estate investments. We will pay $70,000 if we sell the minimum offering and $53,400,000 if we sell the maximum offering, assuming a leverage of 50%. We will pay $140,000 if we sell the minimum offering and $106,800,000 if we sell the maximum offering, assuming a leverage of 75%, the maximum amount of leverage permitted by our charter.

Acquisition Expenses — Advisor and its affiliates	Reimbursement of expenses incurred in connection with the selection, acquisition or development of real property and real estate related investments, whether or not acquired.	Actual amount depends upon the cost of our real property and real estate related investments. We estimate that we will incur $17,500 if we sell the minimum offering and $13,350,000 if we sell the maximum offering, assuming leverage of 50%. We estimate that we will incur $35,000 if we sell the minimum offering and $26,700,000 if we sell the maximum offering, assuming leverage of 75%, the maximum amount of leverage permitted by our charter.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount

Asset Management Fees — Advisor	Monthly payments in an amount equal to one-twelfth of 0.75% of the sum of the value of all real estate investments we acquire.	Actual amounts depend upon the aggregate value of our real estate investments and the timing of our acquisitions, and, therefore, cannot be determined at this time.

Property Management and Leasing Fees — Property Manager	A monthly amount equal to 4.0% of the gross revenue of each real property for services in connection with operating and managing our real property investments. As is customary in the industry, we may also reimburse our property manager for property-level expenses that its pays or incurs on our behalf such as salaries and benefit expenses for on-site employees and other miscellaneous expenses. In addition, we may pay our property manager a separate market-based fee for leasing services it provides.	Actual amounts depend upon the gross revenue of the properties and, therefore, cannot be determined at this time.

Liquidity Stage

Real Estate Sales Commission — Advisor or its affiliates	If our advisor provides a substantial amount of services in connection with the sale of a property, the lesser of (1) one-half of a competitive real estate commission or (2) 3.0% of the sales price of properties, provided that such amount shall not exceed, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, the lesser of a competitive real estate commission or an amount equal to 5.0% of the sales price of the property.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount

Special Units — Insight Management, LLC	Insight Management, LLC, a subsidiary of our sponsor, was issued special units upon its initial investment in our operating partnership, and as the holder of the special units will be entitled to receive (1) 15.0% of specified distributions made upon the disposition of our operating partnership’s assets, and/or (2) a one time payment in an amount equal to 15% of specified distributions, in the form of a non-interest-bearing promissory note, in conjunction with the redemption of the special units upon the occurrence of certain liquidity events or upon the occurrence of certain events that result in a termination or non-renewal of our advisory agreement, but in each case only after the other holders of our operating partnership’s units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus an 8.0% cumulative non compounded annual pre tax return on their net contributions. The holder of the special units will not be entitled to receive monthly distributions.	Actual amounts depend on the sale price of properties, and, therefore, cannot be determined at this time.

Conflicts of Interest

Our advisor and certain of our other affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	The directors, officers and key personnel of our advisor must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved;

•	The compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as asset management fees payable to our advisor, property management fees payable to our property manager and acquisition fees payable to our advisor are payable, in most cases, regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders;

•	Although our sponsor has agreed generally to provide us with the first opportunity to acquire stabilized and income-producing green properties for which we have sufficient uninvested funds, our sponsor will be required to make this determination in its discretion and will be subject to certain conflicts of interest in recommending acquisitions on our behalf when other affiliated programs are also seeking investments; and

•	Our property manager is an affiliate of ours. As a result, we may not always have the benefit of independent property management.

Distribution Policy

We intend to qualify as a REIT commencing with the taxable year in which an election to be taxable as a REIT is made. In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We intend to accrue and make distributions on a monthly basis beginning no later than the first calendar quarter after the quarter in which the minimum offering requirements are met. In connection with a distribution to our stockholders, our board of directors will approve a monthly distribution of a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at $9.50 per share. Our board may amend or terminate the distribution reinvestment plan at its discretion at any time upon ten days notice to you; provided, however that our board may not amend the distribution reinvestment plan to eliminate an investor’s opportunity to terminate participation in the plan. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Share Redemption Program

Our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table:

Redemption Price as a
Share Purchase Anniversary	Percentage of Purchase Price

Less than 1 year	90.0%
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed to no more than 5.0% of the outstanding shares of our common stock as of the same date in the prior calendar year. This volume limitation will not apply to redemptions requested within two years after the death of a stockholder.

The board of directors may, in its sole discretion, amend, suspend or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. The share redemption program will terminate if the shares of our common stock are listed on a national securities exchange.

Liquidity Strategy

Our charter requires that our board of directors, including our independent directors, consider a transaction providing liquidity for our stockholders at least annually beginning on the date that is five years following the completion of this offering. Our board may consider a liquidity transaction at an earlier date if it determines that it would be in our stockholders’ best interest to do so. Moreover, our charter does not require the board to pursue a liquidity transaction. We expect that our board, in the exercise of its fiduciary duties, will determine to pursue a liquidity transaction when and if it believes that then-current market conditions are favorable for a liquidity transaction, and that such a transaction is in the best interests of our stockholders. A liquidity transaction could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares on a national securities exchange, or (3) a merger or another transaction approved by our board in which our stockholders will receive cash or shares of a publicly traded company. There can be no assurance as to when a suitable transaction will be available.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management and an offering of this type.

Q:	What is a “REIT”?

A:	In general, a REIT is a company that:

•	Offers the benefits of a diversified real estate portfolio under professional management;

•	Is required to make distributions to investors of at least 90% of its taxable income for each year;

•	Avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

•	Combines the capital of many investors to acquire or provide financing for real estate assets.

Q:	Do you currently own any assets?

A:	No. This offering is a “blind pool” offering in that we have not yet identified any specific real property to acquire using the proceeds from this offering. We discuss the risks associated with this status under “Risk Factors — Investment Risks — This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock,” and “Risk Factors — Risks Related to Our Business — If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.”

Q:	Who will choose which investments to make?

A:	Our advisor will make investments in real properties based on specific investment objectives and criteria and subject to the direction, oversight and approval of our board of directors.

Q:	How does a “best efforts” offering work?

A:	When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	How long will this offering last?

A:	The offering will not last beyond , 2012 (two years from the date of this prospectus), unless extended. However, in certain states the offering may only continue for just one year unless we renew the offering period for up to one additional year.

Q:	What happens if you do not raise a minimum of $2,000,000 in this offering?

A:	We will not sell any shares unless we sell a minimum of $2,000,000 in shares to the public by , 2011 (one year from the date of this prospectus). Purchases by our directors, officers and affiliates will not count toward meeting this minimum threshold. Pending satisfaction of this minimum offering requirement, all subscription payments will be placed in an account held by an escrow agent, UMB Bank, N.A., in trust for subscribers’ benefit, pending release to us. If we do not sell $2,000,000 in shares to the public by , 2011 (one year from the date of this prospectus), we will terminate this offering and promptly return all subscribers’ funds, plus interest. If a refund is made because we do not achieve the minimum offering requirement, no escrow fees will be deducted from the escrow funds. If we meet the minimum offering amount, the proceeds held in escrow, plus interest will be released to us. The released escrow proceeds will be used only for the purposes set forth in this prospectus and in a manner approved by our board of directors, who act as fiduciaries to our stockholders.

Q:	Will I receive a stock certificate?

A:	No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q:	Who can buy shares of common stock in this offering?

A:	In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

Our affiliates may also purchase shares of our common stock. The sales commission and dealer manager fee that are payable by other investors in this offering will be reduced or waived for our affiliates. The purchase of shares of our common stock by our affiliates will not count toward satisfying our minimum offering requirements.

Q:	Are there any special restrictions on the ownership of shares?

A:	Yes. Our charter prohibits the ownership of more than 9.8% of the value or number of shares of our common stock, whichever is more restrictive, and more than 9.8% in value of the aggregate of our outstanding stock unless exempted by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. In order to comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock — Restriction on Ownership of Shares of Capital Stock.”

Q:	Is there any minimum initial investment required?

A:	Yes. To purchase shares in this offering, you must make an initial purchase of at least $2,000, although residents of certain states have higher initial minimum purchase requirements. See “Suitability Standards” above for the states with higher minimum purchase requirements. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares in this offering must be in amounts of at least $500, except for additional purchases pursuant to our distribution reinvestment plan. See “Plan of Distribution — Minimum Offering.”

Q:	How do I subscribe for shares of common stock?

A:	If you choose to purchase shares of our common stock in this offering, you will be required to complete a subscription agreement in the form attached to this prospectus as Appendix B for a specific number of shares of our common stock. You must pay for the shares you purchase at the time you subscribe.

Q:	How will the payment of fees and expenses by the company affect my invested capital?

A:	We will pay sales commissions and dealer manager fees in connection with this offering. In addition, we will reimburse our advisor for our cumulative organization and offering expenses. The payment of fees and expenses will reduce the funds available to us for investment in real properties. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to pay any additional amounts in connection with the fees and expenses described in this prospectus.

Q:	Will the distributions I receive be taxable?

A:	Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our dividends may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	When will I get my detailed tax information?

A:	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	Where can I find updated information regarding the company?

A:	You may find updated information on our website, www.greenrealtytrust.com. In addition, as a result of the effectiveness of the registration statement of which this prospectus forms a part, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and, under the Exchange Act, we will file reports, proxy statements and other information with the SEC. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC. In addition, you will receive periodic updates directly from us, including three quarterly financial reports and an annual report.

Q:	Who can answer my questions?

A:	If you have additional questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or our dealer manager:

Newport Coast Securities
18872 MacArthur Blvd, Suite 100
Irvine, California 92612
Telephone: (800) 992-5592
Fax: (949) 756-0981
Attn: Investor Relations

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the risks described below in conjunction with the other information contained in this prospectus before purchasing our common stock. If any of the risks discussed in this prospectus actually occur, our results of operations and ability to make distributions would likely suffer materially or could be eliminated entirely. As a result, the value of our shares may decline, and you could lose all or part of your investment.

Investment Risks

There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date; therefore, it will be difficult for you to sell your shares of common stock.

There is no current public market for the shares of our common stock, and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders by a certain date. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. On a limited basis, you may be able to redeem shares through our share redemption program. In the future, our board of directors will also consider various forms of additional liquidity, but our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all. As a result, you should purchase shares of our common stock only as a long-term investment.

This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

Neither we nor our advisor has presently identified, acquired or contracted to acquire any real property investments. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our investments in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

We have no prior operating history, and there is no assurance that we will be able to successfully achieve our investment objectives.

We have no prior operating history and may not be able to successfully operate our business or achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of real property or real estate related investments by other Insight Real Estate affiliated entities to predict our future results. Our investment strategy and key employees differ from the investment strategies and key employees of our affiliates in the past, present and future.

Moreover, neither our advisor nor we have any established financing sources. Presently, we are funded by capital contributions from our sponsor. If our capital resources are insufficient to support our operations, we will not be successful.

This is a “best efforts” offering, and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. We may release offering proceeds from escrow upon the sale in this offering of $2,000,000 in shares of our common stock. If only the minimum offering amount is raised, we will be limited to investing $2,374,792 ($2,000,000 minimum offering plus $374,792 invested by our sponsor) of equity plus any leverage used to acquire properties. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified portfolio. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. Additionally, if we are unable to raise substantially more than the minimum offering amount of $2,000,000, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our real property investments are located and the types of investments that we make. Further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer term investment objectives. As a result, the likelihood increases that any single investment’s poor performance would materially affect our overall investment performance.

Our ability to successfully conduct this offering is dependent, in part, on the ability of our dealer manager to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is Newport Coast Securities, Inc., which we refer to as Newport Coast Securities. Other than serving as dealer manager for this offering, Newport Coast Securities has no experience acting as a dealer manager for a public offering. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to establish and maintain a network of licensed securities brokers-dealers and other agents. These licensed securities broker-dealers and agents may have other REIT offerings they market over this offering. If our dealer manager fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or part of your investment.

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or a taxable gain from the sale or exchange of property.

One of our primary investment objectives is to pay regular cash distributions to stockholders. The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursement of expenses, issue new securities, sell assets or, to the extent necessary, utilize offering proceeds in order to make cash distributions to our stockholders in accordance with our investment objectives. Our distributions may exceed our earnings during the early stages, at least until we have substantially invested the net proceeds from this offering. A portion of the distributions we make may be from borrowings or from the uninvested proceeds from the sale of common stock in this offering. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Distributions funded through borrowings will reduce the amount of funds available for the acquisition of properties and distributions funded through asset sales will result in our having fewer properties in our portfolio. Any additional equity offerings used to fund distributions may dilute the holdings of existing stockholders or reduce the value of our common stock, or both. Distributions payable to stockholders may also include a return of capital rather than a return on capital, thus decreasing the basis of your investment in our common stock. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (i) a return of capital or (ii) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. In addition, to the extent we make distributions to stockholders with sources other than funds from operations, the amount of cash that is distributed from such sources will limit the amount of investments in properties that we can make, which will in turn negatively impact our ability to achieve our investment objectives and limit our ability to make future distributions.

If we pay distributions from sources other than our funds from operations, we will have fewer funds available for investment in properties and other assets and our stockholders’ overall return may be reduced.

Our organizational documents permit us to pay distributions from any source without limit. If we fund distributions from financings, the net proceeds from this offering or other sources, we will have fewer funds available for investment in real estate properties and other real estate-related assets and our stockholders’ overall return may be reduced. We expect to have little, if any, funds from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to use third-party borrowings to fund our distributions. At times, we may be forced to borrow funds to pay distributions during unfavorable market conditions, which could increase our operating costs. We may also fund such distributions from advances from our sponsors or from any deferral or waiver of fees by our advisor. To the extent distributions exceed our current and accumulated earnings and profits, a stockholder’s tax basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s tax basis, the stockholder will generally recognize capital gain.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions, including asset management and general administrative functions, which are currently performed by our advisor pursuant to an advisory agreement. If our board of directors decides in the future to internalize our management functions, we may elect to negotiate to acquire our advisor’s assets and personnel. If we so elect, such a transaction will be subject to inherent conflicts of interest because our advisor is affiliated with us. Even though the consideration paid for a business combination with our advisor would be based on our performance history, the transaction would not be negotiated at arm’s-length and could be challenged as self-dealing. In addition, if we terminate the advisory agreement with our advisor without cause, which would likely be the case in the event of an internalization, then we will be required to redeem the special units of limited partnership interest held by our advisor as if the operating partnership had sold all of its assets and distributed the net proceeds of such sale. The payment of consideration in an internalization transaction or termination of the advisory agreement could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

Internalization transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest or pay distributions.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares. As currently organized, we will not have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have a great deal of know-how and experience which provides us with economies of scale. We would no longer have the benefit of such external advisors, and we may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.

Our board of directors will consider a liquidity transaction annually no later than five years from the termination of this offering; however, there can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

In the future, our board will consider various forms of liquidity events, including but not limited to (1) listing our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a cash and/or securities of a publicly traded company; and (3) sale of all or substantially all of our real property for cash or other consideration. Our board must consider a liquidity transaction annually beginning no later than five years from the termination of this offering. However, our board is not required to pursue a liquidity transaction, and there can be no assurance that our board will effect a liquidity event. If we do not effect a liquidity event, it will be very difficult for you to convert your investment in shares of our common stock to cash other than on a very limited basis through our share redemption program.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid.

Our share redemption program may provide you with a limited opportunity to have your shares of common stock redeemed by us at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed. We anticipate that shares of our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we presently intend to limit the number of shares to be redeemed to no more than 5.0% of the outstanding shares of our common stock as of the same date in the prior calendar year. In addition, our board of directors reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the share redemption program and/or you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed.

Payments to the holder of the special units may reduce cash available for distribution to our stockholders upon consummation of a liquidity event.

Insight Management, LLC, as the holder of the special units, may be entitled to receive a cash payment upon dispositions of our operating partnership’s assets and/or redemption of the special units upon the earliest to occur of specified events, including, among other events, a listing of our shares on an exchange or the termination or non-renewal of the advisory agreement. Payments to the holder of the special units upon dispositions of our operating partnership’s assets and redemptions of the special units may reduce cash available for distribution to our stockholders upon consummation of a liquidity event.

We may not meet the minimum offering requirements for this offering; therefore, you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirements are not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

If we sell substantially less than all of the shares we are offering, the costs we incur to comply with the rules of the SEC regarding internal control over financial reporting and other fixed costs will be a larger percentage of our net income and will reduce the return of your investment.

We expect to incur significant costs in establishing and maintaining adequate internal control over our financial reporting and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting. We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the shares we are offering.

This is a fixed price offering, and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore, the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase. We established the offering price of our shares on an arbitrary basis.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

Lawsuits involving our chief executive officer, sponsor and affiliates are pending, which could reduce the amount of time they are able to devote to our business and our offering.

Our chief executive officer and president, Mr. Hannah is currently involved in lawsuits related to his involvement in companies other than our own including his involvement with our sponsor and its affiliates. In addition, a predecessor to our dealer manager was involved with a regulatory investigation. See “Management — Pending Affiliate Litigation” and “Regulatory Investigation” for more information on the actions pending that involve our president, our sponsor and its affiliate. Due to the uncertainties inherent in the litigation process, it is not possible to predict the amount of time Mr. Hannah will be required to devote to these actions, nor the ultimate outcome of these actions. The pendency of these actions could reduce the amount of time Mr. Hannah is able to devote to our business and our offering.

Risks Related To Our Business

We, our sponsor and our advisor are new companies with no experience in operating a public company or a REIT, and our failure to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow.

We, our sponsor and our advisor are each recently formed companies. Neither we, nor our advisor, nor our sponsor has operated a public company or an entity that has elected to be taxed as a REIT, and we may not be able to operate successfully. You should not rely upon the past performance of other real estate investment programs of our affiliates to predict our future results. As of the date of this prospectus, we have not purchased any real estate or made any other investments, and we have not identified any probable investments. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, we must, among other things:

•	Identify and acquire investments that align with our investment strategies;

•	Increase awareness of the Insight Real Estate name within the investment products market;

•	Establish and maintain contacts with licensed securities brokers and other agents to successfully complete this offering;

•	Attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	Utilize the expertise in the specialized green building sector of our Green Advisory Council;

•	Respond to competition for our targeted real estate properties and other real estate related investments as well as for potential investors in our shares; and

•	Continue to build and expand our operations structure to support our business.

Our failure, or our advisor’s or sponsor’s failure, to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our common shares.

Recent events in U.S. financial markets have had, and may continue to have, a negative impact on the terms and availability of credit in the United States and the state of the national economy generally, which could have an adverse effect on our business.

The recent failure of large U.S. financial institutions and the resulting turmoil in the United States financial sector has had, and will likely continue to have, a negative impact on the terms and availability of credit and the state of the economy generally within the United States. The tightening of the U.S. credit markets has resulted in increasing interest rates leading to fears of a lack of adequate credit and a further economic downturn. Some lenders are imposing more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact of the tightening of the credit markets may result in an inability to finance the acquisition of real properties and other real estate related investments on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

Our investments will be concentrated in potentially green properties, making us more competitively vulnerable than if our investments were more diversified.

We intend to acquire with the proceeds of this offering properties that are excellent candidates for conversion to green certified properties. We will be competing with numerous other persons or entities who are seeking to acquire these types of properties, and the supply of potentially green properties currently is more limited than that of traditional real estate assets. We will face competition from insurance companies, credit companies, pension funds, private individuals, investments companies and other REITs as well as affiliates of our advisor for the acquisition of the properties that we are seeking to acquire. These competitors may have superior experience and financial strength. These institutions may accept greater risks or lower returns, allowing them to offer more attractive terms to prospective sellers. In addition, our advisor’s evaluation of the acceptability of rates of return on our behalf will be affected by our relative cost of capital. Thus, to the extent our fee structure and cost of capital is higher than our competitors, we may be limited in the amount of acquisitions we are able to make.

A high concentration of our properties in a particular geographic area would magnify the effects of downturns in that geographic area.

We expect that our properties will be diverse according to geographic area. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio.

Instability in the real estate market could reduce our ability to pay distributions to you.

The real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of companies seeking to acquire green buildings decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for such investments. Further, if we acquire properties in a real estate market in which prices are high in relation to historical norms, we could be limited in the number of investments that we can make and in our ability to acquire a diversified portfolio of properties. In addition, the current credit market is unstable and financing is not as readily available as it has been in recent years, which may prevent us from financing our properties at targeted levels and limit the number of properties we can acquire. These factors may adversely affect our profitability, our ability to pay distributions to our stockholders and stockholders’ overall investment returns.

We may be required to pay higher prices for properties that have the potential to be converted to green properties, which could reduce our distributions to you.

We may be required to pay higher prices for properties that we convert to green properties to the extent purchase prices or construction and improvement costs for any such buildings are higher than the costs associated with comparable traditional buildings. An example of this is when long-term lower operating costs outweigh the high rent generated by the green attributes of such buildings. If we are unable to realize a return on such investments, our distributions to you would be reduced.

We will not require all of our tenants to operate or build out their leased space in compliance with green certification requirements. As a result, we may not maximize revenue from those properties where tenants do not comply with green certification requirement for interior premises.

Our tenant requirements and guidelines will vary based on building type and certification level. We anticipate acquiring a variety of green building types, including green buildings in which tenants are not required to operate or build out their leased space in compliance with green certification requirements. Because we will not require tenants at all of our properties to operate or build out their leased space in environmentally-friendly ways, these tenants may not have the same incentives to renew their leases as tenants that invest in green build-outs of their own spaces. Therefore, we may have lower tenant retention and lower overall revenues than if all of our tenants were required to build out and maintain their leased areas in compliance with green certification requirements for interior premises. In addition, a failure to retain tenants could increase our tenant improvement costs for vacated spaces, which could adversely impact returns to stockholders.

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Delays in selecting, acquiring and developing green real estate assets could adversely affect investor returns. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will depend, in part, on the amount of proceeds we have received at a given time. As of the date of this prospectus, we have not identified the real estate assets that we will purchase with the proceeds of this offering. If we are unable to access sufficient capital, we may suffer from delays in deploying the capital into real properties. Moreover, because our targeted investments are limited to properties suitable for conversion into green certified properties, it may be more difficult for us to deploy our capital into real estate if the supply of real estate and contractors who specialize in green building conversions does not increase as projected. As a consequence, we may not be able to achieve our investment objectives or make distributions to you.

We are uncertain of our sources for funding our future capital needs; if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire real properties and to expand our operations will be adversely affected.

The net proceeds from this offering will be used for investments in real properties and real estate related investments, operating expenses and for payment of various fees and expenses such as acquisition fees, asset management fees and property management fees. We do not intend to establish a general working capital reserve out of the proceeds from this offering. Accordingly, in the event that we develop a need for additional capital in the future for acquisitions, the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we cannot establish reserves out of cash flow generated by operating real properties or out of net sale proceeds in non-liquidating sale transactions, or obtain debt or equity financing on acceptable terms, our ability to acquire real properties and to expand our operations will be adversely affected. As a result, we would be less able to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

Risks Relating to Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we may enter into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or obligation to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. This would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Our charter authorizes us to issue 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock and 50,000,000 shares of capital stock are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	A merger, offer or proxy contest;

•	The assumption of control by a holder of a large block of our securities; and/or

•	The removal of incumbent management.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

In addition, Insight Management, LLC, a limited partner of our operating partnership and the holder of the special units, may be entitled to certain cash payments, as described in the “Compensation Table,” upon the disposition of certain of our operating partnership’s assets or a one time payment in the form of a promissory note in conjunction with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or upon the occurrence of certain events that result in the termination or non-renewal of our advisory agreement. This potential obligation to make substantial payments to the holder of the special units may limit the amount that stockholders will receive upon the consummation of a liquidity event.

Risks Related To Conflicts of Interest

We depend on our advisor and its key personnel and if any of such key personnel were to cease to be affiliated with our advisor, our business could suffer.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisor in the acquisition, disposition and management of real properties, the selection of tenants for our real properties and the determination of any financing arrangements. In addition, our success depends to a significant degree upon the continued contributions of certain of the key personnel of Insight Real Estate, our advisor’s parent, including Messrs. Hannah and Skibo, each of whom would be difficult to replace. We currently do not have key man life insurance on any of these key personnel. If our advisor were to lose the benefit of the experience, efforts and abilities of one or both of these individuals, our operating results could suffer.

We may compete with other Insight Real Estate affiliates for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with other Insight Real Estate affiliates for opportunities to acquire or sell certain types of real properties. We may also buy or sell real properties at the same time as other Insight Real Estate affiliates. In this regard, there is a risk that our advisor will purchase a real property that provides lower returns to us than a real property purchased by another Insight Real Estate affiliate. Certain of our affiliates own and/or manage real properties in geographical areas in which we expect to own real properties. Therefore, our real properties may compete for tenants with other real properties owned and/or managed by other Insight Real Estate affiliates. Our advisor may face conflicts of interest when evaluating tenant leasing opportunities for our real properties and other real properties owned and/or managed by Insight Real Estate affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

As a result of our potential competition with other Insight Real Estate affiliates, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that Insight Real Estate affiliates devote to us may be diverted, and we may face additional competition due to the fact that Insight Real Estate affiliates are not prohibited from raising money for another entity that makes the same types of investments that we target.

Insight Real Estate affiliates are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

Our affiliated director, advisor and its officers and key personnel face competing demands for their time, which may cause our investment returns to suffer.

Our affiliated director, our advisor and its officers and key personnel and their respective affiliates are key personnel and sponsors of other real estate programs and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and their other activities. We cannot determine the amount of time each person will devote to our business. During times of intense activity in other programs and ventures, these persons may devote less time and resources to our business than is necessary or appropriate. If this occurs, our business may suffer.

Our advisor and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Insight Real Estate affiliates, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us in return for their services, and these fees could influence our advisor’s advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	Public offerings of equity by us, which allow our dealer manager to earn additional dealer manager fees and our advisor to earn increased acquisition fees and asset management fees;

•	Property sales, since the asset management fees payable to our advisor will decrease and since our advisor will be entitled to acquisition fees and real estate sales commissions upon purchase and sales; and

•	Property acquisitions from other Insight Real Estate affiliates, which may allow our advisor or its affiliates to earn additional asset management fees, property management fees and real estate sales commissions.

Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee. Certain potential acquisition fees and asset management fees paid to our advisor and property management and leasing fees paid to the property manager would be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. For example, our advisor is entitled to an asset management fee consisting of monthly payments in an amount equal to one-twelfth of 0.75% of the sum of the value of all real estate investments we own and of our investments in joint ventures, including acquisition fees, origination fees, acquisition origination expenses and any debt attributable to such investments. These fees may incentivize our advisor to recommend transactions with respect to a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held on to the property. Moreover, our advisor will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other Insight Real Estate affiliates could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

Our advisor may have conflicting fiduciary obligations if we acquire properties from its affiliates or in joint ventures with it affiliates; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to acquire an interest in a property from its affiliates or through a joint venture with its affiliates or to dispose of an interest in a property to its affiliates. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s-length basis; therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Assuming we raise $1,650,000,000 in gross offering proceeds from the sale of shares of our common stock (including $1,500,000,000 pursuant to the primary offering and $150,000,000 pursuant to the distribution reinvestment plan), we will pay an aggregate of up to approximately 12.5% of the gross offering proceeds (approximately $187,500,000) in fees, commissions and offering expense reimbursements to our dealer manager, our advisor and other of our affiliates in exchange for their services and to reimburse funds advanced on our behalf. Substantially all of the sales commissions (up to $105,000,000) may be reallowed to third party broker-dealers participating in the offering. The fees to be paid to our advisor, and other affiliates for services they provide us were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase real properties from third parties who have existing or previous business relationships with affiliates of our advisor; as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase assets from third parties that have existing or previous business relationships with affiliates of our advisor. The officers, directors or employees of our advisor and its affiliates and the principals of our advisor who also perform services for other Insight Real Estate affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Risks Related To Investments In Real Estate

The recent market disruptions may significantly and adversely affect our financial condition, results of operations and returns to our stockholders.

We will be subject to risks generally incident to the ownership of real property including changes in international, national, regional or local economic, demographic or real estate market conditions. We will be subject to risks generally attributable to the ownership of real property, including: changes in international, national, regional or local economic, demographic or real estate market conditions; changes in supply of or demand for similar properties in an area; increased competition for real property investments targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by our tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

The United States has recently experienced a recession that has resulted in increased unemployment, weakening of tenant financial condition, large-scale business failures and tight credit markets. Our results of operations may be sensitive to changes in overall economic conditions that impact tenant leasing practices. A continuation of ongoing adverse economic conditions that could affect tenant income, such as employment levels, business conditions, interest rates, tax rates, fuel and energy costs and other matters, could reduce overall tenant leasing or cause tenants to shift their leasing practices. In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases. At this time, it is difficult to determine the breadth and duration of the economic and financial market problems and the many ways in which they could affect our tenants and our business in general. Accordingly, continuation or further worsening of these difficult financial and macroeconomic conditions could have a significant adverse effect on our financial condition, results of operations and returns to our stockholders.

Changes in supply of or demand for similar real properties in a particular area may increase the price of real properties we seek to purchase and decrease the price of real properties when we seek to sell them.

The real estate industry is subject to market forces. We are unable to predict certain market changes including changes in supply of or demand for similar real properties in a particular area. For example, if demand for green real property assets in which we seek to invest were to sharply increase or supply of those assets were to sharply decrease, the prices of those assets could rise significantly. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Our operating expenses may increase in the future, and to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

A real property that incurs a vacancy could be difficult to sell or re-lease.

A real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the real properties we acquire may have some level of vacancy at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and may become vacant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

We are dependent on tenants for revenue, and our inability to lease our real properties or to collect rent from our tenants may adversely affect our results of operations and returns to our stockholders.

Certain of our real properties may be occupied by a single tenant. As a result, the success of those real properties will depend on the financial stability of a single tenant. Lease payment defaults by such tenants could cause us to reduce the amount of distributions to stockholders and could force us to find an alternative source of revenue to pay any mortgage loan on the real property. In the event of such a tenant default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our real property. If a lease is terminated, we may be unable to lease the real property for the rent previously received or sell the real property without incurring a loss.

We may not have funding for future tenant improvements, which may adversely affect the value of our assets, our results of operations and returns to our stockholders.

When a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. Substantially all of the net proceeds from this offering will be invested in real properties, and we do not anticipate establishing a general working capital reserve out of the proceeds from this offering. We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure you that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

If we acquire certain properties, we may enter into long-term leases with these tenants, which may not result in prevailing market lease rates over time.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases, the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and cash available for distribution could be lower than if we did not enter into long-term leases.

Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

We will attempt to adequately insure all of our real properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

We compete with numerous other parties or entities for real property investments and tenants and may not compete successfully.

We will compete with numerous other persons or entities seeking to buy real properties or to attract tenants to real properties we already own. These persons or entities may have greater experience and financial strength. There is no assurance that we will be able to acquire real properties or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	The possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	That such venture partner or co-tenant may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•	That such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a joint venture partner or co-tenant might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in a particular property. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the act will reduce the amount of cash available for distribution to our stockholders.

Recent healthcare reform legislation may affect our revenue and financial condition.

On March 23, 2010, the President of the United States signed into law the Patient Protection and Affordable Care Act of 2010 and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act. Together, the two Acts serve as the primary vehicle for comprehensive health care reform in the United States. The Acts are intended to reduce the number of individuals in the United States without health insurance and effect significant other changes to the ways in which health care is organized, delivered and reimbursed. The complexities and ramifications of the new legislation are significant, and will be implemented in a phased approach beginning in 2010 and concluding in 2018. Because of the many variables involved, including the complexity, lack of implementing regulations or interpretive guidance, gradual implementation, and possible amendment, the effects of health care reform and its impact on our business, our revenues and financial condition and those of our tenants are not yet known. Accordingly, the reform could adversely affect the cost of providing healthcare coverage generally and the financial success of our tenants and consequently us.

Real properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Also, we may acquire real properties that are subject to contractual “lock-out” provisions that could restrict our ability to dispose of the real property for a period of time.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property.

Real property investments made outside of the United States will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

We anticipate acquiring properties in markets outside the United States to the extent that opportunities exist that may help us meet our investment objectives. International investments and operations generally are subject to various political and other risks that are different from and in addition to those for U.S. investments and operations. To the extent that we invest in real property located outside of the United States, in addition to risks inherent in the investment in real estate generally discussed in this prospectus, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements such as the enactment of laws prohibiting or restricting the foreign ownership of property, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, laws restricting us from removing profits earned from activities within the country to the United States, including the payment of distributions, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and thus the returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

Risks Associated With Debt Financing

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We intend to finance a portion of the purchase price of real properties by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our real property assets before non-cash reserves and depreciation. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Instability in the debt markets may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times, which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace Insight Green REIT Advisor, LLC as our advisor. In addition, loan documents may limit our ability to replace the property manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms and to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity will be uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property financed or other properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property financed or other properties at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. If we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

Derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our real properties, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income test.

Federal Income Tax Risks

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We intend to operate in a manner designed to permit us to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we have received the opinion of Bass, Berry & Sims PLC, with respect to our qualification as a REIT. This opinion has been issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Bass, Berry & Sims PLC represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Bass, Berry & Sims PLC has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Bass, Berry & Sims PLC and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we will. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification. See “Federal Income Tax Considerations — REIT Qualification.”

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income, and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that our operating partnership were properly treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as stockholders of our operating partnership for federal income tax purposes and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above. See “Federal Income Tax Considerations — Federal Income Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

To qualify as a REIT, we must meet annual distribution requirements, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain. In addition, we will be subject to a 4% nondeductible excise tax to the extent the distributed amounts (as defined by the Internal Revenue Code) with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties, and it is possible that we might be required to borrow funds or sell assets to fund these distributions.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “gross income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received upon your reinvestment.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003 and 2006 generally reduces the maximum tax rate for certain “qualified dividends” paid by corporations to individuals to 15% through 2010. Distributions paid by REITs out of earnings and profits, however, generally will be taxed at the ordinary rates applicable to the individual recipient, rather than at the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. See “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally.”

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if (i) shares of our common stock are predominately held by qualified employee pension trusts, (ii) we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and (iii) we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	Part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•	Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See “Federal Income Tax Considerations — Treatment of Tax Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including shares of stock in other REITs, certain mortgage loans and mortgage backed securities. The remainder of our investment in securities (other than governmental securities) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities) can consist of the securities of any one issuer. No more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT— Operational Requirements — Asset Tests.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid suffering adverse tax consequences, including potentially losing our REIT status. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction that we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% Income Test or the 95% Income Test. To the extent that we enter into other types of hedging transactions, however, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See “Federal Income Tax Considerations — Operational Requirements — Gross Income Tests.” As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through taxable REIT subsidiaries. This could increase the cost of our hedging activities because any taxable REIT subsidiary that we may form would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in taxable REIT subsidiaries will generally not provide any direct tax benefit to us.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Foreign investors may be subject to FIRPTA on the sale of common shares if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. stockholders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Dispositions of Our Common Stock.”

ERISA Risks

If our assets are deemed to be ERISA plan assets, our advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. If our advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in our common stock.

If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself that:

•	Your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	Your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	Your investment will not impair the liquidity of the plan or IRA;

•	Your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	You will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	Your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

See “ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	Our ability to effectively deploy the proceeds raised in this offering;

•	Changes in economic conditions generally and the real estate market specifically;

•	Legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	The availability of capital;

•	Interest rates; and

•	Changes to generally accepted accounting principles.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table presents information regarding our intended use of the gross and net proceeds from our primary offering and pursuant to our distribution reinvestment plan, which we refer to in this section as our “DRIP offering.” The table assumes we sell (i) the minimum of $2,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering, (ii) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to the DRIP offering, and (iii) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and $150,000,000 in shares of our common stock pursuant to the DRIP offering. Shares of our common stock will be offered in our primary offering to the public at $10.00 per share and issued pursuant to our DRIP offering at $9.50 per share. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire $1,500,000,000 in our primary offering or the entire amount of $150,000,000 pursuant to our DRIP offering. Raising less than the full $1,500,000,000 in the primary offering or the full $150,000,000 pursuant to our DRIP offering will alter the amounts of commissions, fees and expenses set forth below. We expect that approximately 88.1% of the proceeds of the $1,650,000,000 offering will be used for investments, while the remaining 11.9% will be used to pay expenses and fees.

The amounts in the table assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering. The sales commission and, in some cases, all or a portion of our dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, our dealer manager fee, the servicing fee for shares of our common stock sold pursuant to the DRIP offering, and our organization and offering expenses, we will use the net proceeds of the offering to invest in real properties and to pay the ongoing fees set forth in the tables below. While we do not intend to use proceeds of this offering to pay distributions to our stockholders, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions without limit, including proceeds from this offering or the proceeds from the issuance of securities in the future. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

					Maximum Primary
	Minimum Primary		Maximum Primary		Offering and DRIP
	Offering		Offering		Offering(9)
	Amount	%	Amount	%	Amount	%

Gross Offering Proceeds	$2,000,000	100.0%	$1,500,000,000	100.0%	$1,650,000,000	100.0%
Less Offering Expenses:
Sales Commissions(1)	140,000	7.0	105,000,000	7.0	105,000,000	6.36
Dealer Manager Fee(1)	60,000	3.0	45,000,000	3.0	45,000,000	2.73
Issuer Organization and Offering Expenses(2)(3)	60,000	3.0	10,082,640	0.7 (2)	10,082,640	0.61

Net Proceeds(4)	$1,740,000	87.0%	$1,339,882,640	89.3%	$1,489,882,640	90.3%

Less:
Acquisition Fee(5)(6)(7)	35,000	1.8	26,700,000	1.8	29,700,000	1.8
Acquisition Expenses(7)	8,750	0.4	6,675,000	0.4	7,425,000	0.4
Working Capital Reserve(8)	—	—	—	—	—	—
Estimated Amount Available for Investments(6)	$1,696,250	84.8%	$1,306,507,640	87.1%	$1,452,773,240	88.1%

(1)	The purchase price for shares of our common stock sold in the primary offering includes a sales commission equal to 7.0% of gross offering proceeds (which commissions may be reduced under certain circumstances for volume or other discounts) and a dealer manager fee equal to 3.0% of gross offering proceeds, both of which will be payable to our dealer manager. Our dealer manager, in its sole discretion, may reallow all or a portion of the sales commission attributable to the shares of our common stock sold by other broker-dealers participating in this offering to them and may also reallow a portion of its dealer manager fee for reimbursement of non-accountable marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of shares of our common stock sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and the amount of expenses incurred.

(2)	While our advisory agreement provides that we may reimburse our advisor for cumulative organization and offering expenses, including issuer organization and offering expenses and bona fide due diligence expenses included on a detailed and itemized invoice, up to 3.0% of the gross proceeds from our primary offering (not to exceed actual expenses incurred by our advisor), we expect that our organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds we raise in the offering increases. If we raise the maximum offering amount, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be approximately $10,082,640, or 0.7% of the gross proceeds from our primary offering. However, if we were to reimburse the maximum amount permitted, our organization and offering expenses would be $45,000,000, and the amount available for investment, excluding funds raised through our distribution reinvestment plan, would be $1,272,000,000, or approximately 84.8% of the gross proceeds from our primary offering.

(3)	Issuer expenses consist of reimbursement of, among other items, the cumulative cost of issuer expenses such as legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing and direct expenses of its employees while engaged in registering and marketing the shares of our common stock. Our advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses, other than the sales commission and our dealer manager fee, to the extent they exceed 3.0% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(4)	Until substantially all of the net offering proceeds are invested in connection with the acquisition and development of real properties and, thereafter, our working capital reserves, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments including but not limited to government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and other authorized investments as determined by our board of directors. The number of real properties we are able to acquire or develop will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from the DRIP offering are used to redeem shares under our share redemption program, the extent to which we incur debt or issue common units in order to acquire or develop real properties and the purchase price of the real properties we acquire or develop.

(5)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of real properties. We will pay acquisition fees equal to 2.0% of the cost of all real estate investments we acquire. Our advisor has agreed to waive the acquisition fees for any property we acquire from any Insight Real Estate affiliate.

(6)	The amounts in this table assume there is zero leverage in the portfolio and the proceeds from this offering are fully invested. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the DRIP offering. In the event we incur debt or issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties, or if we were unable to fully invest the proceeds from this offering, then the acquisition fees could change.

(7)	Includes amounts anticipated to be invested in real properties, including other third party acquisition expenses that are included in the total acquisition costs of the real properties acquired. For real properties that are not acquired these costs are expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the real property is actually acquired. Acquisition expenses as a percentage of a real property’s contract price vary. However, in no event will total acquisition fees and acquisition expenses on a real property exceed 6.0% of the contract price of the real property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract price of all real properties acquired by us.

(8)	We do not anticipate establishing a general working capital reserve out of the proceeds from this offering; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by operating real properties or out of net sale proceeds in non-liquidating sale transactions.

(9)	Neither the sales commission, our dealer manager fee nor the reimbursement of organization and offering expenses will be paid on shares of our common stock issued pursuant to our distribution reinvestment plan.

GREEN BUILDING OVERVIEW

Background

The green building movement has gained tremendous momentum as the environmental, human health and financial benefits of integrating “sustainable” or “green” practices into the construction and operation of buildings has been widely recognized. Green initiatives have been undertaken on an increasingly frequent basis with respect to office buildings, retail buildings, hotels, warehouses, healthcare facilities, apartments, educational facilities, courthouses, houses and numerous other types of assets.

Characteristics of a Green Building

The green building concept is used to describe “high-performance” buildings that use resources more efficiently than traditional buildings through their design, material selection, water conservation, waste reduction and energy conservation. Green buildings are intended to enhance the comfort, performance, profitability and productivity of their occupants while reducing the overall negative impact on the environment. Building or converting buildings to be “green” provides an opportunity to use resources efficiently while creating healthier buildings that improve human health, foster a better environment and provide cost savings.

Key Elements of Building Green

Standards for green buildings have evolved over time and continue to vary depending to some degree on the party conducting the assessment. Nevertheless, there is a general consensus regarding the basic guidelines for green buildings, which generally involve an evaluation of the building’s sensitivity to the following factors:

•	Resource and energy conservation;

•	Impact on occupants’ health and productivity; and

•	Impact on the environment and the world at large (such as global warming).

Green building is an integrated approach to creating a property covering everything from the selection of a site and materials to the operation and maintenance of the property. As detailed by the California Integrated Waste Management Board, the factors listed below are integral to green building practices.

Site Selection.  Proper site selection is the first step in building green. Proper site selection can have a substantial impact on the local environment as well as on the world at large. Green builders are encouraged to protect and retain existing landscaping and natural features, such as wetlands. Ideally, green buildings are also located at sites well suited to take advantage of mass transit.

Efficient Materials.  Green building also includes use of sustainable construction products and materials. Sustainable construction materials and products include characteristics such as reused and recycled content, zero or low off-gassing of harmful air emissions, zero or low toxicity, sustainably harvested materials, high recyclability, durability, longevity and local production. Such products promote resource conservation and efficiency. Using recycled-content products also helps develop markets for recycled materials that are being diverted from landfills. Green standards encourage reuse and recycling of construction and demolition materials and incorporate into their design adequate space to facilitate recycling collection.

Energy Efficiency.  Passive design strategies can dramatically affect building energy performance. These measures include building shape and orientation, passive solar design and the use of natural lighting. Green guidelines encourage builders to develop strategies to provide natural lighting, use properly sized and energy-efficient heat and cooling systems in conjunction with thermally efficient building shells, maximize light colors for roofing and wall finish materials, use minimal glass on east and west exposures and incorporate alternative and renewable energy sources.

Water Efficiency.  Green buildings minimize wastewater by using water conserving fixtures and micro-irrigation (which excludes sprinklers and high-pressure sprayers) to supply water in non-turf areas. Guidelines also encourage the use of recirculating systems for centralized hot water distribution and state-of-the-art irrigation controllers and self-closing nozzles on hoses.

Occupant Health and Safety.  Studies reveal that buildings with good overall environmental quality can reduce the rate of respiratory disease, allergy, asthma, sick building symptoms (in which building occupants experience acute health and discomfort that appears to be linked to time spent in a building) and enhance worker performance. Green guidelines promote the use of construction materials and interior finish products with zero or low emissions to improve indoor air quality as well as adequate ventilation and a high-efficiency, in-duct filtration system. Selection of materials resistant to microbial growth is also important in preventing indoor microbial contamination.

Building Operation and Maintenance.  Green building measures cannot achieve their goals unless they work as intended. Building commissioning includes testing and adjusting the mechanical, electrical and plumbing systems to ensure that all equipment meets design criteria. It also includes instructing the property management staff on the operation and maintenance of equipment. Over time, optimal building performance can be assured through measurement, adjustment and upgrading. Proper maintenance ensures that a building continues to perform as designed and commissioned.

Green Organizations and Rating Systems

Properties must meet guidelines established by environmental rating systems in order to be recognized as green. A number of organizations around the world have developed green building rating systems to objectively evaluate the energy and environmental performance of properties. Participation in these programs is generally voluntary. Among the oldest and most widely used environmental rating systems are the Leadership in Energy and Environmental Design (LEED®) Green Building Rating Systemtm, and the U.S. Dept of Energy’s Energy Startm rating system developed in the United States, and the Building Research Establishment Environmental Assessment Method (BREEAM), which originated in the United Kingdom. A number of other global and regional programs have also been implemented that can be applied in conjunction with or separately from these programs, examples of which are described below.

Leadership in Energy and Environmental Design (LEED®)

The Leadership in Energy and Environmental Design (LEED®) Green Building Rating Systemtm is a consensus-based program that provides guidelines for the certification of green buildings. The United States Green Building Council, or USGBC, a non-profit industry organization, approved the original version of the LEED rating system in late 1998 and implemented the program in 2000. LEED standards are continuously refined via an open member consensus-based process, and LEED has developed into one of the leading systems for the design, construction and certification of green buildings in the United States and worldwide.

The LEED rating system has different rating programs for different segments of the market. Current programs are available for the rating of: New Construction, Existing Buildings: Operations and Maintenance, Core & Shell (for owners that are not responsible for the interior design and fit-out of a building project), Commercial Interiors, Schools, Homes and Neighborhood Developments. Pilot programs have been established for Health Care and Retail properties. The initial step in the LEED rating process is to register the project to determine if it is a viable candidate for LEED certification. Under the LEED rating system, participants must meet prerequisites and obtain a minimum number of design and performance credits to obtain green certification. Credits and prerequisites are divided into six categories:

•	Sustainable Sites;

•	Water Efficiency;

•	Energy & Atmosphere;

•	Materials & Resources;

•	Indoor Environmental Quality; and

•	Innovation & Design Process.

Credits will be granted when a property is located near public transportation, has secure bicycle storage, uses high-efficiency irrigation technology, uses local building materials or falls within certain other enumerated performance categories believed to positively impact occupant health and the environment. Depending on the number of credits obtained, a project will be awarded one of four progressive levels of certification: Certified, Silver, Gold or Platinum. As of January 2009, LEED had certified nearly 2,122 and registered 17,450 commercial projects.

ENERGY STAR Labeling Program

A voluntary labeling program known as the ENERGY STAR program has emerged as a system of identifying products and properties that are energy-efficient and reduce greenhouse gas emissions. The United States Environmental Protection Agency, or EPA created the ENERGY STAR program, which is now jointly administered with the United States Department of Energy, and established strict energy efficiency guidelines that participants must meet to receive an ENERGY STAR label. The ENERGY STAR label can be found on major appliances, office equipment, lighting, home electronics and other qualifying products. Although the ENERGY STAR label is commonly associated with energy-efficient products, the EPA has extended the ENERGY STAR label to cover new homes and commercial and industrial buildings. The efficiencies generated through the use of ENERGY STAR products also provide greater opportunities for properties to achieve credits under the LEED rating system.

Building Research Establishment Environmental Assessment Method (BREEAM)

The United Kingdom-based Building Research Establishment created the Building Research Establishment Environmental Assessment Method, or BREEAM, in 1990. This system is designed to analyze the environmental performance of both new and old buildings. BREEAM became the first environmental assessment tool to be used internationally. Although the first two versions of BREEAM covered only offices and homes, any type of building can now be assessed using one of eleven current versions of the system. Criteria vary depending on building type, but in general the system awards credits based on environmental impacts a project has in the following categories:

•	Management;

•	Health and well being;

•	Energy use;

•	Transport;

•	Water (consumption and efficiency);

•	Materials;

•	Land use and ecology; and

•	Pollution (air and water).

Buildings are then rated on a scale of pass, good, very good or excellent, and a certificate is awarded. The BREEAM system continues to be widely used in the United Kingdom and is the benchmark for programs that have been developed in New Zealand, Australia and Canada. Moreover, buildings outside the United Kingdom can be assessed using the BREEAM International version of the system. As of February 2010, nearly 116,000 buildings have been certified and 714,000 buildings have been registered using BREEAM.

Other International Environmental Rating Systems

As the green building movement progresses, additional environmental assessment programs and rating systems are being tested and implemented in countries around the world. Canada and India have developed their own LEED systems, while in Japan the Comprehensive Assessment System for Building Environmental Efficiency, also referred to as CASBEE, gives rated buildings a single numerical value based on performance across different categories. The HK Beam Society in Hong Kong has established the Building Environmental Assessment Method, also referred to as the BEAM, which is another comprehensive standard for evaluating new and existing building developments.

In addition to the programs being developed in individual countries, global initiatives have been launched in an effort to standardize the assessment of green properties. Most notably, the Sustainable Building Challenge, a collaborative effort of over 20 countries, developed the SBTooltm (formerly the GBTooltm) software as part of its commitment to developing a global standard for environmental assessment. This tool is administered by the International Initiative for a Sustainable Built Environment, or iiSBE. This tool enables users from different countries to adjust the weightings of various criteria to suit their local climate and construction practices. Since its’ inception, the SBTooltm has been expanded to address social and economic considerations as well as urban/planning issues. The Sustainable Building Challenge continues to focus on assessing benchmarks and standardized techniques that will be needed to implement an international system.

Regional Green Rating Systems in the United States

Although the LEED rating program has been at the forefront of the green movement in the United States, some state and local governments have also adopted other environmental rating systems that encourage green building. Examples of regional guidelines implemented to date include New York City’s High Performance Building Guidelines, Pennsylvania’s Guidelines for Creating High Performance Green Buildings, Colorado’s Built Green Colorado program and Austin, Texas’s Energy Green Building program.

Benefits of Building Green

Green buildings are known to create healthier work, learning and living environments through increased natural light, improved air quality and well-designed spaces that support the needs of their occupants. The financial benefits of green buildings include lower energy, waste disposal and water costs, lower environmental and emissions costs, lower operations and maintenance costs and savings from increased productivity and health of their occupants. While advantages such as water conservation and energy efficiency are easily measurable, other benefits such as health and productivity improvements are less quantifiable, though potentially more lucrative.

Many green building measures can be incorporated into a property with minimal increased up-front costs, particularly when a green building has an integrated design approach implemented at the project’s start. Moreover, even in instances in which a green building has greater up-front costs than a comparable conventional building, savings may be achieved through lower operating costs over the period during which the building is operational.

Green Buildings continue to gain in popularity among corporate and end-users as well. The following chart depicts the current perception that actual users of space in commercial buildings have regarding high performance or “green” buildings. The demand for healthier environments appears to be gaining among corporate users worldwide.

Industry Player	Business Benefits from Green Building

Global Construction Players	• 56% report rapid growth	• 86% report growth
Corporate Leaders	• Market Differentiation	• 52% think green provides market differentiation
	• Operating Cost Decrease	• 58% report expectation of lower operating costs
	• Innovation	• 57% think green fosters innovation
	• Financial Performance Impact	• 31% believe green contributes to the bottom line
School Administrators and Facility Managers	• Operating Cost Decrease	• 11%
	• Building Value Increase	• 6%
	• Energy Cost Savings	• 14%
Healthcare Owners	• Energy Cost Savings	• 10%
	• Patient Recovery Rates	• 47% report expectation of faster recovery rates;
• 8% report faster recovery
Homeowners	• Energy Cost Savings	• 18%
	• Water Bill Savings	• 18%

Source: Global Green Building Trends SmartMarket Report, McGraw-Hill Construction (2008); The Greening of Corporate America SmartMarket Report, McGraw-Hill Construction, 2007; Education Green Building SmartMarket Report, McGraw-Hill Construction, 2007; Healthcare Green Building SmartMarket Report, McGraw-Hill Construction, 2007; The Green Home Consumer SmartMarket Report, 2008.

Construction Benefits

Green properties offer various construction, maintenance and operational advantages. Some of the advantages result from the types of materials used. Green or sustainable projects often use salvaged and recycled products. They take advantage of natural products and avoid products or chemicals that are toxic or produce harmful emissions. The production and use of these materials means less energy consumption and pollution and provides health benefits for the building’s occupants. In addition, certain green buildings take advantage of products that exhibit exceptional durability or low maintenance requirements, such as fiberglass windows and slate shingles. In such instances, the buildings benefit from long-term cost savings through decreased operational and maintenance requirements over time, as well as reduced vulnerability from potentially volatile market prices for raw materials.

Energy, Water, Waste and Operational Savings

Some of the more quantifiable benefits of green buildings include energy savings, reduction of waste and decreased water use. According to the U.S. EPA, residential and commercial buildings accounted for 72 percent of total U.S. electricity consumption in 2006 and this number is expected to rise to 75% by 2025. A report by Turner & Frankel, entitled: “Energy Performance of LEED for New Construction Buildings, 2008” states that the energy use of the average LEED building is 25-30% better than the national average. Aaron Binkley notes in his 2007 study, “Real Estate Opportunities in Energy Efficiency and Carbon Markets,” that real estate properties are the largest sector emitter of greenhouse gases in the United States, with 43% of all annual emissions attributable to building construction and maintenance. Therefore, green buildings that reduce both tenants’ and owners’ vulnerability to fluctuating energy prices are projected to be highly desirable.

Water conservation is also an important component of the green building movement. Water conservation can be accomplished outdoors through efficient landscape and irrigation designs, and indoors with efficient appliances and leak detection. According to the USGBC, the cost savings to green buildings from more efficient water use range from 30% to 50%. According to the 2009 Green Building Market and Impact Report,

15.2 billion gallons of water have been saved to date as a result of LEED projects pursuing water efficiency. This comprises 0.5% of annual non-residential water use. By 2020 this figure is expected to approximate 575 billion, or 15.5% of annual non-residential water. This number will more than double again by 2030.

Total Water Savings
(in Billions of Gallons)

Green Building Market and Impact Report 2009

In addition, waste reduction through reuse and recycling can produce cost savings for green properties. In particular, the USGBC has calculated financial savings relating to waste disposal to be between 50% and 90% in green buildings.

Overall, reduced operating costs in green buildings that result from efficient use of natural resources and building materials can generate increased cash flow, which we believe will contribute to our ability to meet our investment objectives and make distributions to our stockholders.

Increased Health and Productivity

Recognition regarding the impact indoor air quality can have on health and productivity is increasing. In particular, poor indoor air quality in buildings has been linked to significant health problems such as asthma, allergies, sick building syndrome and other respiratory ailments. Poor indoor air quality impacts productivity, absenteeism and owner liability. The Green Building Market and Impact Report 2009 estimates the green building benefits from LEED, to be a conservative range of 1%-2% productivity increase in “built-to” and LEED- certified projects, respectively, from the aggregate of the indoor environmental quality measures rewarded by LEED. The Report continues to elaborate:

“We calculated that at least 580,000 employees are currently enjoying improved indoor environments in LEED buildings. We believe that our productivity estimates understate the true benefits of green, particularly in light of recent research by the University of San Diego on LEED and Energy Star certified buildings, as well as that done by CB Richard Ellis (CBRE) on LEED and BREEAM certified projects internationally. The San Diego study of 5,000 tenants in 124 buildings found that for tenants self- reporting higher productivity and fewer sick days taken, these increases were approximately 6%.”

Attributes of green buildings that promote healthier work environments include better ventilation and thermal comfort, better lighting quality and lower emissions. An example of these human resources benefits is the case study described in the September 2006 Green Building News report “Green Building Macro Trends for Commercial Real Estate,” which found that PNC Bank experienced a 30% reduction in staff turnover after moving into its new LEED Silver Operating centre. Similarly, the November 2006 Building Design + Construction “Green Buildings and the Bottom Line” reported studies that link the ability to exercise control over temperature to performance gains ranging from 0.2% to 7% and improved lighting to improvements in productivity of between from 0.7% and 23%. These statistics are not surprising given that one of the biggest building occupant complaints is temperature.

The increased health and productivity offered by green buildings is contributing to the increasing demand for green space. We believe that owning a portfolio of green properties that provide these advantages will increase our ability to attract and retain commercial tenants who recognize the financial and health benefits of such buildings. As such, we believe that we will be able to benefit from the premiums that can be and currently are being charged for renting space in green buildings, which will allow us to maximize income from our portfolio for distributions to stockholders.

Growth of the Green Building Industry

As evidence of the health and productivity benefits of green buildings has increased, so has demand for such space. Taking an average of the number of employees affected by various features of green buildings, we calculated that at least 580,000 employees are currently enjoying improved indoor environments in LEED buildings. Presuming that LEED floor space — particularly LEED EB — continues to grow through the next 10 to 15 years, the “green building workforce” is expected to approach 29 million by 2020, becoming almost 64 million strong by 2030. According to McGraw Hill’s Green Outlook 2009 Key Market Intelligence, green building has grown in spite of the market downturn. Green seems to be one area of construction insulated by the downturn, and we expect green building will continue to grow over the next five years despite negative market conditions to be a $96-$140 billion market.

Perceived Benefits of Nonresidential
Green Building over Time
according to Overall AEC/O Community

	2005	2008

• Decreased Operating Costs	8-9%	13.6%
• Increased Building Values	7.5%	10.9%
• Improvement in ROI	6.6%	9.9%
• Increased Occupancy	3.5%	6.4%
• Rent Rise	3.0%	6.1%

Source: McGraw-Hill Construction 2008

We expect the growth of the green building industry will lead to greater demand for conversion of existing buildings to meet green standards. Our investment strategy is focused on increasing the supply of quality green buildings for lease in order to benefit from the increasing demand by corporate users and other occupants for green space. The bottom line of green is black, an estimated $230 million to $450 million has already been saved through added productivity of the “green building workforce.” Given continued growth in green buildings, we expect this number to grow significantly in the future: reaching between $11 billion and $22 billion by 2020, and totaling between $25 billion and $49 billion by 2030.

Federal, Regional and International adoption of LEED

The LEED rating system is the green building standard used by federal agencies and many state and local governments nationwide. According to CB Richard Ellis’s “Green Downtown Office Markets: A Future Reality,” over 65 local governments have made a commitment to LEED standards in building design and construction for public buildings. In 2006, the General Services Administration, or the GSA, and the EPA each adopted a new requirement that all new buildings must achieve a minimum of LEED Silver and LEED Gold, respectively. The GSA’s policy will have a significant impact on promoting the green building industry since the GSA alone owns and operates more than 340 million square feet of federal office space.

The government’s promotion of green building is paralleled by a growth in the USGBC itself. Since 2000, the USGBC has experienced a ten-fold increase in membership. LEED projects have been implemented in all 50 states and 41 countries, including Canada, Brazil, Mexico and India. According to the USGBC, as of January 2009, LEED had certified nearly 2,122 and registered 17,450 commercial projects.

Source: USGBC, through 1/31/2009

Number of Localities with Green Building Policies from 2005 to 2008

(organized by states with the largest number of local governments involved)

State	2005	2008	Change

California	22	41	+19
New York	2	11	+9
Maryland	1	8	+7
Arizona	2	7	+5
Texas	2	7	+5
Colorado	1	6	+5
Florida	2	6	+4
Georgia	2	6	+4
Washington State	4	5	+1
Illinois	3	4	+1
Massachusetts	4	4	—
Michigan		4	+4
Missouri	1	4	+3
North Carolina	1	4	+3
Ohio	2	4	+2
Oregon	1	4	+3
Connecticut	1	3	+2
New Jersey	2	3	+1
Pennsylvania		3	+3
Virginia	2	3	+1
Maine		2	+2
New Hampshire		2	+2
Tennessee		2	+2
Utah	1	2	+1
Alaska		1	+1
Arkansas		1	+1
District of Columbia		1	+1
Hawaii	1	1	—
Kansas		1	+1
Minnesota		1	+1
Mississippi		1	+1
New Mexico		1	+1
South Carolina		1	+1
West Virginia		1	+1
Wisconsin		1	+1

TOTAL	57	156

Costs of Green Buildings

Recent data has indicated that the premium associated with green construction as compared with traditional construction costs was overestimated, particularly as the design and construction industry become more familiar with LEED requirements and procedures. The cost difference between traditional and green buildings is even less noticeable once a green building template has been developed and a contractor has some green building experience. According to the July 2005 article “PNC Bank and the Paradox of Green Retail,” featured in the Environmental Design and Construction magazine, PNC Bank’s green bank prototype is built for $150,000 less than competitors’ non-green branches, delivered four to six weeks faster, and consumes 40% less energy than a typical bank branch. A July 2007 report by Davis Langdon titled “Cost of Green Revisited: Reexamining the Feasibility and Cost Impact of Sustainable Design in the Light of Increased Market Adoption,” also demonstrates that green buildings can be constructed without a cost premium. The Langdon study compares construction costs of buildings for which LEED certification was a primary goal against construction costs for similar buildings where LEED certification was not considered in the building design. The author examined over 221 buildings and found that variability in the costs for buildings was primarily the result of project or program type rather than whether a building was green or not green. These findings are further bolstered by the discussion of green downtown office markets in CB Richard Ellis’s “Green Downtown Office Markets: A Future Reality,” which indicates that building costs at the Certified and Silver levels of the LEED rating system are no greater than construction costs for traditional buildings, and buildings at the Gold and Platinum levels cost only one to five percent more to construct. Moreover, additional construction costs associated with green buildings are typically offset by operational savings within one to two years of a building’s life cycle.

Long-Term Resale Gains

Green buildings possess an enhanced marketability when compared with traditional buildings due to factors such as energy efficiency, comfort and indoor air quality. Recent reports reflect rental premiums of up to 3% for green properties as compared with similar traditional properties, while commercial properties have been sold at premiums reflecting their green characteristics. For example, USAA Realty Company’s La Paz Office Plaza in Orange County, California experienced an increase in market value of $0.80 per square foot, a $1.5 million increase, attributable to its investments in energy efficiency measures and lower-priced power procurements. CBRE found that certified green buildings showed an income increase of 6% through a combination of higher occupancy and higher rents. When capitalized at prevailing rates, this increase was found to increase building value an average of $5 million. Tax credits, zoning allowances and other benefits are regularly granted by state and local governments for buildings that conform to green standards, thereby increasing their resale value. Insurance companies, investors and major lenders are also taking note of shifts in the green building industry. In the private sector, insurance companies have recently begun providing incentives for policies on green properties. Investors are also starting to pay attention to environmental and green building issues. In 2004, CalPERS, the United States’ biggest pension fund manager, adopted an Energy Efficiency Plan that mandates a 20% reduction in energy use for its core real estate portfolio within five years, partly through green building practices.

The lower operating and maintenance costs associated with green buildings, cost-saving incentives for constructing, owning and maintaining green properties and premiums associated with sales of green properties are attractive factors that we expect will contribute to the continued growth of the green building industry. As both corporations and individuals become increasingly aware of the health benefits and cost savings associated with green properties, we expect that the appeal and marketability of green buildings will increase. The high performance qualities that make green properties command a premium in the competitive real estate market will also contribute to our ability to realize appreciation in our portfolio during the period in which we own our properties.

INVESTMENT OBJECTIVES, STRATEGY AND POLICIES

Investment Objectives

Our primary investment objectives are:

•	To preserve, protect and return stockholders’ capital contributions;

•	To pay regular cash distributions to stockholders; and

•	To realize capital appreciation upon the ultimate sale of our properties.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. We cannot change our investment objectives without the approval of our stockholders.

Within our investment policies and objectives, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our independent directors. Our investment committee will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds.

Investment Strategy

Our investment strategy is to own a diversified portfolio of environmentally-friendly or green real properties. We intend to invest primarily in properties that do not have green certifications and improve their environmental and economic performance, thereby allowing us to obtain green certifications. We will seek investments that produce current income and have the potential for future value appreciation. Our advisor will have primary responsibility for implementing our investment strategy and will actively monitor and manage our overall portfolio to achieve diversification of green building investments across multiple dimensions, including:

•	Real property sectors (such as office, retail, multifamily, industrial, educational facilities, hotels and others);

•	Geographic markets; and

•	Diversified tenant profiles and lease terms.

The supply and demand for green buildings has expanded dramatically over the past ten years and is expected to accelerate as the financial and health benefits of such buildings become more widely recognized. We believe that by converting buildings in order to obtain green certification, we will be able to benefit from the growth potential of this burgeoning sector of real estate as a result of operational savings that can be realized through inherent efficiencies of green properties, heightened demand by corporate users and other occupants for green space and opportunities for greater value growth in our investments due to resale premiums associated with these types of properties.

We will seek a variety of property types, including office buildings, retail buildings, hotels, industrial buildings, educational facilities, healthcare facilities and apartments. Because the green building movement is gaining momentum both in the United States and abroad, we believe an investment strategy that includes properties located both in the United States and outside the United States is a key element of diversifying our portfolio. We anticipate that the majority of our real property investments will be made in the United States. However, we may also invest on a limited basis in properties located in Hong Kong, Singapore, Canada and other countries where green development is established or emerging.

We believe that a diversified investment portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated investment portfolio. Most real estate markets are cyclical in nature, and therefore we believe that a diversified investment strategy will allow us to more effectively deploy capital into sectors and geographies where the underlying investment fundamentals are relatively strong and away from sectors where fundamentals are relatively weak. In addition, we believe that a diversified tenant base, achieved by investing in multiple real property sectors, may mitigate the economic impact associated with a single tenant or type of tenant potentially defaulting under its leases. However, there is no assurance that we will be successful in creating a diversified portfolio or that such a portfolio will provide greater benefits to stockholders than a portfolio that is more concentrated in any particular property type.

Green buildings offer strong tenant retention and attraction, as well as lower operating costs, as reported in the 2007 CB Richard Ellis Report: “Green Downtown Office Markets: A Future Reality.” We believe that there will be a significant opportunity in our ability to offer services, including design-build through our Green Advisory Council and financing to enable our tenants to achieve tenant-improvement (LEED for Commercial Interiors) certification. However, not all of our green buildings will require commercial interior certification, and in such buildings, the failure of tenants to maintain green criteria will not adversely impact the building’s green certification. Thus, we will not require that all of our tenants build out or operate their leased space in compliance with green certification requirements for interior premises. Where applicable, we may engage the businesses that members of our Green Advisory Council represent to advise our tenants how to build out their leased space in environmentally-friendly ways, help finance their green improvements and teach them best practices for incorporating sustainability in their corporate environments. Providing these services to our tenants directly or through our affiliation with Green Advisory Council members will enable us to generate higher rental income from our properties and will provide greater tenant attraction and retention. We will select a party to provide services in a specified category based on an assessment of the knowledge, capacity and skills of a party and whether such party can provide the services at a competitive rate. Green tenant finishes make traditional commercial spaces less of a commodity and more closely identified with the entity that occupies the space.

We generally intend to utilize a long-term buy and hold strategy for properties within our portfolio, which will primarily consist of (1) “core” or “core plus” properties that have significant operating histories and existing leases whereby the majority of the total investment return is expected to be derived from current income and (2) “value-added” opportunities that arise in circumstances where a real property may be situationally undervalued or where product re-positioning, capital expenditures and/or improved property management may increase cash flows, and where the total investment return is generally expected to have a relatively larger component derived from capital appreciation. Furthermore, we may also pursue a generally smaller number of “opportunistic” real property investments in various stages of development or which may have a significant portion of the total investment return derived from capital appreciation. We believe there will be significant opportunities to capitalize on value-added benefits in the green building industry by converting non-green buildings into green buildings. In such instances, the incremental costs of employing green standards can be generally offset by operational savings within a period of only a few years. The achievement of any such savings would lead to potential appreciation in the property’s value for resale and ultimately an increase the cash available for distribution to our stockholders.

Our advisor will have substantial discretion with respect to the selection of real property investments. In determining the specific types of direct real property investments to make, our advisor will utilize the following criteria:

•	Suitability for conversion to meet, or improvement of ratings under, established green rating standards;

•	Degree of conformity with applicable national or regional green rating standards;

•	Long-term potential to generate operational savings and value appreciation as a result of efficient design, energy conservation, waste reduction, water conservation and other environmental benefits;

•	Diversification benefits relative to the rest of the real property assets within our portfolio;

•	Broad assessment of macro and microeconomic, employment and demographic data and trends;

•	Regional, market and property specific supply/demand dynamics;

•	Credit quality of in-place tenants and the potential for future rent increases;

•	Physical condition and location of the property;

•	Market rents and opportunity for revenue and net operating income growth;

•	Opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors; and

•	Additional factors considered important to meeting our investment objectives.

The board of directors intends to delegate to its investment committee the authority to approve all real property acquisitions and developments, for purchase price or total project cost up to $40,000,000 including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions and developments, including portfolio acquisitions and developments, for a purchase price or total project cost greater than $40,000,000, including the financing of such acquisitions and developments.

We are not specifically limited in the number or size of real properties we may acquire, or on the percentage of the net proceeds from this offering that we may invest in a single real property or real property type. However, we may not invest in excess of 10% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties that are not expected to produce income within two years of their acquisition. The specific number and mix of real properties we acquire will depend upon real estate market conditions, other circumstances existing at the time we are acquiring our real properties and the amount of proceeds we raise in this offering.

Neither we nor our advisor have presently identified, acquired or contracted to acquire any real property or real estate related investments. We will supplement this prospectus during the offering period in connection with the acquisition of real estate investments.

Investment Decisions and Asset Management

Our advisor’s management team believes that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, our advisor has developed a disciplined investment approach that combines the experience of a team of real estate professionals and green experts with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. This approach also includes active and aggressive management of each asset acquired. Our advisor believes that active management is critical to creating value. Our advisor will also develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sale date to each asset we acquire prior to its purchase as part of the original business plan for the asset. Our advisor will then continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell the asset.

Our advisor’s management team, Messrs. Hannah and Skibo, average over 20 years of real estate experience. Each of them has experienced multiple real estate cycles in their careers. These seasoned professionals have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing, property management and portfolio management.

In an effort to both identify suitable investment opportunities and enhance the performance of those investments, our advisor will utilize a market-focused structure. Asset managers will typically be responsible for investments in only a few markets, which allows them to have in-depth knowledge of each market for which they are responsible. This focus also allows the asset managers to establish networks of relationships with each market’s leasing and investment brokers and owners. We believe that a regionally aligned organizational structure that emphasizes local market knowledge provides better investment selection at acquisition, quicker lease-up of vacant space, better investment operating performance and more timely execution of a sale.

To execute our advisor’s disciplined investment approach, a team of our advisor’s real estate professionals will take responsibility for the business plan of each investment. The following practices summarize our advisor’s investment approach.

•	Green Advisory Council — Our board and our advisor will utilize the green expertise of the Green Advisory Council to stay at the forefront of developments in the green area and to assist our management in evaluating investments under green building criteria. The Green Advisory Council will also provide us with a network of relationships with businesses focused on the specialized green building sector, which may allow our tenants to receive value-added services targeted to operating their leased space to achieve the maximum benefits available operationally.

•	National Market Research — The investment team extensively researches the acquisition and underwriting of each transaction, utilizing both “real time” market data and the transactional knowledge and experience of our advisor’s network of professionals.

•	Underwriting Discipline — Our advisor follows a tightly controlled and managed process to examine all elements of a potential real estate investment, including its location, income-producing capacity, prospects for long-range appreciation, income tax considerations and liquidity. Only those real estate assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

•	Risk Management — Risk management is a fundamental principle in our advisor’s construction of our portfolio and in the management of each investment. Diversification of our portfolio by investment type, investment size and investment risk is critical to controlling portfolio-level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our advisor’s senior management continuously reviews the operating performance of investments against projections and provides the oversight necessary to detect and resolve issues as they arise.

•	Asset Management — Prior to the purchase of a property, the asset managers work closely with the regional president and the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our advisor reviews asset business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Our advisor designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Green Advisory Council

Our board and our advisor will utilize the expertise in the specialized green building sector of the Green Advisory Council. The Green Advisory Council, a board of advisors that we have assembled and will make available to our advisor, is comprised of green industry leaders in varying fields within the green sector, including architecture, business administration, law, construction management, engineering, environmental sciences, urban planning and economics. The members of the Green Advisory Council possess experience in both commercial and residential real estate development and have participated in numerous facets of the green building movement, including design, construction, landscape management, resource conservation and statistical analysis. We anticipate that the Green Advisory Council will offer insights to our advisor regarding factors that drive green investing decisions and trends in the green movement, which will help enhance our investment performance. The Green Advisory Council will play an active role in our conversion of properties in our portfolio to meet established green criteria and in assisting our advisor in managing our portfolio to ensure continued compliance with evolving green building certification criteria. Although the Green Advisory Council will serve a strategic, advisory function in connection with our advisor’s evaluation of our investments, it will not have authority to make investment decisions or to approve our real property acquisitions and dispositions. The authority to approve acquisitions and dispositions will be reserved for our board of directors.

We will also rely upon the expertise of members of the Green Advisory Council to the extent that we provide services to our tenants to assist them with meeting green standards for the use and occupancy of their leased premises. For example, we may engage the businesses that members of our Green Advisory Council represent to advise our tenants how to build out their leased space in environmentally-friendly ways, help finance their green improvements and teach them best practices for incorporating sustainability in their corporate environments. Providing such green building services to our tenants directly or through our affiliation with Green Advisory Council members will enable us to attract tenants and generate higher rental income from properties because tenants will pay a premium for available green office space that has been built to suit their preferences in locations where they can realize savings in operating and maintenance costs. We will also have greater success in retaining tenants who will be more likely to renew their leases if they have invested in a build-out of their own green space within a building. Any fees for transactions entered into with members of the Green Advisory Council or their affiliates will be determined through arm’s-length negotiations.

The following individuals are the members of the Green Advisory Council.

•	Holley Henderson is the founder of H2 Ecodesign, a consulting firm that provides LEED training workshops and consulting on green products. Prior to founding H2 Ecodesign, Ms. Henderson, who is certified by the National Council for Interior Design Qualification, worked for TVS Architects for ten years and later served as Interface Carpet’s Director of Creative Design. Ms. Henderson was also the first USGBC LEED 2.0 Accredited Interior Designer in Georgia. Ms. Henderson currently serves as a member of the National LEED Steering Committee and Management Subcommittee, the Savannah College of Art & Design Advisory Board, the International Interior Design Association Georgia Chapter and the Sustainable Advisory Council to Invista, a subsidiary of Koch Industries. Ms. Henderson also serves as a faculty member for the USGBC LEED Workshops and as the Sustainable Forum Advisor to the International Interior Design Association.

•	Angela L. Loder is a Ph.D. candidate at the University of Toronto in the Department of Geography and the Centre for the Environment, where she focuses her research on the relationship between health, well-being and perceptions of urban greening projects. Ms. Loder also has served as a consultant helping Environment Canada develop policy documents on integrating green roof policy into Ontario’s Smart Growth objectives, and as Director of Memberships at Green Roofs for Healthy Cities, a leading North American green roof industry association. Ms. Loder is currently a member of the local U.S. Green Building chapter in Chicago.

•	Michelle Dyer is a founding partner of Greenland Enterprises, LLC, a consulting firm specializing in strategic sustainability advisory services. Prior to founding Greenland Enterprises, LLC, Ms. Dyer’s work on sustainability initiatives included her work as a Senior Fellow at Second Nature, a consulting firm that advises higher education organizations on sustainability issues, and her work on carbon offset projects as a CSR & Sustainable Development Advisor for Anaconda Carbon, a consulting firm that provides assistance in assessing the commercial, environmental and sustainable development viability of renewable energy and energy efficiency projects. Ms. Dyer is an advisor for the Green Schools Alliance, an alliance of pre-kindergarten through grade 12 independent, private and public day and boarding schools whose goal is to take action on climate change and the environment. She is also a volunteer for Stratleade Sustainability Education, whose purpose is to support and promote global public education on strategic sustainable development. In addition, Ms. Dyer, as a member of SoL, The Society for Organizational Learning, participates actively in the SoL Sustainability Consortium’s Carbon Commons and Women Leading Sustainability working groups.

•	Greg O’Brien is the Senior Vice President of Transwestern Commercial Services, Atlanta, Georgia. With over 23 years of commercial real estate experience as a landlord agent, tenant representative broker, development principal and property investor and as a designated LEED Accredited Professional, Mr. O’Brien focuses his work on sustainability initiatives related to commercial real estate. Prior to the merger of Sustainable Office, LLC, which Mr. O’Brien founded, into Transwestern Commercial Services, Mr. O’Brien performed LEED Audits, Assessments and Implementation Programs for office and industrial buildings, hotels and educational facilities on behalf of Sustainable Office, LLC. In addition, Mr. O’Brien was recently named as a Founding Member of the Sustainability/Corporate Social Responsibility Community within CoreNet Global, and Mr. O’Brien is involved in the Urban Land Institute, the National Association of Industrial and Office Properties and USGBC.

•	Ray Torto, Ph.D. is the Global Head of Research of CB Richard Ellis and Principal, Chief Strategist of Torto Wheaton Research. Dr. Torto’s career spans the business, public and academic sectors. Dr. Torto began his career in the state and local governments of Massachusetts, performing in various policy and line management positions. After gaining experience in the public sector, he served as the Professor of Economics and Director of a Public Policy Institute for University of Massachusetts for 25 years. Dr. Torto is the author of four books and various articles on financial markets, real estate and tax policy.

When and if we raise a minimum of $7,100,000 of subscription proceeds in this offering, we intend to grant options to purchase 3,000 shares of our common stock to each current member of the Green Advisory Council under our long-term incentive plan. Additionally, and in our sole discretion, we will compensate members of the Green Advisory Council with a $20,000 annual retainer should such compensation be in the best interests of the Company and our stockholders.

Development and Construction of Properties

We may invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. To help ensure performance by the builders of real properties that are under construction, we intend to require a guarantee of completion at the price contracted either by an adequate completion bond or performance bond. Our advisor may rely upon the net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Our advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with our advisor or our property manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

Acquisition of Properties from Our Affiliates

Although we currently have no intention in doing so, we are not precluded from acquiring real properties, directly or through joint ventures, from our affiliates. Any such acquisitions will be approved consistent with the conflict of interest procedures described in this prospectus. See “Conflicts of Interest — Conflict Resolution Procedures.” Our advisor has agreed to waive the acquisition fees for any property we acquire from one of our affiliates.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership or participation arrangements for the purpose of obtaining interest in real properties and other real estate investments. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interest in large properties and other investments without unduly limiting the diversity of our portfolio. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments.

Our advisor will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with Insight Real Estate affiliates, but only provided that:

•	A majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction approve the transaction as being fair and reasonable to us; and

•	The investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the nature of the asset and its operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interest owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

•	Our ability to manage and control the joint venture. We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to access joint venture. We will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•	Our ability to control transfers of interests held by other partners to the venture. We will consider requiring consent provisions, a right of first refusal and/or forced redemption rights in connection with transfers.

Real Property Ownership

We will generally hold fee title or a long-term leasehold estate in the properties we acquire. We intend to acquire such interests either (a) directly through our operating partnership or through wholly-owned subsidiaries of our operating partnership, or (b) indirectly through investments in joint ventures, partnerships, or other co-ownership arrangements with the developers of the real properties, Insight Real Estate affiliates or other persons. In addition, we may purchase real properties and lease them back to the sellers of such real properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result. See “Federal Income Tax Considerations — Sale-Leaseback Transactions.”

In determining whether to purchase a particular real property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Due Diligence

Our advisor will perform a diligence review on each property that we purchase. As part of this review, our advisor will obtain an environmental site assessment for each proposed acquisition, which at a minimum will include a Phase I assessment. We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. We will also generally seek to condition our obligation to close upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	Plans and specifications;

•	Environmental reports;

•	Evidence of green registration or certification;

•	Surveys;

•	Evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	Audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders; and

•	Title and liability insurance policies.

Tenant Creditworthiness

Our advisor has developed specific standards for determining the creditworthiness of potential tenants of our real properties depending on the type of property. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our retail, office, industrial or healthcare buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.

Terms of Leases

We expect that the vast majority of the leases we enter for office, industrial and retail properties will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area and maintenance and some building repairs. In addition, we anticipate that most of our leases for office, industrial and retail properties will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments and that none of the rentals under our leases for healthcare, office or multifamily properties will be based on the income or profits of any person. Rentals due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

We anticipate that the leases we enter for hotel properties will require a fixed annual base rent plus a percentage rent. Percentage rent will likely be calculated by multiplying fixed percentages by gross room revenues and other revenues for each hotel, with certain adjustments. Base rent and percentage rents will be adjusted annually for changes in the consumer price index. We also expect that lessees will pay all costs and expenses and all utility and other charges incurred in the operation of the hotels.

Consistent with the multi-family industry, we anticipate that lease terms for our multi-family properties will be for one year or less. These terms provide maximum flexibility for us to implement rental increases when the market will bear such increases.

Our green building leases will vary both in accordance with building type and the certification level of a particular building. Where appropriate, we will incorporate sustainability requirements into our leases. Such provisions may include requirements that tenant improvements comply with green building guidelines or that specified recycling requirements be adopted. However, green building lease requirements generally will be assessed on a case-by-case basis.

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of real estate assets. We may finance the acquisition or origination of certain real estate-related investments with warehouse lines of credit and repurchase agreements. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

There is no limitation on the amount we may invest in any single improved real property or real estate related investment. However, under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds.

By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested. We may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options.

Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Real Estate Related Investments

In addition to direct investments in green real properties, we also may make investments in first mortgages or second mortgages, mezzanine loans and preferred equity investments in real estate companies, all of which we refer to as real estate related investments. We will only invest in real estate related investments to the extent that all or a majority in value of the underlying properties are green properties. We may invest singly or in portfolios of such real estate related investments and such investments may be made either directly or indirectly through investments in joint ventures, partnerships or other entities with other third party investors or affiliates of our advisor. Although we intend to invest primarily in real property, we are not limited in the number of real estate related investments we may make or the percentage of our assets that we may invest in a particular investment.

We may acquire, potentially at a discount to par, or originate loans secured by first or second priority mortgages on green properties. We may be subject to certain state-imposed licensing regulations related to commercial mortgage lenders, with which we intend to comply. However, because we are not currently a bank or a federally chartered lending institution, we are not subject to the state and federal regulatory constraints imposed on such entities. Also, because we do not intend to securitize our assets, we may be able to offer more flexible terms than commercial lenders who contribute loans to securitized mortgage pools. The first or second mortgage loans that we make or acquire may or may not have participation features.

We may also invest at different levels of a real estate asset’s capital structure by making mezzanine loans and preferred equity investments. Mezzanine loans that we make will be secured by junior liens on the property or, in appropriate cases and provided certain REIT tax law requirements are satisfied, secured by a first priority lien on the borrower’s interest in a partnership or limited liability company that owns the related property. Preferred equity investments will be purchases of preferred equity interests in partnerships or limited liability companies that own the related real property. Mezzanine loans will bear an interest rate, will be paid currently or accrued in whole or in part and generally will have a term of up to ten years. Mezzanine loans may also require fees to be paid to us by the borrower and prepayment penalties to be paid in the case of early repayment and may provide for a participation in cash flow or appreciation at maturity of the underlying property. We expect that preferred equity investments we would make would provide for a preferred return to us, would be paid currently or accrued in whole or in part and would have a mandatory redemption within ten years. These investments may also require fees paid to us by the primary owner of the asset, penalties for early redemption and a participation in cash flow or appreciation upon redemption. Some mortgage holders will not permit an owner of property secured by their mortgages to incur junior mortgages on the property. We expect that we will primarily make preferred equity investments in entities that own properties with respect to which we would make junior mortgage loans except for such prohibitions on junior mortgages. As a result, those preferred equity investments would have economic terms, such as those described above, which are similar to junior mortgages. In addition, the criteria we will use in selecting preferred equity investments will be similar to the criteria described below that apply to mortgages that we will make or acquire.

We will not make loans to other entities or other persons unless secured by mortgages. We will not make or invest in mortgage loans, including first or second mortgages or mezzanine loans, unless we obtain an appraisal concerning the underlying property from a certified independent appraiser except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in a mortgage loan on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85.0% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. We will also not make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or any of their or our affiliates. These restrictions on mortgage lending will apply both to mortgages on individual properties as well as to each mortgage included in any pool or portfolio of mortgages in which we invest.

Mortgage loans in which we invest may or may not be insured or guaranteed by the Veteran’s Administration, the Federal Housing Authority or another third party. We do not intend to engage in the business of servicing or warehousing mortgages.

Disposition Policies

We intend to acquire real property assets with an expectation of holding each asset for an extended period. The period that we will hold our investments in real estate related assets will vary depending on the type of asset, interest rates and other factors. Our advisor will develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sale date to each asset we acquire prior to its purchase as a part of the original business plan for the asset. Our advisor will continually perform a whole-sale analysis on each asset in order to determine the optimal time to sell the asset and generate a strong return for stock holders. Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the market place. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interest of our stockholders.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. We will not:

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property and real estate related investments;

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	Make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	Make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or its affiliates;

•	Invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•	Invest in joint ventures with directors, our advisor, or any of their affiliates unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction, approves the transaction as being fair and reasonable and on substantially the same terms and conditions as those received by other joint ventures;

•	Make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	Issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);

•	Issue debt securities in the absence of adequate cash flow to cover debt service;

•	Issue options or warrants to purchase shares to our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	Issue shares on a deferred payment basis or other similar arrangement; or

•	Make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets.

Investment Company Act Considerations

We intend to conduct our operations so as not to be regulated as an investment company under the Investment Company Act. We intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act (and potentially Section 3(c)(6) if, from time to time, we engage in our real estate business through one or more majority owned subsidiaries) and/or any other exclusions available to us. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires us to invest at least 55% of our portfolio in “mortgages and other liens on and interests in real estate,” which we refer to as qualifying real estate assets, and at least 80% of our assets in qualifying real estate assets plus other real estate related investments. The assets that we may acquire, therefore, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and will be important to our investment strategy. If we fail to own a sufficient amount of qualifying real estate assets or qualifying real estate assets plus other real properties and real estate related investments to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments.

Liquidity Strategy

Our charter requires that our board of directors, including our independent directors, consider a transaction providing liquidity for our stockholders at least annually beginning on the date that is five years following the completion of this offering. Our board may consider a liquidity transaction at an earlier date if it determines that it would be in our stockholders’ best interest to do so. Moreover, our charter does not require the board to pursue a liquidity transaction. We expect that our board, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity transaction when it believes that then-current market conditions are favorable for a liquidity transaction, and that such a transaction is in the best interests of our stockholders. A liquidity transaction could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares on a national securities exchange, or (3) a merger or another transaction approved by our board in which our stockholders will receive cash or shares of a publicly traded company. There can be no assurance as to when a suitable transaction will be available.

Our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. See “Description of Capital Stock — Share Redemption Program” for a detailed description of our share redemption program.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board’s direction, oversight and approval.

We have five directors, four of whom are independent of us, our sponsor, our advisor and our respective affiliates. An “independent director”, as defined in our charter, is a person who is not an officer or employee of ours, our advisor or our affiliates and has not otherwise been affiliated with such entities for the previous two years and meets the other independence requirements set forth in our charter. An independent director cannot be a director for more than three REITs organized by our sponsor or advised by our advisor. We refer to our directors who are not independent as our “affiliated directors.”

Our charter provides that the number of our directors may be established by a majority of the board but may not be fewer than three nor more than fifteen. The charter also provides that a majority of the directors must be independent directors. Our charter provides that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter.

Duties of Directors

In general, a majority of the independent directors must approve matters relating to minimum capital, duties of directors, the advisory agreement, liability and indemnification of directors, advisor or affiliate fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment plan. At the first meeting of our board of directors consisting of a majority of independent directors, our charter and each of the above matters was reviewed and ratified by a vote of the directors and a majority of the independent directors.

The responsibilities of the board of directors include:

•	Approving and overseeing our overall investment strategy, which will consist of elements such as, investment selection criteria, diversification strategies and asset disposition strategies;

•	Approving all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than $40,000,000, including the financing of such acquisitions and developments. The board of directors intends to delegate to its investment committee the authority to review and approve any real property acquisition, development and disposition (including real property portfolio acquisitions, developments and dispositions) for a purchase price, total project cost or sales price up to $40,000,000;

•	Approving and overseeing our debt financing strategies;

•	Approving and monitoring the relationship between our operating partnership and our advisor;

•	Approving joint ventures, limited partnerships and other such relationships with third parties;

•	Approving a potential liquidity event;

•	Determining our distribution policy and declaring distributions from time to time; and

•	Approving amounts available for redemptions of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out. Any change in our investment objectives must be approved by the stockholders.

The independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction, approve all transactions with any of our directors, our advisor or any of their affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. As part of their review of our advisor’s compensation, the independent directors will consider factors such as:

•	The quality and extent of the services and advice furnished by our advisor;

•	The amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	The success of our advisor in generating investment opportunities that meet our investment objectives;

•	Rates charged to other externally advised REITs and similar investors by advisors performing similar services; and

•	Additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee and an investment committee.

Audit Committee

The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The current members of the audit committee are Lori Wittman, Dennis Chookaszian and F. Joseph Moravec, all of whom are independent directors, with Ms. Wittman serving as the chairman of the committee.

Investment Committee

Our board of directors intends to delegate to the investment committee (a) certain responsibilities with respect to specific real property investments proposed by our advisor and (b) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The investment committee will be comprised of three directors, two of whom will be independent directors. The current members of the investment committee are Brian (Tony) Ciochetti, Wayne R. Hannah and F. Joseph Moravec, with Brian (Tony) Ciochetti serving as the chairman of the committee.

With respect to real property investments, the board of directors intends to delegate to the investment committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of up to $40,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $40,000,000, including the financing of such acquisitions and developments.

Compensation Committee

Our board of directors intends to establish a compensation committee to administer our long-term incentive plan. The primary function of the compensation committee would be to administer the granting of awards to our independent directors and to our Green Advisory Council members, and to set the terms and conditions of such awards in accordance with our long-term incentive plan. The compensation committee will be comprised entirely of independent directors.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers, their ages and their positions and offices are as follows:

			Director(1)	Expiration of
Name	Age	Position	Since	Current Term

Wayne R. Hannah III	43	President, Secretary and Director	2007	2011
Lawrence Skibo	59	Executive Vice President, National Sales Director	—	—
F. Joseph Moravec	60	Independent Director	2008	2011
Brian (Tony) Ciochetti	57	Independent Director	2008	2011
Dennis Chookaszian	67	Independent Director	2008	2011
Lori Wittman	51	Independent Director	2008	2011

(1)	The period listed is exclusive of the time between March 13, 2009 and June 8, 2010, during which Messrs. Moravec, Ciochetti, Chookaszian and Wittman resigned from the Board of Directors in connection with the investigation by the State of Illinois Securities Department. On June 8, 2010, these individuals were reinstated and resumed their service on our board of directors.

Wayne R. Hannah III serves as our President, Secretary and Director. Mr. Hannah currently serves as President and Director and has served as Manager of Insight Real Estate, our sponsor since September 2007. Mr. Hannah has also served as the Chief Executive Officer of TSG Real Estate, LLC, a wholly-owned subsidiary of Tax Strategies Group, LLC, since its inception in June 2003 and as President and Chief Executive Officer of Tax Strategies Group, LLC since its inception in June 2001. On September 28, 2010, Tax Strategies Group filed a Chapter 11 reorganization case in Federal Bankruptcy Court in Chicago, Illinois. None of its subsidiaries, including TSG Real Estate, were part of the filing and the operations of the subsidiaries will not be affected by the bankruptcy filing. TSG Real Estate, LLC is a real estate investment company that provides investors with access to institutional property by offering them tenant-in-common interests. Mr. Hannah’s primary responsibilities include overseeing real estate acquisitions and management as well as leading his team of real estate professionals. In connection with the sale of LLC membership interests in 2006 and 2007, Mr. Hannah and TSG Real Estate were the subject of an administrative action by the Securities Division of the Department of Financial Institutions in the state of Washington. A Consent Order was entered in February 2010 in which Mr. Hannah and TSG Real Estate neither admitted nor denied any violations of the Washington securities laws, but were required to cease and desist from any future violations of certain provisions of the Washington securities laws. In 2009, the Office of the Illinois Secretary of State, Securities Department, or “ISD”, began an administrative action and obtained a Temporary Order of Prohibition, or “TOP”, against Mr. Hannah, TSG Real Estate and other parties that Mr. Hannah is affiliated with, prohibiting these parties from issuing securities while effective. The ISD allowed this TOP to expire without any fines, findings or admissions of wrongdoing by the parties. Further, on November 1, 2010, the Circuit Court’s Chancery Division in Cook County, Illinois granted partial summary judgment to a fourth amended complaint, ruling that no genuine issue of material fact existed as to whether i) the sale of undivided interests in commercial property constituted a sale of securities that were not registered under the Securities Law of Illinois and ii) Mr. Hannah was an unregistered salesperson and officer of Tax Deferred Services, L.L.C. (“TDS”). No rulings regarding the other aspects of the claims described in “Pending Affiliate Litigation” were granted to the plaintiffs in relation to the sale of undivided interests in commercial property to the plaintiffs, including their Securities Fraud claim. The matter has been transferred to the presiding Judge of the Chancery Division for reassignment to the Law Division for the remaining items that concern claims for damages to be awarded. Mr. Hannah intends to file a Motion to Appeal the partial summary judgment. Mr. Hannah was a member of the Board of Directors and Founder of the Tenant In Common Association and a member of the National Real Estate Development Center, the Federation of Exchange Accommodators, the International Council of Shopping Centers, Urban Land Institute and the National Association of Real Estate Investment Trusts and the President’s Council of the Real Estate Roundtable.

Lawrence Skibo serves as our Executive Vice President, National Sales Director, a position he has held since March 2008. Mr. Skibo has also served as the Vice President, Director of National Sales for Tax Strategies Group, LLC since January 2007. Prior to joining Tax Strategies Group, Mr. Skibo was National Sales Director for Whitestone REIT, a Houston-based REIT, from December 2005 to December 2006. Previously, he was the Executive Vice President/National Sales Manager for US Allianz from 1999 to 2001 and has also served as a sales manager for MFS Mutual Funds and ING Annuities. Mr. Skibo was the President and CEO of Select Investment Brokerage from 2002 to December 2005. He attended Vandercook University in Chicago, Illinois.

Dr. Brian (“Tony”) Ciochetti serves as one of our independent directors. Dr. Ciochetti has served as the Thomas G. Eastman Chair and Chairman of the MIT Center for Real Estate since June 2004. In addition, he has taught real estate finance and development at the Massachusetts Institute of Technology since July 1997 and has been a visiting Professor in the Department of Land Economy at Cambridge University in England since May 2000. Prior to his appointment at MIT in 2004 and beginning in 1992, Dr. Ciochetti was the Director of the Center for Real Estate Development and a Professor of Finance at the University of North Carolina in Chapel Hill. He was the President of the Real Estate Research Institute, a position he held from May 2004 until May 2009 where he is also an academic fellow, and has served on the Board of Directors of Real Estate Economics from 2003 to 2006. Dr. Ciochetti has also served on the editorial and advisory boards of Real Estate Finance and CMBS World since 2000. Dr. Ciochetti received his Bachelor of Arts in Finance from the University of Oregon, and both his Master of Science and Ph.D. in Real Estate and Urban Land Economics from the University of Wisconsin-Madison.

F. Joseph Moravec serves as one of our independent directors. Mr. Moravec is the sole owner of F. Joseph Moravec, LLC, which he founded in February 2007. F. Joseph Moravec, LLC advises real property owners, operating companies and non-profits in the formulation and execution of successful asset management, transaction management and organizational solutions. From August 2005 until the founding of F. Joseph Moravec, LLC in 2007, Mr. Moravec served in his individual capacity as an independent consultant to these entities and individuals. From June 2001 through July 2005, Mr. Moravec served as Commissioner of the Public Buildings Service of the United States General Services Administration, where he was in charge of asset management and design, construction, leasing, operations and disposal for a real estate portfolio of more than 350 million square feet in more than 8,000 public and private buildings accommodating over one million federal workers. He has also served as Director and President of Leggat McCall & Werner; President of the Eastern Division of Grubb & Ellis Company; President of Barnes, Morris, Pardoe & Foster, Inc.; Regional Partner of Faison and as the Senior Advisor for Business Development at The George Washington University. Mr. Moravec currently serves as a member of the Real Estate Investment Advisory Committee of ASB Capital Management. He has been active in numerous professional and civic organizations including the Washington DC Board of Realtors, DC Building Industry Association, Metropolitan Washington Association of Real Estate Professionals, National Building Museum, and Jubilee Housing. Since July 2008, Mr. Moravec has served as a member of the Board of Trustees for Meridian Internal Center and as a member of the Board of Trustees for the National Trust for Historic Preservation since January 2009. Mr. Moravec received his Bachelors degree from Harvard University.

Dennis Chookaszian serves as one of our independent directors. Mr. Chookaszian currently serves on the board of directors of Career Education Corporation (NASDAQ: CECO), a post secondary education provider, a position he has held since 2002; CME Group Incorporated (NASDAQ: CME), a derivatives exchange, a position he has held since 2003; InsWeb Corporation (NASDAQ: INSW), an internet insurance provider, a position he has held since 2002; and Loopnet, Incorporated (NASDAQ: LOOP), an online marketplace for commercial real estate, a position he has held since June 2005. From November 1999 until he retired in February 2001, Mr. Chookaszian was Chairman and Chief Executive Officer of mPowers Advisors, L.L.C., an online investment advisory service firm. From September 1992 to February 1999, Mr. Chookaszian served as Chairman and Chief Executive Officer of the CNA Insurance Company, a global insurance company, and prior to that held the positions of President and Chief Operating Officer (1990–1992) and Chief Financial Officer (1975–1990), respectively of that company. In December 2006, Mr. Chookaszian was named chairman of the Financial Accounting Standards Advisory Council, which provides guidance to the Financial Accounting Standards Board on accounting matters. Mr. Chookaszian holds a Bachelor of Science in Chemical Engineering from Northwestern University, a Masters of Business from the University of Chicago and a Masters of Science from the London School of Economics. He is also a Certified Public Accountant and a Chartered Property Casualty Underwriter.

Lori Wittman serves as one of our independent directors. Since March 2006, Ms. Wittman has served as Chief Financial Officer and Managing Principal of Big Rock Partners, LLC, which manages and owns opportunistic real estate private equity deals. Her responsibilities include supervising all capital markets, accounting and investor activities. From May 2000 until March 2006, Ms. Wittman served in various positions with General Growth Properties, Inc., a retail REIT, including as Treasurer and Senior Vice President of Financial Services. Ms. Wittman’s responsibilities at General Growth Properties, Inc. included all capital markets activities and preparation of supplemental financial information. Ms. Wittman has a Masters in Business Administration in finance and accounting from the University of Chicago, a Masters of City Planning from the University of Pennsylvania and a Bachelor of Arts in geography and sociology from Clark University.

Our directors and executive officers will serve until their successors are duly elected and qualify. Once we are effective and until we have a Chief Financial Officer our Advisor will outsource its accounting functioning to a third party firm. We believe our independent directors comply with our charter and applicable NASAA REIT Guidelines.

Compensation of Directors and Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor and receives compensation for his services, including services performed on our behalf, from our advisor. Although we will indirectly bear some of the costs of the compensation paid to our executive officers, either through fees or expense reimbursements we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our advisor, although we do not currently intend to grant any such awards.

We will pay each of our independent directors an annual retainer of $30,000, plus the audit committee chairperson and the investment committee chairperson will each receive an additional $10,000 annual retainer. Each independent director will receive $6,000 for each in-person meeting of the board of directors attended, $5,000 for each in-person committee meeting attended and $1,000 for each teleconference in which such independent director participates. The independent directors may elect to receive such meeting fees in an equivalent value of our common stock.

We have approved and adopted an independent directors compensation plan, which will operate as a sub-plan of our long-term incentive plan as described below. Under the independent directors compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors will receive an initial grant of nonqualified stock options to purchase 10,000 shares of our common stock, which we refer to as the initial option grant, when and if we raise a minimum of $7,100,000 of subscription proceeds in this offering. Going forward, each new independent director that subsequently joins the board will receive the initial option grant on the date he or she joins the board. In addition, on the date of each stockholders meeting at which an independent director is re-elected to the board, he or she will receive a grant of nonqualified stock options to purchase 5,000 shares of our common stock. Notwithstanding the foregoing, no option will be granted on a given date if, as a result of such grant, the total number of shares of our common stock subject to options outstanding as of such date would exceed 10% of the number of shares of our common stock outstanding as of such date. In such event, we will delay the grant and our board of directors will grant the options when and if such grant will not cause us to exceed this limitation.

All options discussed above will vest and become exercisable in three equal annual installments beginning on the date of grant and ending on the second anniversary of the date of grant. Notwithstanding the foregoing, the stock options will become fully vested and exercisable on the earlier occurrence of (i) the termination of the grantee’s service as a director due to his or her death, disability or termination without cause; or (ii) the occurrence of a change in our control.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board.

Long-term Incentive Plan

We have approved and adopted a long-term incentive plan, which we will use to attract and retain qualified officers, directors, employees, consultants and advisors, including members of the Green Advisory Council. Our long-term incentive plan will offer these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The long-term incentive plan will authorize the granting of restricted stock, stock options, stock appreciation rights, stock units, dividend equivalent awards and other stock- or cash-based awards to officers, directors, employees, advisors and consultants of ours or our affiliate’s selected by the plan administrator for participation in our long-term incentive plan. Any stock options and stock appreciation rights granted under the long-term incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant. Stock options granted under the long-term incentive plan shall not exceed an amount equal to 10.0% of the outstanding shares of our common stock on the date of grant of any such stock options.

Our board of directors will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, the board of directors has also adopted a sub-plan to provide for regular grants of stock options to our independent directors. No awards will be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have reserved an aggregate number of 2,000,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately, and the board of directors must make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability, all of his or her outstanding options and stock appreciation rights will become fully exercisable, all time-based vesting restrictions on his or her outstanding awards will lapse as of the date of termination, and the payout opportunities attainable under all of his or her outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the occurrence of a change in our control in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the board, all outstanding options and stock appreciation rights will become fully exercisable, all time-based vesting restrictions on outstanding awards will lapse, and the payout opportunities attainable under all outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the change in control occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control. With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s service is terminated without cause or the participant resigns for good reason, then all of that participant’s outstanding options and stock appreciation rights will become fully exercisable, all time-based vesting restrictions on that participant’s outstanding awards will lapse, and the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will payout on a pro rata basis, based on the time elapsed prior to the date of termination.

Regardless of whether a termination of service by reason of death or disability or a change in control has occurred, the board may in its sole discretion at any time determine that upon the termination of service of a participant, or the occurrence of a change in control, all or a portion of a participant’s options and stock appreciation rights will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of a participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied, in each case, as of such date as the board may, in its sole discretion, declare. Our board may discriminate among participants or among awards in exercising such discretion.

The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it was adopted, unless extended or earlier terminated by our board of directors. Our board may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will have no adverse impact on any award previously granted. The board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award previously granted, and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

Our charter limits the personal liability of our stockholders, directors and officers for monetary damages. The Maryland General Corporation Law, which we refer to as the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, we intend to obtain directors and officers’ liability insurance.

The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Notwithstanding the above provisions of the MGCL, our charter provides that our directors and our advisor and its affiliates will be indemnified by us for loss or liability suffered by them or held harmless for loss or liability suffered by us only if all of the following conditions are met:

•	Our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	Our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	In the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct; and

•	In the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct.

The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	Approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•	Dismisses with prejudice, or there is a successful adjudication on the merits of, each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

We may advance funds to directors, officers, our advisor and its affiliates for legal expenses and other costs incurred as a result of our legal action for which indemnification is being sought only if all of the following conditions are met:

•	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT;

•	The party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•	The legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•	The party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our Advisor

We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. We, our operating partnership and our advisor are party to an advisory agreement pursuant to which our advisor performs its duties and responsibilities as our fiduciary.

Under the terms of the advisory agreement, our advisor will use its best efforts, subject to the oversight, review and approval of the board of directors, to perform the following:

•	Participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	Research, identify, review and recommend to our board of directors for approval real property acquisitions and dispositions consistent with our investment policies and objectives;

•	Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties will be made;

•	Actively oversee and manage our real property portfolio for purposes of meeting our investment objectives;

•	Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	Select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	Arrange for financing and refinancing of our assets; and

•	Recommend various liquidity events to our board of directors when appropriate.

The above summary is provided to illustrate the material functions that our advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

Our advisor is managed by the following individuals:

Name	Age	Position

Wayne R. Hannah III	43	President, Secretary and Director
Lawrence Skibo	59	Executive Vice President, National Sales Director

For biographical information regarding these officers, see “Management — Directors and Executive Officers.”

The Advisory Agreement

The term of the advisory agreement is one year from the commencement of this offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of our advisor before renewing the advisory agreement, and the criteria used in such evaluation will be reflected in the minutes of such meeting. The advisory agreement may be terminated:

•	Immediately by us and/or our operating partnership for “cause,” or upon the bankruptcy of our advisor;

•	Without cause or penalty by a majority of our independent directors upon 60 days’ written notice; or

•	Without cause or penalty by our advisor upon 60 days’ written notice.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and our operating partnership and take all reasonable steps to assist in making an orderly transition of the advisory function. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Our advisor expects to engage in other business activities and, as a result, its resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the key personnel of our advisor must devote sufficient resources to our business operations to permit our advisor to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. Our advisor may not make any real property acquisitions, developments or dispositions without the prior approval of the majority of our investment committee, or our board of directors, as the case may be. The actual terms and conditions of transactions involving investments in real properties shall be determined in the sole discretion of our advisor, subject, as applicable, to board and investment committee approval.

We will reimburse our advisor for costs it incurs in connection with the services it provides to us, including, but not limited to:

•	Cumulative organization and offering expense reimbursement in an amount up to 3.0% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis, to reimburse legal, accounting, printing and expenses attributable to our organization, preparing the registration statement, qualification of the shares of our common stock for sale in the states and filing fees incurred by our advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares of our common stock, other than the sales commission and our dealer manager fee. Any such reimbursements will not exceed actual expenses incurred by the advisor. We have used $126,155 of the initial capital contributed to us by our advisor and its affiliates to directly pay the SEC and FINRA filing fees associated with this offering. As a result, we will withhold from offering and expense reimbursement payments otherwise payable to our advisor in connection with this offering, a total amount equal to the pre-paid offering expense. After such time as the total amount withheld by us equals the total pre-paid offering expense, our advisor will then be eligible to receive reimbursement payments from us. To the extent that we have not fully recovered the pre-paid offering expense as a result of withheld reimbursements within one year from the date the minimum offering requirements are met, our advisor will be obligated to pay us an amount equal to the unrecovered portion of the pre-paid offering expense;

•	The actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of our properties and securities, but excluding acquisition expenses;

•	Expenses of managing and operating real properties owned by us, whether payable to an affiliate or a non-affiliated party;

•	Taxes and assessments on our income or the income of our real properties; and

•	Administrative services including related personnel costs, provided, however, that we will not reimburse for personnel costs in connection with services for which our advisor receives a separate acquisition fee, asset management fee or real estate sales commission.

We will not reimburse our advisor at the end of any fiscal quarter for which it is determined that expenses for the four previous consecutive fiscal quarters exceed the greater of (1) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets invested, directly or indirectly, in real estate, before reserves for depreciation, bad debts and other non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves. Such operating expenses will be calculated in accordance with generally accepted accounting principles and will include, but will not be limited to, items such as legal, accounting and auditing expenses and overhead for which our advisor does not receive a fee, asset management fees paid to our advisor, transfer agent costs, directors and officers insurance, board of directors fees and related expenses, and expenses related to compliance with the Sarbanes Oxley Act of 2002. Such operating expenses will not include interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, or the organization and offering expense reimbursement or amounts payable out of capital contributions which may be capitalized for tax or accounting purposes such as the acquisition fees payable to our advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Our advisor and its affiliates will be paid fees in connection with services they provide to us. In the event the advisory agreement is terminated, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Holdings of Shares of Common Stock, Common Units and Special Units

As of the date of this prospectus, we have been capitalized with $374,792 from the sale of 41,413 shares to our sponsor, Insight Real Estate. Our sponsor or one of its affiliates must maintain an investment in us of at least $200,000. Our advisor currently owns 100 common units of our operating partnership, for which it contributed $1,000. We are the sole general partner of our operating partnership and currently own 100 common units for which we contributed $1,000. Insight Management, LLC, a wholly-owned subsidiary of Insight Real Estate, owns all of the special units, for which it contributed $1,000. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. See “Description of Capital Stock” for a more detailed description of the resale restrictions.

Management Decisions of Our Advisor

Messrs. Hannah and Skibo will have primary responsibility for management decisions of our advisor, including the selection of real property investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of real properties.

Management Compensation

Because the advisory agreement provides that our advisor will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us. However, in their capacities as officers or employees of our advisor or its affiliates, they will devote such portion of their time to our affairs as is required for the performance of the duties of our advisor under the advisory agreement. Our advisor has informed us that, because the services performed by its officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by our advisor that relates solely to their services to us, other than any compensation paid to them in the form of equity interests in us.

The independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to our advisor, our property manager and our dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs, and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement are carried out.

Affiliated Property Manager

Certain of our real properties may be managed and leased by Insight Property Management, LLC, our affiliated property manager. Insight Property Management, LLC is wholly owned by Insight Real Estate and was organized in September 2007 to lease and manage real properties acquired by Insight Real Estate affiliates or other third parties.

We will pay our property manager a property management fee equal to 4.0% of the annual gross income of each of our real properties it manages. As is customary in the industry, we may also reimburse our property manager for property-level expenses that it pays or incurs on our behalf such as salaries and benefit expenses for on-site employees and other miscellaneous expenses. In addition, we may pay our property manager a separate market-based fee for leasing services it provides in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area. The actual percentage will be dependent upon geographic location and product type (such as office, industrial, retail, multi family and other property types).

Our property manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor, our dealer manager or certain companies affiliated with them. Our property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to our property manager will include, without additional expense to us, all of our property manager’s general overhead costs.

Dealer Manager

Newport Coast Securities, our dealer manager, will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We will pay our dealer manager a sales commission equal to 7.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. See “Plan of Distribution.” Other than serving as dealer manager for this offering, Newport Coast Securities has no experience acting as a dealer manager for a public offering.

Newport Coast Securities is managed by the following individuals:

Name	Age	Position

Kathleen McPherson	57	Chief Executive Officer and President
Kristopher Kessler	29	Chief Operating Officer
Stacy Skytte	30	Product Marketing
R. Tyler Luckey	34	Managing Director Trading
Deborah Scott	57	Chief Compliance Officer

Kathleen McPherson, Chief Executive Officer and President of Newport Coast Securities joined Newport Coast Securities in November 2009. From August 2007 to October 2009 Ms. McPherson provided corporate consulting services to Newport Coast Securities and Rubicon Financial Incorporated, the parent company of Newport Coast Securities. Ms. McPherson was Executive Vice President of Brookstreet Securities Corporation from November 1991 to June 2007. During the course of 16 years, Ms. McPherson had a hands-on role building a fully-disclosed broker-dealer from 15 to over 650 Registered Representatives and 289 branch offices nationwide with over $100 million in annual revenue. Ms. McPherson’s primary roles supervision of Alternative Investment Products, Due Diligence and Product Marketing (DPP’s, Mutual Funds, RIA, Vas, Managed Futures), Investment Banking and Syndicate Dept, Managing Dealer/Investment Formation and Marketing, Insurance Dept., Registered Investment Advisor, Legal and Regulatory, Compliance, Registration and Administration. Ms. McPherson has 32 years experience in the financial industry and currently holds the following Securities Licenses: Series 6, 7, 22, 24, 30, 39. 62, 63, 65 and 79. Ms. McPherson obtained her Bachelor of Science degree in Business Administration from San Diego State University.

Kristopher “Kit” Kessler is the Chief Operating Officer of Newport Coast Securities. Mr. Kessler joined Newport Coast Securities in August 2007. Prior to joining Newport Coast Securities, Mr. Kessler worked as a National Branch Compliance Manager for Brookstreet Securities Corporation supervising over 150 registered representatives. Prior to working for Brookstreet Securities Corporation, Mr. Kessler worked as a Financial Consultant and Broker Representative for WM Financial Services from June 2003 to May 2005. Mr. Kessler currently holds the Series 7, 24 and 66 securities licenses, as well as various State Life Insurance Licenses. Mr. Kessler obtained a Bachelor of Arts in Business Administration/Marketing from Point Loma Nazarene University in San Diego, California.

Stacy Skytte is responsible for product marketing for Newport Coast Securities. Ms. Skytte joined Newport Coast Securities in September 2007 after serving as a Marketing Coordinator for all investment products at Brookstreet Securities Corporation from November 2006 to June 2007. From February 2004 to November 2006, she was the Registration Manager at Brookstreet Securities Corporation. Ms. Skytte worked as Manager for Culinary Ventures from August 2002 to January 2004. Ms. Skytte holds the Series 7, 24, 63 and 66 securities licenses.

R. Tyler Luckey is the Managing Director Trading of Newport Coast Securities. Mr. Luckey joined Newport Coast Securities in July 2008. Prior to joining Newport Coast Securities, Mr. Luckey worked as Managing Director of Trading for CK Cooper from September 2007 to July 2008. Mr. Luckey started in the financial industry in September 1997 as a trader/market maker for Brookstreet Securities Corporation and became co-manager of the market making department until June 2007. Mr. Luckey holds Series 7, 55 and 24 securities licenses and received a Bachelor of Arts in Finance from Northern Arizona University in Flagstaff, Arizona.

Deborah Scott is the President and Chief Executive Officer of Chief Compliance Officer of Newport Coast Securities. Ms. Scott joined Newport Coast Securities in November 2007. From July 2006 to June 2007, Ms. Scott worked as Chief Compliance Officer for Brookstreet Securities Corporation. Prior to working for Brookstreet Securities Corporation, Ms. Scott worked as Regional Administration Manager for Comerica Securities from September 2001 to March 2007. Ms. Scott currently holds the Series 7, 24 and 63 securities licenses. She attended the University of Houston as a business major.

Regulatory Investigation

Grant Bettingen, Inc., predecessor to Newport Coast Securities, has consummated an offer of settlement to the SEC in connection with an administrative proceeding the SEC instituted against it when it was under different ownership. Grant Bettingen was acquired by Rubicon Financial Incorporated on June 2, 2008 and subsequently changed its name to Newport Coast Securities, Inc. Without admitting or denying the allegations, Grant Bettingen, in the offer of settlement, consented to findings that it failed to reasonably supervise an employee within the meaning of Section 15(b) of the Exchange Act when it failed to supervise an employee with a view to preventing and detecting violations of federal securities laws. The SEC has alleged that from January 2004 through December 2005, the employee made false representations to prospective investors regarding the monthly income and profits of particular funds and used pre-purchased lists to cold call potential investors for these funds in violation of the prohibition against general solicitation for private offerings. The firm paid a monetary penalty of $97,135.51 and Mr. Grant Bettingen, then president, was suspended for three years and fined $35,000.

Pending Affiliate Litigation

On September 3, 2003, a fourth amended complaint (the “Amended Complaint”) was filed in the Circuit Court of Cook County, Illinois County Department, Chancery Division, action no. 02 CH 17421, entitled Ilene 1500 LLC & Elaine 1500 LLC. v. Tax Deferred Services, L.L.C. et al. In the lawsuit, the plaintiffs alleged that Tax Deferred Services, L.L.C. (“TDS”), Urban Investment Trust, Inc. (“Urban”), Wayne R. Hannah, III, as an officer and/or director of TDS and the other principals of TDS and/or Urban violated the Illinois Securities Laws of 1953, in relation to the sale of undivided interests in commercial property to plaintiffs ILENE 1500 LLC and ELAINE 1500 LLC on August 28, 2000. The plaintiffs in this complaint allege these undivided interests in commercial property were securities. Therefore, according to the plaintiffs, the defendants in this complaint violated the Illinois Securities Act of 1953 by failing to register the product as a security; failing to file a Form D with the State of Illinois; failing to comply with parts of Chapter 815 of the Illinois Securities Act of 1953; failing to return the original purchase price per their request for rescission; failing to be properly registered as a securities salesperson; and fraud. The defendants have won four consecutive motions to dismiss this complaint, and the plaintiffs have been granted leave to file an amended complaint. The Amended Complaint seeks return of $200,000 invested by the plaintiffs in the purchase of the interests in property, plus interest at the rate of 9% per annum from the date of sale and attorneys’ fees. Mr. Hannah is defending this allegation pro se. The underlying property (1500 W. Dundee Road, Arlington Heights, IL), in which Mr. Hannah was also an investor/co-owner, was sold in 2004 and the proceeds were distributed to each of the co-owners. A separate legal action against Urban Investment Trust, Inc. and its principals, of which

Mr. Hannah was a co-plaintiff, resulted in a settlement of approximately $5,800,000. Hence, both ILENE 1500, LLC and ELAINE 1500, LLC have recovered the majority of their investments back from the sale of the asset and the settlements with Urban and their affiliates. The case continues between Hannah and ILENE 1500 and ELAINE 1500. On November 1, 2010, the plaintiffs’ Amended Complaint was partially granted, ruling that no genuine issue of material fact existed as to whether i) the sale of undivided interests in commercial property constituted a sale of securities that were not registered under the Securities Law of Illinois and ii) Mr. Hannah was an unregistered salesperson and officer of TDS. No rulings regarding the other aspects of the claim were granted to the plaintiffs, including their Securities Fraud claim. The matter has been transferred to the presiding Judge of the Chancery Division for reassignment to the Law Division for the remaining items that concern claims for damages to be awarded. Mr. Hannah intends to file a Motion to Appeal the partial summary judgment. Nevertheless, there can be no assurance that Mr. Hannah will be successful in defending against these allegations. Neither our sponsor, Insight Real Estate nor Green Realty Trust is a party to this lawsuit and the lawsuit does not involve either ours or our sponsor’s business and as such, management does not believe it is material to us. Due to the uncertainties inherent in the litigation process, it is not possible to predict the amount of time Mr. Hannah will be required to devote to this lawsuit, nor the ultimate outcome of this action. The pendency of this action could reduce the amount of time Mr. Hannah is able to devote to our business and our offering.

Civil Action No. 06 CH10885 is pending in the Circuit Court of Cook County, Illinois involving an affiliate of our sponsor, Tax Strategies Group, and our President, Secretary and Director, Wayne R. Hannah, III. On June 1, 2006, Tax Strategies Group filed a lawsuit against Mr. James A. Ablan, principal of Beacon Realty Capital in the Circuit Court of Cook County, Illinois County Department, Chancery Division, action no. 06CH-10885, entitled Tax Strategies Group, LLC v. James A. Ablan. In the lawsuit, Tax Strategies Group requested a declaratory judgment validating its termination of its Financial Representation Agreement (the “FRA”) with Mr. Ablan, pursuant to which Mr. Ablan was paid commissions on previous unrelated acquisitions by our sponsor, Insight Real Estate’s affiliates. Mr. Ablan is currently a 7.52% member of Tax Strategies Group. The lawsuit further seeks Mr. Ablan’s removal as a member of Tax Strategies Group. The commissions that Mr. Ablan would be owed on this transaction if the court determines that the FRA remains in full force and effect have been escrowed by Insight Real Estate at the acquisition of the CarMax I and II portfolios. Mr. Ablan has since filed responsive pleadings and a counterclaim against Tax Strategies Group and Mr. Hannah in the lawsuit seeking to affirm the FRA and its terms, as well as for an accounting of fees allegedly owed and disputed by Tax Strategies Group, and to compel an accounting and other reports relating to Mr. Ablan’s membership interest in Tax Strategies Group. The counterclaim also contains a claim for tortious interference with the FRA, which Tax Strategies Group denies. On August 29, 2006, the Circuit Court of Cook County granted a Temporary Restraining Order in favor of Tax Strategies Group and against Mr. Ablan prohibiting Mr. Ablan from engaging in extra-judicial conduct, the purpose of which is to interfere with Tax Strategies Group’s business. The Illinois Appellate Court subsequently denied Mr. Ablan’s petition to overturn that order. Mr. Ablan’s counterclaim was stayed when Tax Strategies Group filed for Chapter 11 reorganization in Federal Bankruptcy Court in Chicago, Illinois on September 28, 2010. There can be no assurances that Tax Strategies Group will be successful in its lawsuit against Mr. Ablan or its defense of the counterclaim filed by Mr. Ablan should the stay period expire while this claim is pending. The stay period is in effect until lifted by the Bankruptcy Court. Neither our sponsor, Insight Real Estate, nor Green Realty Trust is party to this lawsuit and the lawsuit does not involve either ours or our sponsor’s business and as such, management does not believe it is material to us. Due to the uncertainties inherent in the litigation process, it is not possible to predict the amount of time Mr. Hannah, as CEO of Tax Strategies Group, will be required to devote to this lawsuit, nor the ultimate outcome of this action. The pendency of this action could reduce the amount of time Mr. Hannah is able to devote to our business and our offering.

On January 30, 2009, the Office of the Illinois Secretary of State, Securities Department (“ISD”), began an administrative action against us and certain of our affiliates. As part of that proceeding, but before we had an opportunity to answer or dispute the allegations against it, the ISD obtained a Temporary Order of Prohibition (“TOP”) against us, TSG Real Estate, Mr. Hannah, our sponsor, Insight Real Estate and various other parties that Mr. Hannah is affiliated with. The TOP specifically prohibited the parties from issuing any form of securities while it was effective. A copy of the TOP can be found on the website for the Illinois

Secretary of State. On July 31, 2009, the ISD allowed the TOP to expire without any fines or findings or admissions of wrongdoing by or against us, TSG Real Estate, Mr. Hannah or our sponsor. Further regulatory proceedings by the State of Illinois, other states, or the United States government cannot be conclusively ruled out. Such proceedings, if commenced, would have a material adverse impact on our operations.

On February 4, 2009, Edward J. Wlodarczyk Jr., a part owner and former Executive Vice President of TSG Real Estate, filed a claim in Cook County Circuit Court. Mr. Wlodarczyk alleges certain fees are owed to him from TSG Real Estate pursuant to his Separation Agreement dated April 15, 2006. Mr. Wlodarczyk has asserted that TSG Real Estate is in breach of the Separation Agreement and owes him $79,646. TSG Real Estate denies these allegations and is aggressively defending this action and intends to file counterclaims against Mr. Wlodarczyk for breach of contract, breach of fiduciary obligations and other damages TSG Real Estate suffered as a result of his conduct. Mr. Wlodarczyk won a Motion for Partial Summary Judgment on Count I, Breach of Contract on September 15, 2009 and TSG Real Estate has filed an appeal. Mr. Wlodarczyk’s attempt to collect judgment has been stayed as a result of Tax Strategies Group’s filing for Chapter 11 reorganization.

On March 4, 2009, Prudential Insurance Company of America filed an action in Cook County Circuit Court, action no. 09 M1 708776, entitled Prudential Insurance Company of America v. TSG Real Estate, LLC and Insight Real Estate, LLC against TSG Real Estate and our sponsor, Insight Real Estate. Prudential Insurance Company of America alleged that TSG Real Estate and Insight Real Estate were in default on the commercial lease of their office space located at 120 N. LaSalle Street, 35th floor, Chicago, Illinois 60602. Prudential Insurance Company of America is seeking payment of rent and fees in the amount of $40,714. Subsequent settlement of this matter was made although Prudential Insurance Company of America is still seeking certain information from TSG Real Estate. Prudential Insurance Company of America filed a Citation to discover assets against both companies and after meetings with representatives of TSG Real Estate and Insight Real Estate have since withdrawn their Citations. Management of Insight Real Estate and TSG Real Estate believe that Prudential Insurance Company of America have been adequately compensated by proceeds from a letter of credit and certain relinquished furniture.

Due to uncertainties inherent in the litigation process it is not possible to predict the amount of time Mr. Hannah will be required to devote to these actions, nor the ultimate outcome of these actions. The pendency of these actions could reduce the amount of time Mr. Hannah is able to devote to our business and our offering.

COMPENSATION TABLE

The following table summarizes all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates in connection with our organization, this offering and our operations. Our advisor and our property manager are presently each subsidiaries of Insight Real Estate and we contemplate that one of our affiliates will eventually serve as our dealer manager. Our independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to the advisor and its affiliates are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs, and (2) the compensation paid to the advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. Our independent directors will also supervise the performance of the advisor and review the compensation we pay the advisor to determine that the provisions of the advisory agreement are carried out.

Description and
Type of Fee and Recipient	Method of Computation	Estimated Amount

Organizational and Offering Stage
Sales Commission(1) — Dealer Manager	7.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker- dealers).	Actual amount depends upon the number of shares sold. We will pay a total of $140,000 if we sell the minimum offering and $105,000,000 if we sell the maximum offering.
Dealer Manager Fee(1) — Dealer Manager	3.0% of the gross offering proceeds from the sale of shares in the primary offering (a portion of which may be reallowed to participating broker- dealers).	Actual amount depends upon the number of shares sold. We will pay a total of $60,000 if we sell the minimum offering and $45,000,000 if we sell the maximum offering.
Issuer Organization and Offering Expense Reimbursement(2)(3) — Advisor or its affiliates	Up to 3.0% of the aggregate gross offering proceeds from the sale of shares in the primary offering to reimburse our advisor for incurring or paying our cumulative organization and offering expenses. We expect that organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds increases.	Actual amount depends upon the number of shares sold and actual expenses incurred. We will pay a total of $60,000 if we sell the minimum offering. If we sell the maximum offering, we currently estimate that the actual expenses will be 0.7% of the gross proceeds of the primary offering or $10,082,640. However, organization and offering expenses would be $45,000,000 if we reimburse 3% of the maximum offering proceeds.

Operational Stage
Acquisition Fees(4) — Advisor	An amount equal to 2.0% of the cost of all real estate investments we acquire, including acquisition expenses and any debt attributed to such investments. With respect to investments in and originations of mortgage, mezzanine, bridge or other loans, we would pay an acquisition fee equal to 2.0% of the amount funded by us to acquire such loans, including any third- party expenses related to such investments and any debt we use to fund the acquisition or origination of the loans. Our	Actual amount depends upon the cost of our real estate investments. We will pay $70,000 if we sell the minimum offering and $53,400,000 if we sell the maximum offering, assuming that we incur a leverage of 50%. We will pay $140,000 if we sell the minimum offering and $106,800,000 if we sell the maximum offering assuming a leverage of 75%, the maximum amount of leverage permitted by our charter.

Description and
Type of Fee and Recipient	Method of Computation	Estimated Amount

advisor has agreed to waive the acquisition fees for any property we acquire from one of our affiliates.

Generally, we will reimburse our advisor for administrative services; provided, however, we will not provide reimbursement for personnel costs to the extent that such personnel perform services in transactions for which our advisor receives acquisition fees.
Acquisition Expenses — Advisor and its affiliates	Reimbursement of expenses incurred in connection with the selection, acquisition or development of any real property and real estate related investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and the costs of performing due diligence.	Actual amount depends upon the cost of our real property and real estate related investments. We estimate that we will incur $17,500 if we sell the minimum offering and $13,350,000 if we sell the maximum offering, assuming a leverage of 50%. We estimate that we will incur $35,000 if we sell the minimum offering and $26,700,000 if we sell the maximum offering, assuming leverage of 75%, the maximum amount of leverage permitted by our charter.
Asset Management Fees(5) — Advisor	Monthly payments in an amount equal to one-twelfth of 0.75% of the sum of the value of all real estate investments we own and of our investments and joint ventures, including acquisition fees, origination fees, acquisition origination expenses and any debt attributable to such investments.
Actual amounts depend upon the value of our real estate investments and the timing of our acquisitions, and therefore, cannot be determined at this time.

Generally, we will reimburse our advisor for administrative services; provided, however, we will not reimburse for personnel costs in connection with services for which our advisor receives a separate asset management fee.
Property Management and Leasing Fees(5) — Property Manager	A monthly amount equal to 4.0% of the gross revenue of each real property for services in connection with operating and managing our real property investments. As is customary in the industry, we may also reimburse our property manager for property-level expenses that it pays or incurs on our behalf such as salaries and benefit expenses for on-site employees and other miscellaneous expenses. In addition, we may pay our property manager a separate market-based	Actual amounts depend upon the gross revenue of the properties and customary leasing fees in the region in which properties are acquired and the property types acquired, and, therefore, cannot be determined at this time.

Description and
Type of Fee and Recipient	Method of Computation	Estimated Amount

fee for leasing services it provides in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as office, industrial, retail, multi-family and other real property types).

Liquidity Stage
Real Estate Sales Commission(6) — Advisor or its affiliates	If our advisor provides a substantial amount of services in connection with the sale of a property, the lesser of (i) one-half of a competitive real estate commission or (ii) 3.0% of the sales price of the property, provided that such amount shall not exceed, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, the lesser of a competitive real estate commission or an amount equal to 5.0% of the sales price of the property.
Actual amounts depend upon the sale price of the properties, and, therefore, cannot be determined at this time.

Generally, we will reimburse our advisor for administrative services; however, we will not provide reimbursement for personnel costs to the extent that such personnel perform services in transactions for which our advisor real estate sales commissions.
Special Units — Insight Management, LLC	Insight Management, LLC, a subsidiary of our sponsor, is the holder of the special units. As such, it may be entitled to receive certain cash distributions (as further described below) so long as the special units remain outstanding and, upon the redemption of the special units, also may be entitled to a potential one-time payment in the form of a promissory note. Except as described below, the holder of the special units shall not be entitled to receive any redemption or other payment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.	Actual amounts depend upon future liquidity events, and, therefore cannot be determined at this time.

(1)	The sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(2)	While our advisory agreement provides that we may reimburse our advisor for cumulative organization and offering expenses, including issuer organization and offering expenses and bona fide due diligence expenses included on a detailed and itemized invoice, up to 3.0% of the gross proceeds from our primary offering (not to exceed actual expenses incurred by our advisor), we expect that our organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds we raise in the offering increases. If we raise the maximum offering amount, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be approximately $10,082,640, or 0.7% of the gross proceeds from our primary offering. However, if we were to reimburse the maximum amount permitted, our organization and offering expenses would be $45,000,000, and the amount available for investment, excluding funds raised through our distribution reinvestment plan, would be $1,272,000,000, or approximately 84.8% of the gross proceeds from our primary offering.

(3)	Issuer expenses consist of reimbursement of, among other items, the cumulative cost of issuer expenses such as legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing and direct expenses of its employees while engaged in registering and marketing the shares of our common stock. Any such reimbursements will not exceed actual expenses incurred by the advisor. Our advisor will be responsible for the payment of our cumulative organization and offering expenses to the extent they exceed 3.0% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us. We have used $126,155 of the initial capital contributed to us by our advisor and its affiliates to directly pay the SEC and FINRA filing fees associated with this offering. As a result, we will withhold from offering and expense reimbursement payments otherwise payable to our advisor in connection with this offering, a total amount equal to the pre-paid offering expense. After such time as the total amount withheld by us equals the total pre-paid offering expense, our advisor will then be eligible to receive reimbursement payments from us. To the extent that we have not fully recovered the pre-paid offering expense as a result of withheld reimbursements within one year from the date the minimum offering requirements are met, our advisor will be obligated to pay us an amount equal to the unrecovered portion of the pre-paid offering expense.

(4)	Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price or total development cost. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.

(5)	Our advisor must reimburse us at least annually for reimbursements paid to our advisor in any year to the extent that such reimbursements to our advisor cause our operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principals in the United States of America, or GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(6)	Although we are most likely to pay real estate sales commissions to our advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage.

Special Units

So long as the special units remain outstanding, the holder of the special units will receive 15.0% of the net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which our operating partnership owns an interest after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to our capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on our net contributions. The holder of the special units will not be entitled to receive the monthly distribution payments we intend to make to our stockholders.

In addition, the special units will be redeemed by our operating partnership, resulting in a one-time payment, in the form of a promissory note, to the holder of the special units upon the earliest to occur of the following events:

(i)	The listing of our common stock on a national securities exchange, which we refer to as a “listing liquidity event.”

(ii)	The termination or non-renewal of the advisory agreement, which we refer to as an “advisory agreement termination event”, (a) for “cause,” as defined in the advisory agreement, (b) in connection with a merger, sale of assets or transaction involving us pursuant to which a majority of our directors then in office are replaced or removed, (c) by our advisor for “good reason,” as defined in the advisory agreement, or (d) by us or our operating partnership other than for “cause.”

Upon a listing liquidity event, the one-time payment to the holder of the special units will be the amount that would have been distributed with respect to the special units, calculated as described above, if our operating partnership had distributed to the holders of common units upon liquidation an amount equal to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and asked prices, for the 30 day period beginning 150 days after such listing liquidity event.

Upon an advisory agreement termination event (other than for “cause,” as defined in the advisory agreement), the one-time payment to the holder of the special units will be the amount that would have been distributed with respect to the special units as described above if our operating partnership sold all of its assets for their then fair values (as determined by appraisal, except for cash and those assets that can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of common units in liquidation of our operating partnership.

Upon an advisory agreement termination event for “cause,” the one-time cash payment to the holder of the special units will be $1.

Upon a listing liquidity event or an advisory agreement termination event (other than for “cause”), the one-time payment to the holder of the special units will be made in the form of a non-interest bearing promissory note that will be repaid using the entire net proceeds from each sale of our operating partnership’s assets in connection with or following the occurrence of the particular event. Payments may not be made under a promissory note issued in connection with an advisory agreement termination event until either (a) the closing of asset sales that result in aggregate, cumulative distributions to the holders of common units, including us, in an amount equal to our capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on our net contributions or (b) a listing liquidity event, each of which we refer to as a “subsequent liquidity event.” In addition, the amount of the promissory note issued in connection with an advisory agreement termination event will be subject to reduction as of the date of the subsequent liquidity event by an amount that will ensure that, in connection with the subsequent liquidity event, the holder of the promissory note does not receive in excess of 15.0% of the distributions that are made or are deemed to be made after holders of common units, including us, have received or are deemed to have received aggregate, cumulative distributions equal to our capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on our net contributions.

It is possible that certain of our stockholders would receive more or less than the 8.0% cumulative non-compounded annual pre-tax return on net contributions described above prior to the commencement of distributions to the holder of the special units or the redemption of the special units.

In addition, it is possible that the holder of the special units would be entitled to receive more than one 15% distribution. For example, multiple distributions may be made in circumstances where there is a disposition of our operating partnership’s assets followed by either a listing liquidity event or an advisory agreement termination event (other than for “cause”).

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our directors, our sponsor, our advisor or any of their respective affiliates, including (i) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (ii) conflicts with respect to the allocation of the time of our advisor and its key personnel and (iii) conflicts with respect to the allocation of investment opportunities. While we are permitted to enter into certain transactions in which our directors, our sponsor, our advisor or any of their respective affiliates have direct or indirect pecuniary interests, any such transaction would be subject to the limitations described below under the caption “— Conflict Resolution Procedures.” The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, certain members of our advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by Insight Real Estate affiliates. Present activities of these affiliates include:

•	Making investments in the acquisition, ownership, development and management of office, healthcare, industrial and retail properties as well as hotels located in various markets;

•	Making investments in the acquisition, ownership, development and management of multifamily properties; and

•	Making investments in the acquisition, ownership, development and management of other real estate assets.

Insight Real Estate affiliates are sponsoring or have sponsored or held for resale 19 tenant-in-common programs, all of which are still actively raising capital or acquiring, operating or disposing of assets. An Insight Real Estate affiliate is also currently sponsoring an opportunity fund. None of these programs compete directly with us.

Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property. None of the Insight Real Estate affiliates are prohibited from raising money for another entity that makes the same types of investments that we target, and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Our Advisor’s Time

We rely on our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Certain of our advisor’s affiliates, including its principals, are presently, and plan in the future to continue to be, and our advisor plans in the future to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees will devote only as much of its time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than its full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other Insight Real Estate affiliates and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Insight Real Estate affiliates than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Insight Real Estate affiliated activities in which they are involved.

Competition

We may compete with other Insight Real Estate affiliates for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. We, our sponsor and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us, our sponsor and Insight Real Estate affiliates. Our advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied. See “Conflicts of Interest — Conflict Resolution Procedures” for a description of how investment opportunities will be allocated between us and Insight Real Estate affiliates.

Certain of our advisor’s affiliates currently own and/or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own and /or manage real properties in the same geographic areas where real properties owned or managed by other Insight Real Estate affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Insight Real Estate affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Insight Real Estate affiliate were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.

We intend to offer services to our tenants to assist in their efforts to build out, operate and maintain their spaces in environmentally-friendly ways, to finance their green projects and to incorporate sustainability into their corporate environments. Although we do not expect to compete with the services of our Green Advisory Council members, we do not currently have non-compete agreements with such individuals or their affiliated firms. Thus, we may face conflicts of interest if our tenants independently seek out the services offered by our Green Advisory Council members.

Affiliated Property Manager

Our property manager will perform property management services for us and our operating partnership. Our property manager is affiliated with our advisor, and in the future there is potential for a number of the members of our advisor’s management team and our property manager to overlap. As a result, we will not have the benefit of independent property management to the same extent as if our advisor and our property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us and our advisor, our agreements with our property manager will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Lack of Separate Representation

Bass, Berry & Sims PLC is counsel to us in connection with this offering and serves as counsel to our operating partnership, our advisor, our dealer manager and certain affiliates of our advisor in connection with this offering and may continue to do so in the future. Bass, Berry & Sims PLC has also acted as our special U.S. federal income tax counsel in connection with this offering and is counsel to our operating partnership, our advisor, our dealer manager and certain affiliates of our advisor in connection with this offering and may in the future act as counsel for each such company. Venable LLP also serves as our special Maryland counsel and as counsel to our advisor and certain affiliates of our advisor in connection with this offering and matters under Maryland law. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our operating partnership, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Our Affiliates

Subject to approval by our board of directors and the separate approval of our independent directors, including a determination that the investment is fair and reasonable to us and on substantially the same terms and conditions as those received by our affiliates, we may enter into joint ventures or other arrangements with our affiliates to acquire, develop and /or manage real properties. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates

A transaction involving the purchase and sale of real properties may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates and partnership distributions to our advisor and its affiliates, including acquisition fees, property management and leasing fees, real estate brokerage commissions and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to our advisor and its affiliates will be the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders. However, certain fees and distributions (but not expense reimbursements) payable to our advisor and its affiliates relating to the sale of properties are subordinated to the return to the stockholders or partners of our operating partnership of their capital contributions plus cumulative noncompounded annual returns on such capital.

Subject to oversight by the board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the asset management fees payable to our advisor, property management fees payable to our property manager and acquisition fees payable to our advisor will generally be payable regardless of the quality of the real properties or real estate related investments acquired, the services provided to us or whether we make distributions to our stockholders.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Conflict Resolution Procedures

We are subject to potential conflicts of interest arising out of our relationship with our directors, our sponsor, our advisor or any of their respective affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into and other situations in which our interests may differ from those of our advisor or its affiliates. The procedures set forth below have been adopted by us to address these potential conflicts of interest.

Allocation of Investment Opportunities

In the advisory agreement, our sponsor has agreed that we will have the first opportunity to acquire any green property investment identified by our sponsor or our advisor that is stabilized and income-producing, for which we have sufficient uninvested funds. Our sponsor and our advisor will make this determination in good faith. Our board of directors, including the independent directors, has a duty to ensure that the method used by our advisor and our sponsor for the allocation of the acquisition of properties shall be reasonable and is applied fairly to us.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	The continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the agreement with our dealer manager;

•	Transactions with affiliates, including our directors and officers;

•	Awards under our long-term incentive plan; and

•	Pursuit of a potential liquidity event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Compensation Involving Our Advisor and its Affiliates

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	The quality and extent of the services and advice furnished by our advisor;

•	The amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	The success of our advisor in generating investment opportunities that meet our investment objectives;

•	Rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	Additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	The performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	The quality of our portfolio relative to the investments generated by our advisor for its own account.

The independent directors shall record these factors in the minutes of the meetings at which they make such evaluations. Our independent directors will not approve the renewal of the advisory agreement for another one-year term if they determine that the compensation that we pay to our advisor and its affiliates is not reasonable in relation to the nature and quality of the services performed based upon the factors set forth above. In such circumstances, we would expect our independent directors to negotiate changes to the fees payable to our advisor and its affiliates in connection with the renewal of the advisory agreement. If the result of such negotiations were not acceptable to our independent directors, our independent directors could ultimately determine that it is in the best interests of our stockholders to hire a third party to serve as our advisor.

Acquisitions, Leases and Sales Involving Affiliates

We will not purchase or lease real properties in which our directors, our sponsor, our advisor or any of their respective affiliates without a determination by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to our directors, our sponsor, our advisor or any of their respective affiliates unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. Our advisor has agreed to waive the acquisition fees for any property we acquire from any of our affiliates. We will not sell or lease real properties to our directors, our sponsor, our advisor or any of their respective affiliates unless a majority of the directors not otherwise interested in the transactions (including a majority of the independent directors) determine the transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates

Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our directors, our sponsor, our advisor or any of their respective affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our directors, our sponsor, our advisor or any of their respective affiliates.

Issuance of Options and Warrants to Certain Affiliates

Our charter prohibits the issuance of options or warrants to purchase our common stock to our directors, our sponsor, our advisor or any of their respective affiliates (i) on terms more favorable than we would offer such options or warrants to unaffiliated third parties or (ii) in excess of an amount equal to 10% of our outstanding common stock on the date of grant.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to our directors, our sponsor, our advisor or any of their respective affiliates in connection with our repurchase or redemption of our common stock.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to our directors, our sponsor, our advisor or any of their respective affiliates. In addition, we will not borrow from these affiliates unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

In addition, our directors and officers and our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “Management — The Advisory Agreement.”

Other Transactions

All other transactions involving us and our directors, our sponsor, our advisor or any of their affiliates are prohibited unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs sponsored or advised by our sponsor, Insight Real Estate, and its affiliates, which we refer to as “prior real estate programs.” The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior real estate programs, the returns to our stockholders will vary from those generated by those prior real estate programs. In addition, all of the prior real estate programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. We are also the first program sponsored by Insight Real Estate or any of its affiliates that has investment objectives permitting the making or acquiring of mortgage loans or mezzanine loans. Neither Insight Real Estate nor any of its affiliates has experience making such investments or in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior real estate programs will be indicative of our future performance. See “Risk Factors — Investment Risks — We have no prior operating history, and there is no assurance that we will be able to successfully achieve our investment objectives” and the Prior Performance Tables located in Appendix A.

Prior Investment Programs

Insight Real Estate was formed in September 2007 to sponsor public and private real estate programs. Insight Real Estate is majority owned and managed by Wayne R. Hannah III, who is part of our advisor’s management team. Messrs. Hannah and Jeffrey C. Plack own a majority of Tax Strategies Group, LLC, or Tax Strategies Group, which is the parent company of TSG Real Estate, LLC, or TSG Real Estate. Tax Strategies Group was founded in 2001 and since 2002, has sponsored or held for resale through its subsidiary TSG Real Estate, 19 privately offered prior real estate programs, all of which were tenant-in-common programs. On September 28, 2010, Tax Strategies Group filed a Chapter 11 reorganization case in Federal Bankruptcy Court in Chicago, Illinois. None of its subsidiaries, including TSG Real Estate, were part of the filing and the operations of the subsidiaries, including these 19 prior real estate programs, will not be affected by the bankruptcy filing. TSG Real Estate also buys and sells properties, but we do not believe such activities constitute real estate programs because no investors are involved. As of December 31, 2009, such prior real estate programs have raised approximately $166 million from 379 investors. None of the 19 tenant-in-common programs have investment objectives that are similar to ours. This is the first publicly offered real estate program sponsored by Insight Real Estate and neither of Tax Strategies Group or TSG Real Estate has previously sponsored a publicly offered real estate program.

The objectives of tenant-in-common offerings differ from those of a REIT. A tenant-in-common offering is designed to allow investors the ability to acquire an undivided fractional fee simple interest in real estate and assume a proportional share of non-recourse debt. In contrast, a REIT offering allows investors to acquire shares in a corporate entity. While both REITs and tenant-in-common offerings acquire ownership interests in real estate, the nature of a REIT stockholder’s investment is fundamentally different from an investor acquiring a direct fee simple interest in real estate, as occurs in a tenant-in-common offering. Furthermore, the goals of an investor in a REIT are substantially different from the goals of an investor in a tenant-in-common transaction. A tenant-in-common investor, for example, frequently has as a primary investing goal, the deferral of capital gains tax liability through the use of a like kind exchange under Code Section 1031. This tax deferral mechanism is not available to the REIT investor. Furthermore, although REIT investors and tenant-in-common investors both share a goal of receipt of income over the life of their investment, REIT investors are subject to more irregular distributions in the nature of dividends related to the uncertainty of the portfolio acquired by the blind pool REIT, while tenant-in-common investors receive a fixed income stream over the life of their investment based on a single property identified prior to the investment. REIT investors rely heavily on the performance of the sponsor in selecting a portfolio of real estate assets which will cause the net asset value of their shares to increase over the term of the investment, while tenant-in-common investors are concerned with the appreciation of one particular asset due to that asset’s real estate fundamentals. Finally, the goals of our investment strategy are focused on environmentally-friendly or green properties; the investment strategy of tenant-in-common programs, including those sponsored by TSG Real Estate, is not so narrowly defined.

The following table sets forth information on the 19 programs sponsored by TSG Real Estate, LLC.

Name of Program	Type of Program	Launch Year	Program Status

4400 Matthew Drive	Tenant in Common	2002	Operating
Lowe’s Buffalo Square	Tenant in Common	2002	Operating
The Landings	Tenant in Common	2003	Operating
Elk Lakes	Tenant in Common	2003	Operating
Tarrant Parkway	Tenant in Common	2003	Operating
Briargate Prime Center	Tenant in Common	2004	Operating
Hidden Hills Apartments	Tenant in Common	2004	Operating
University Club at Howard	Tenant in Common	2004	Operating
Forest Park Plaza	Tenant in Common	2004	Operating
One Corporate Drive	Tenant in Common	2005	Operating
The Arboretum Apartments	Tenant in Common	2005	Operating
Townhall Industrial Building	Tenant in Common	2005	Operating
Midwest Manufacturing	Tenant in Common	2005	Operating
Iowa Logistics I	Tenant in Common	2006	Operating
211 W. Wisconsin	Tenant in Common	2005	Operating
Iowa Logistics II	Tenant in Common	2006	Operating
CarMax I — Tennessee	Tenant in Common	2006	Operating
CarMax I — Texas	Tenant in Common	2006	Operating
CarMax II — Florida	Tenant in Common	2006	Operating

We intend to conduct this offering in conjunction with existing and future offerings by other public and private real estate entities sponsored by Insight Real Estate. In addition, Tax Strategies Group and TSG Real Estate intend to continue to sponsor tenant-in-common programs and other real estate ventures and investment programs. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties we acquire or seek to acquire. See “Conflicts of Interest” for additional information.

The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain prior real estate programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); and (3) operating results of the prior real estate programs (Table III).

Summary Information

Capital Raising

The total amount of funds raised from investors in the prior real estate programs as of December 31, 2009, was approximately $166 million. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $481 million. The total number of investors in these prior real estate programs, collectively, is 379. See Table I and Table II for more detailed information about Insight Real Estate’s experience in raising and investing funds and compensation paid to Insight Real Estate and its affiliates as the sponsor of these programs.

Investments

The prior real estate programs had acquired 25 properties between December 31, 2002 and December 31, 2009. The table below gives further information about these properties:

Properties Purchased
(As a percentage of
Location	aggregate purchase price)

United States	100%
Pacific Coast	0%
West	19%
Plains States	51%
South Central	16%
Southeast	8%
Northeast	6%

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior real estate programs, categorized by type of property, as of December 31, 2009, all of which were existing.

	New	Existing	Construction

Commercial:
Office Buildings	0%	23%	0%
Industrial Buildings	0%	21%	0%
Shopping Centers	0%	18%	0%
Automotive Retail	0%	22%	0%
Residential:
Apartments	0%	16%	0%
Hotels	0%	0%	0%
Homebuilding	0%	0%	0%
Land Development	0%	0%	0%
Resort Residential	0%	0%	0%

Total	0%	100%	0%

Dispositions

As of September 30, 2010, these prior real estate programs have sold eight of the 25 properties to third parties and have one prior real estate program for sale. For details regarding two of these three prior real estate programs, see “Adverse Business Developments.”

Three Year Summary of Acquisitions

From December 31, 2006 through December 31, 2009, the prior real estate programs acquired 6 retail properties, 0 apartment properties, 0 office properties and 2 industrial properties. The total acquisition costs of these properties were approximately $124,440,902, of which $80,660,000, or 64%, was financed with mortgage financing. The remaining $33,356,189 in funding was provided by investors. The locations of these properties, and the number of each property in each location, are as follows: Iowa, 2; Texas, 2; Tennessee, 2; and Florida, 2.

Because none of the prior real estate programs have investment objectives similar to ours, we have not included Table VI in Part II of the registration statement of which this prospectus is a part.

Adverse Business Developments

The prior real estate programs have occasionally been adversely affected by vacancies either due to defaults of tenants under their leases or the expiration or termination of tenant leases. Where vacancies have continued for a long period of time, these programs suffered reduced revenues resulting in less cash distributed to investors. In addition, the resale value of such properties may have diminished as the market value of a particular property often depends principally upon the value of the leases of such property.

The properties Hidden Hills Apartments, University Club at Howard and The Arboretum Apartments described above and located in Kalamazoo, Michigan have suffered impairment as a result of the market impact to student housing occupancy levels. This impact was due to a number of events including significant unemployment and economic malaise in the state of Michigan. During the summer of 2008 lenders representing these three assets placed them under receivership and later placed them on the market for sale. It is our understanding that University Club and The Arboretum were sold and Hidden Hills is currently on the market.

As of December 31, 2009, the prior real estate programs have a cumulative occupancy of 94.74%. The recent downturn in the economy and accompanying credit crisis have had an adverse impact upon certain of the prior real estate programs. As is common among commercial property owners during this type of economic downturn, the rate of leasing of available space within commercial properties of certain of the prior real estate programs has declined, and the rental rates achieved for such properties during this period have been adversely impacted. Thus, of the 19 programs listed above, six are operating but are generating net cash flow that is less than what was projected in the original offering documents. These programs are: Lowe’s Buffalo Square (97.28% occupancy), The Landings (95.79%), Elk Lakes (86.98%), Forest Park Plaza (86.57%), Briargate Prime Center (74%) and 211 W. Wisconsin (77%).

Tarrant Parkway is currently 65% leased after one of the two tenants, Linens-N-Things declared bankruptcy and vacated the center in January of 2009. This program is in compliance with its debt service and obligations and re-leasing efforts are underway.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We are a newly formed company and have no operating history. We are dependent upon proceeds received from the offering to conduct our proposed activities. The capital required to purchase any real property will be obtained from the offering and from any mortgage indebtedness that we may incur in connection with the acquisition of any property or thereafter. We have been capitalized with $374,792 from the sale of 41,413 shares to Insight Real Estate. We have no commitments to acquire any property or to make any other material capital expenditures. For information concerning the anticipated use of proceeds from the offering, see “Estimated Use of Proceeds.”

We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate real properties.

Our advisor may, but is not required to, establish working capital reserves from offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to the limitations described in this prospectus, we may incur indebtedness in connection with the acquisition of any property, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties. See “Investment Objectives, Strategy and Policies.”

If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Liquidity and Capital Resources

Our principal demand for funds will be to acquire real properties, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. We intend to use cash flows from operations to fund any tenant improvements or green building initiatives; provided, however, that if funds from operations are not available, funds from net sale proceeds in non-liquidating sale transactions, financing sources or any established reserves will be used. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions and investments will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan and through the assumption of debt. There may be a delay between the sale of shares of our common stock and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor, subject to the oversight of the investment committee and the board of directors, will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

We may release offering proceeds from escrow upon the sale in this offering of $2,000,000 in shares of our common stock. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified portfolio. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. Additionally, if we are unable to raise substantially more than the minimum offering amount of $2,000,000, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our real property investments are located and the types of investments that we make.

Results of Operations

As of the date of this prospectus, we are in our organizational stage and have not commenced operations.

Inflation

With the exception of leases with tenants in multifamily properties, we expect to include provisions in our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in multifamily properties generally turn over on an annual basis and do not typically present the same issue regarding inflation protection due to their short-term nature. See “Risk Factors — Risks Related to Our Business” and “Risk Factors — Risks Relating to Our Organizational Structure” for additional discussion on inflation and other economic conditions that could affect your investment.

Critical Accounting Policies

General

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. Below is a discussion of the accounting policies that management considers to be most critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

Valuation and Allocation of Real Property Acquisitions

Upon acquisition, the purchase price of a real property and other costs associated with the acquisition, such as the acquisition fee paid to our advisor, will be capitalized and allocated to land, building, land improvements, tenant improvements and other intangible assets and associated liabilities as required by Financial Accounting Standards Board Accounting Standards Codification, which we refer to as “ASC,” No. 805-10 “Business Combinations.” The allocation to land, building, land improvements and tenant improvements will be based on management’s estimate of the real property’s fair value on as-if-vacant basis based on all available information. The allocation to intangible lease assets, as required by ASC No. 805-10, represents the value associated with the in-place leases, including leasing commissions, legal and other related costs. Also, ASC No. 805-10 requires the creation of an intangible asset or liability resulting from in-place leases being above or below the market rental rates on the date of the acquisition. This asset or liability will be amortized or accreted over the life of the remaining in-place leases as an adjustment of revenue. Valuation and allocation of real property acquisitions is considered a critical accounting policy because the determination of the value and allocation of the cost of a real property acquisition involves a number of management’s assumptions relating to, among other things, the ability to lease vacant space, market rental rates, the term of new leases, property operating expenses, depreciable lives of the various assets and leasing commissions. All of the aforementioned factors will be taken as a whole by management in determining the valuation and allocation of the costs of real estate acquisitions. The valuation and allocation is sensitive to the actual results of any of theses uncertain factors, either individually or taken as a whole. Should the actual results differ from management’s judgment, the valuation and allocation could be negatively affected and may result in a negative impact as to the amount of depreciation and amortization that should have been recorded.

Properties

Real estate assets are stated at cost. Construction and improvement costs incurred in connection with the development of new properties or the redevelopment of existing properties are capitalized to the extent the total carrying value of the property does not exceed the estimated fair value of the completed property. Real estate taxes and interest costs incurred during construction periods are capitalized. Capitalized interest costs are based on qualified expenditures and interest rates in place during the construction period. Capitalized real estate taxes and interest costs are amortized over lives which are consistent with the constructed assets.

Pre-development costs, which generally include legal and professional fees and other directly-related third-party costs, are capitalized as part of the property being developed. In the event a development is no longer deemed to be probable, the costs previously capitalized are expensed.

Tenant improvements, either paid directly or in the form of construction allowances paid to tenants, are capitalized and depreciated over the applicable lease term. Maintenance and repairs are charged to expense when incurred. Expenditures for significant betterments and improvements are capitalized.

Depreciation or amortization expense is computed using the straight-line method based upon the following estimated useful lives:

Years

Buildings and improvements	40-45
Equipment and fixtures	5-10

Impairment of Long-lived Assets

Long-lived assets to be held and used will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We will periodically evaluate the recoverability of long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. If impaired, the long-lived asset will be written down to its estimated fair value.

Revenue Recognition

We will recognize base rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and will be included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made. Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenses are incurred. We will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments will be received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. Revenue will be recorded when funds are drawn from escrow. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash will include funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We will record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met. We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Allowance for Accounts and Rents Receivable

We will take into consideration certain factors that require judgments to be made as to the collectibility of receivables. Collectibility factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the allowance for unrecoverable receivables.

REIT Compliance

In order to qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Distributions

We intend to make regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. As a result, our distribution rate and payment frequency may vary from time to time. However, in order to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to acquire properties at targeted financing levels and limit the number of properties we can acquire. In addition, high interest rates and a tight credit market may impact our ability to dispose of real estate in the future.

We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, our advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

THE OPERATING PARTNERSHIP AGREEMENT

General

Our operating partnership was formed on October 29, 2007 to own real property and real estate related investments that will be acquired and actively managed by our advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for common units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for common units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. Further, our operating partnership is structured to make distributions with respect to common units which are equivalent to the distributions made to our stockholders. Finally, a holder of common units may later exchange his common units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT. We are the sole general partner of our operating partnership. Our advisor has contributed $1,000 to our operating partnership in exchange for common units, and Insight Management, LLC has invested $1,000 in exchange for special units. Our advisor and Insight Management, LLC are currently the only limited partners. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of certain provisions of the limited partnership agreement of our operating partnership, which we refer to as the “operating partnership agreement.” This summary is qualified by the specific language in the operating partnership agreement. For more detail, you should refer to the actual operating partnership agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for common units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue common units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “Publicly Traded Partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Federal Income Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

The operating partnership agreement generally provides that, except as provided below with respect to the special units, our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as general partner such that a holder of one OP Unit will generally receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the common units).

Similarly, the operating partnership agreement provides that income of our operating partnership from operations and, except as provided below, income of our operating partnership from disposition of assets, normally will be allocated to the holders of common units in accordance with their relative percentage interests such that a holder of one OP Unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the special units) in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

The holders of the special units will be entitled to distributions from our operating partnership in an amount equal to 15% of net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our operating partnership owns a partnership interest, after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 8% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our operating partnership made to the owner of the special units in connection with the amounts payable with respect to the special units, including amounts payable upon redemption of the special units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our operating partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 8% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties and in acquiring and managing real estate related investments, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	All expenses relating to the formation and continuity of our existence;

•	All expenses relating to our public offering and registration of securities;

•	All expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	All expenses associated with compliance by us with applicable laws, rules and regulations; and

•	All our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

The holders of common units (other than us, our advisor and the holder of the special units) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each OP Unit redeemed. If we elect to redeem common units for cash, the cash delivered will generally equal the amount the limited partner would have received if its common units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption program. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter. The special units will be redeemed for a specified amount upon the earliest of: (a) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement, or (b) a listing liquidity event. In such a scenario, we will be required to redeem the special units of limited partnership interest held by our advisor as if the operating partnership had sold all of its assets and distributed the net proceeds of such sale. See “Management — Management Compensation.”

Subject to the foregoing, holders of common units (other than our advisor and the holders of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than our advisor and its affiliates. With certain exceptions, the holders of common units may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner. In addition, our advisor may not transfer its interest in our operating partnership as long as it is acting as our advisor.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Sponsor

As of the date of this prospectus, our sponsor has purchased 41,413 shares of our common stock for total consideration of $374,792. Our sponsor is our sole stockholder prior to giving effect to this offering. Our sponsor is majority owned and managed by Mr. Hannah, the chairman of our board of directors.

Our Operating Partnership

We are the sole general partner of our operating partnership, Green REIT Operating Partnership, LP. The initial limited partners of our operating partnership are our advisor and Insight Management, LLC, a subsidiary of our sponsor. Our advisor has invested $1,000 in our operating partnership in exchange for common units, and Insight Management, LLC has invested $1,000 in our operating partnership in exchange for special units. For additional information on the limited partnership agreement of our operating partnership, the common units and the special units, see “The Operating Partnership Agreement.”

Our Advisor and Advisory Agreement

Pursuant to our advisory agreement, our advisor will be entitled to specified fees for managing our day-to-day activities and implementing our investment strategy. We will reimburse our advisor for cumulative organizational and offering costs in an amount up to 3.0% of the aggregate gross proceeds from the sale of shares of common stock sold in the primary offering and for the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of our properties and securities, but excluding acquisition expenses. For additional information regarding the terms of our advisory agreement, see “Management — The Advisory Agreement.”

Our Dealer Manager

Our current dealer manager is Newport Coast Securities. Pursuant to our dealer manager agreement, our dealer manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. In connection with such services, we will pay our dealer manager sales commissions and dealer manager fees from the proceeds of shares sold in the primary offering. Generally, all or a portion of the sales commissions and dealer manager fees may be reallowed to participating broker-dealers. For additional information on the terms of our dealer manager agreement, see “Plan of Distribution — Dealer Manager and Participating Broker-Dealer Compensation and Terms.”

Our Property Manager

Our property manager, Insight Property Management, LLC, is wholly owned by our sponsor and was organized in September 2007 to lease and manage real properties acquired by Insight Real Estate affiliates or other third parties. Our property manager will perform certain property management services for us and our operating partnership for which it will receive a monthly market-based property management fee.

Conflicts of Interest

Our directors, officers, advisor and other affiliates will face conflicts of interest as a result of the above transactions, including with respect to compensation arrangements, time constraints and competition for investments. Because of the conflicts of interest created by the relationship among us, our directors, officers, advisor and various affiliates, we have adopted certain conflict resolution procedures which include (1) a priority allocation to us of certain investment opportunities, and (2) oversight and approval of certain related party transactions by our independent directors. For detailed information relating to our conflict resolution procedures, see “Conflicts of Interest — Conflict Resolution Procedures.”

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 40 E. Chicago Avenue, #203, Chicago, Illinois 60610.

	Number of Shares	Percent of All
Name of Beneficial Owner(1)	Beneficially Owned	Shares

Insight Real Estate, LLC(2)	41,413	100%
Wayne R. Hannah III, President, Secretary and Director	41,413	100%
Lawrence C. Skibo, Executive Vice President, National Sales Director	—	—
F. Joseph Moravec(3)	—	—
Brian (Tony) Ciochetti(3)	—	—
Dennis Chookaszian(3)	—	—
Lori Wittman(3)	—	—
All Directors and Executive Officers as a group	41,413	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Insight Real Estate, LLC is majority owned and controlled by Mr. Hannah.

(3)	The board intends to grant options to purchase shares to its independent directors.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,050,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share, and 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the full board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of the date of this prospectus, 41,413 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our full board of directors. With respect to shares owned by the advisor, any director, or any of their affiliates, neither the advisor, nor such director(s), nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of the advisor, such director(s) or any affiliate or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the advisor, such director(s) and any affiliates may not vote or consent, any shares owned by any of them shall not be included. Subject to any preferential rights of any outstanding series of preferred shares, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights. Stockholders are not liable for our company’s acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Phoenix American Financial Services, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

Phoenix American Financial Services, Inc.
2401 Kerner Boulevard
San Rafael, California 94901

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. No preferred stock will be issued without the approval of a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or independent legal counsel. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held in the month of July of each year, beginning in July 2011, on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. Within ten days after receipt of such a written request, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders written notice, either in person or by mail, of such meeting and the purpose of such meeting. The meeting will held on a date not less then fifteen nor more than sixty days after the delivery of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the stockholders. The presence either in person or by proxy of stockholders entitled to be cast at least a majority of the votes entitled to be cast at the meeting on any matter shall constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution, (3) our merger or consolidation or the sale or other disposition of substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder shall be permitted access to all our records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within ten days of the request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size, but in no event smaller than ten-point type. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restriction On Ownership of Shares of Capital Stock

In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our common stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our common stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding the first taxable year for which we elect REIT status. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock, (ii) the beneficial ownership of the outstanding shares of our capital stock by fewer than 100 persons, and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (a) would result in us being “closely held” within the meaning of Section 856(h) of the Code, (b) would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (c) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limit, (ii) result in us being “closely held” within the meaning of Section 856(h) of the Code, (iii) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (iv) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer shall be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise), or (b) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and shall distribute any remaining amounts to the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership limits do not apply to a person or persons that the directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to accrue and make distributions on a monthly basis beginning no later than the first calendar quarter after the quarter in which the minimum offering requirements are met, and we expect to continue to make monthly distribution payments following the end of each calendar month. In connection with a distribution to our stockholders, our board of directors will approve a monthly distribution for a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates, and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement.” Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform.

During the early stages of our operations, we may have little, if any, cash flow from operations available for distribution. To the extent that we are unable to fund distributions from our operations, distributions will be paid from sources such as borrowings, funds from a deferral of fees and reimbursements by our advisor, the issuance of new securities, a sale of assets or offering proceeds. There are no restrictions on the ability of our operating partnership to transfer funds to us. Our organizational documents permit us to pay distributions from any source without limit. If we fund distributions from financings, the net proceeds from this offering or other sources, we will have fewer funds available for investment in real estate properties and other real estate-related assets and our stockholders’ overall return may be reduced. To the extent distributions exceed our current and accumulated earnings and profits, a stockholder’s tax basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s tax basis, the stockholder will generally recognize capital gain.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Distribution Reinvestment Plan

Our distribution reinvestment plan will allow you to have cash otherwise distributable to you invested in additional shares of our common stock at a price equal to $9.50 per share. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the distribution reinvestment plan will begin with the next distribution made after acceptance of your written notice. We may amend or terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants; provided, however that we may not amend the distribution reinvestment plan to eliminate an investor’s opportunity to terminate participation in the distribution reinvestment plan as described therein. Participation in the distribution reinvestment plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (i) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (ii) this offering and any future offering pursuant to our distribution reinvestment plan terminate, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan, or (iii) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Holders of common units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by our operating partnership invested in our common stock at a price equal to $9.50 per share.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Redemption Program

Our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table:

Redemption Price as a
Share Purchase Anniversary	Percentage of Purchase Price

Less than 1 year	90.0%
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

Redemption of shares of our common stock will be made quarterly upon written notice to us at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the “redemption date.” Stockholders may withdraw their redemption request at any time up to three business days prior to the redemption date. The sponsor, advisor, members of the board or any affiliates may not receive fees from the repurchase of shares.

We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem the shares of our common stock on a pro rata basis on the redemption date. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed to no more than 5.0% of the outstanding shares of our common stock as of the same date in the prior calendar year. This volume limitation will not apply to redemptions requested within two years after the death of a stockholder. There is no fee in connection with a redemption of shares of our common stock. The share redemption program will terminate if our shares of common stock are listed on a national securities exchange or if a secondary market is otherwise established.

The board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. If the board of directors decides to amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days’ prior written notice. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our share redemption program.

Restrictions on Roll-Up Transactions

In connection with any proposed roll-up transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a Prospectus used to offer the securities of a roll-up entity, the appraisal must be filed with the SEC and the states, as applicable. The assets must be appraised on a consistent basis, and the appraisal must be based on the evaluation of all relevant information and must indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal must assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to stockholders in connection with a proposed roll-up transaction. In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote “no” on the proposal the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

(a) that would result in the stockholders having voting rights in a roll-up entity that are less than the rights provided in our charter, bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports and our dissolution;

(b) that includes provisions that would operate to materially impede or frustate the accumulation of shares of stock by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

(c) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in the section titled “Meetings, Special Voting Requirements and Access To Records” above; or

(d) in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is rejected by our stockholders.

Liquidity Events

Our charter requires that our board of directors, including our independent directors, consider a transaction providing liquidity for our stockholders at least annually beginning on the date that is five years following the completion of this offering. Our board may consider a liquidity transaction at an earlier date if it determines that it would be in our stockholders’ interest to do so. Moreover, our charter does not require the board to pursue a liquidity transaction. We expect that our board, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity transaction when it believes that then-current market conditions are favorable for a liquidity transaction, and that such a transaction is in the best interests of our stockholders. A liquidity transaction could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares on a national securities exchange, or (3) a merger or another transaction approved by our board in which our stockholders will receive cash or shares of a publicly traded company. There can be no assurance as to when a suitable transaction will be available.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board’s view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders. The management functions that would be internalized include the duties of our advisor described in the advisory agreement including providing investment and financial advice, performing and supervising the various administrative day-to-day functions and finding investments. We cannot reasonably estimate what the costs of an internalization would be, but they could be high.

If our board should make this determination in the future, we have agreed to pay one-half, and our advisor has agreed to pay the other half, of the costs of an independent investment banking firm. This firm would jointly advise us and the principals of our advisor on the value of our advisor. After the investment banking firm completes its analyses, we will require it to prepare a written report and make a formal presentation to our board of directors.

Following the presentation by the investment banking firm, our board will form a special committee comprised entirely of independent directors to consider a possible business combination with our advisor. The board will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our advisor regarding a possible business combination. Although our charter does not contain provisions governing the approval of business combination transactions, our advisory agreement requires that, before we can complete any business combination with our advisor, the following three conditions must be satisfied:

•	The special committee receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by us and our advisor to provide a valuation analysis, concluding that the consideration to be paid to acquire our advisor is fair to our stockholders from a financial point of view;

•	Our board determines that such business combination is advisable and in our best interests and in the best interests of our stockholders; and

•	Such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and bylaws.

Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	One-tenth or more but less than one-third;

•	One-third or more but less than a majority; or

•	A majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, which we refer to as “Subtitle 8,” permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	A classified board;

•	A two-thirds vote requirement for removing a director;

•	A requirement that the number of directors be fixed only by vote of the directors;

•	A requirement that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	A majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	Financial Statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	The ratio of the costs of raising capital during the year to the capital raised;

•	The aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	A report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

Bass, Berry & Sims PLC has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations that are likely to be material to certain stockholders of our common stock. This opinion of Bass, Berry & Sims PLC will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Bass, Berry & Sims PLC is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of shares of our common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequence of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We intend to elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Bass, Berry & Sims PLC has delivered an opinion to us that, commencing with the taxable year in which we satisfy the minimum offering requirements, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our contemplated method of operations will enable us to satisfy the requirements for such qualification commencing with such taxable year.

It must be emphasized that the opinion of Bass, Berry & Sims PLC is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Bass, Berry & Sims PLC or by us that we will so qualify for any particular year. Bass, Berry & Sims PLC will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the

Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Bass, Berry & Sims PLC. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of Green Realty Trust, Inc.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders because the REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	Under some circumstances, we may be subject to “alternative minimum tax”;

•	If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax;

•	If we validly elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

•	If we should fail to satisfy one or more of the requirements regarding the nature and diversification of assets applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will equal the greater of (i) $50,000 or (ii) an amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the assets in question for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the requirements);

•	If we fail to satisfy either of the 75% Income Test or the 95% Income Test (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income;

•	If we should fail to satisfy certain requirements applicable to REITs, other than the asset and gross income requirements, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure, we will be required to pay a penalty of $50,000 for each such failure;

•	If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us;

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a “U.S. stockholder” (defined below) would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

•	If we acquire appreciated assets from a C corporation, or an entity that is otherwise fully subject to corporate level tax, in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders; and

•	The earnings of C corporations in which we own stock, including taxable REIT subsidiaries, are subject to federal corporate income tax.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature and diversification of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Code, we must meet certain requirements, including the requirements regarding our income, assets and distributions, and:

1) Be a corporation, trust or association that would be taxable as a C corporation but for the REIT provisions of the Code;

2) Elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for the year in which an election to be taxable as a REIT is made;

3) Be managed by one or more trustees or directors;

4) Have our beneficial ownership evidenced by transferable shares;

5) Not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

6) Use a calendar year for federal income tax purposes;

7) Have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

8) Not be closely held as defined for purposes of the REIT provisions of the Code.

Though the Green Advisory Council will play an active role in evaluating green properties for our portfolio and in assisting our advisor in managing our portfolio to ensure continued compliance with evolving green building certification criteria, our advisor (and the Green Advisory Council) will provide recommendations that must first be approved by our board of directors. As such, we should still be treated as managed by one or more trustees or directors as required by the Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Code to include certain entities. Items 7 and 8 above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with

Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet Item 8 above for a taxable year, we will be treated as having met Item 8 above for that year.

We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements, and we intend to satisfy the other requirements described in Items 1 and 3 through 6 above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in Items 7 and 8 above (but which should not prevent us from qualifying under Item 4 above). See “Description of Capital Stock — Restriction on Ownership of Shares of Capital Stock.” For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us, and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “— Operational Requirements — Asset Tests”), all of the capital shares of which are owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal income tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

The Code provides relief from violations of the REIT gross income requirements, as described below under “— Operational Requirements — Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect and other requirements are met. In such case, the REIT would be subject to a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see “— Operational Requirements — Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements:

•	At least 75% of our gross income for each taxable year generally must consist of (i) rents from real property, (ii) interest on debt secured by mortgages on real property or on interests in real property, (iii) dividends or other distributions on, and gain from the sale of, shares in other REITs (excluding dividends from our taxable REIT subsidiaries), (iv) gain from the sale of real estate assets, (v) income and gain derived from foreclosure property, and (vi) income derived from the temporary investment of new capital that is attributable to the issuance of our shares of common stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we receive such new capital (the “75% Income Test”). For purposes of the 75% Income Test, the term “gross income” does not include gross income from dispositions of property held primarily for sale in the ordinary course of a trade or business, referred to as “prohibited transactions.”

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income qualifying for purposes of the 75% Income Test, other types of interest and dividends (including dividends from any taxable REIT subsidiaries), gain from the sale or disposition of stock or securities, or any combination of these (the “95% Income Test”).

We may invest in real estate assets in jurisdictions outside the United States. Certain foreign currency gain will be excluded from the computation of qualifying income for purposes of the 75% Income Test and the 95% Income Test. Specifically, “real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% Income Test and the 95% Income Test. “Passive foreign exchange gain” will be excluded for purposes of the 95% Income Test but will be included in gross income and treated as non-qualifying income to the extent that it is not real estate foreign exchange gain, for purposes of the 75% Income Test. “Real estate foreign exchange gain” is foreign currency gain that is attributable to (i) any item of income or gain described in the 75% Income Test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property or (iii) becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes Code Section 987 gain attributable to a qualified business unit (“QBU”) of a REIT if the QBU itself meets the 75% Income Test for the taxable year, and meets a 75% asset test at the close of each quarter of the REIT that has directly or indirectly held the QBU. Real estate foreign exchange gain also includes any other foreign currency gain as determined by the Secretary of the Treasury. “Passive foreign exchange gain” includes all real estate foreign exchange gain, and in addition includes foreign currency gain which is attributable to (i) any item of income or gain described in the 95% Income Test, (ii) the acquisition or ownership of obligations, (iii) becoming or being the obligor under obligations and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	In general, neither we nor an owner of 10% or more shares of our common stock may directly or constructively own 10% or more of a tenant, which we refer to as a “Related Party Tenant,” or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	We normally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if such services are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered to be provided for the occupant’s convenience. Even if services provided by us with respect to a property are impermissible tenant services, otherwise qualifying rent from the property (but not including income allocable to the impermissible tenant services) will qualify as “rents from real property” if the income allocable to impermissible tenant services does not exceed one percent of all amounts received or accrued with respect to that property.

We may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Certain hedging income or gain derived by us (for example from instruments hedging the risk of changes in interest rates on our liabilities) will generally be excluded from the computation of the 95% Income Test and the 75% Income Test. Except to the extent determined by the Secretary of the Treasury, hedging income is income of a REIT from a hedging transaction (as defined in clause (ii) or (iii) of Code Section 1221(b)(2)(A)), which is clearly identified pursuant to Code Section 1221(a)(7), including gain from the sale or disposition of such a transaction, to the extent that the transaction hedges any indebtedness incurred or to be incurred by the REIT to acquire or carry real estate assets.

Additionally, and except to the extent determined by the Secretary of the Treasury, income of a REIT from a transaction entered into by the REIT primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualified income under the 75% Income Test or the 95% Income Test (or any property which generates such income or gain) is excluded from gross income for purposes of both the 75% Income Test and the 95% Income Test, provided the transaction is clearly identified as such before the close of the day on which it was acquired, originated, or entered into (or such other time as the Secretary may prescribe).

We intend to structure any hedging transactions in a manner that will not jeopardize our status as a REIT.

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs in order to satisfy the 75% Income Test, the 95% Income Test and the asset tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income Test and the 95% Income Test as gains from the sale of real property interests, interest on mortgages on real property, and rents from real property in accordance with the requirements described above. With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT gross income tests. In addition, none of our tenants are expected to be Related Party Tenants and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager, and such services are expected to be those usually or customarily rendered in connection with the rental of space for occupancy only and are not considered to be provided for the occupant’s convenience. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income Test and the 95% Income Test described above.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	We attach a schedule of our income sources to our federal income tax return; and

•	Any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “— Taxation of Green Realty Trust, Inc.,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, starting with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements, we also must satisfy the following tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our assets:

•	At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities, which we refer to as the “75% asset test.” The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	No more than 25% of our total assets may be represented by securities other than those qualifying for purposes of the 75% asset test.

•	Of our assets not qualifying for purposes of the 75% asset test, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets, which we refer to as the “5% asset test.” Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the “10% vote test” and the “10% value test,” respectively. The 10% vote test and the 10% value test do not apply to securities of a taxable REIT subsidiary. Additionally, the 10% value test does not apply to certain “straight debt” instruments possessing certain characteristics. The term “securities” also does not include the equity or debt securities issued by a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal income tax purposes.

•	No more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds, we expect that most of our assets will consist of “real estate assets,” and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. Additionally, if we have met the Asset Tests as of the close of any quarter, we should not fail such tests solely because of a discrepancy caused solely by the change in the foreign currency exchange rate used to value a foreign asset. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

A de minimis exception applies to certain violations of the 5% asset test, the 10% vote test and the 10% value test. A REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation do not exceed the lesser of 1.0% of the REIT’s total assets, and $10,000,000, or (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

To the extent that we fail one or more of the Asset Tests, and we do not fall within the de minimis safe harbors with respect to the 5% asset test, the 10% vote test and the 10% value test, we may nevertheless be deemed to have satisfied such requirements if (i) we take certain corrective measures, (ii) we meet certain technical requirements, and (iii) we pay a specified excise tax (the greater of (a) $50,000 or (b) an amount determined by multiplying the highest rate of corporate tax by the net income generated by the assets causing the failure for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the asset test requirements)).

The Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Operational Requirements — Gross Income Tests.” In addition, when applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) we declare the distribution before we timely file our federal income tax return for the taxable year in question and pay the distribution on or before the first regular distribution payment date after the declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for federal income tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods,

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (A) the amounts actually distributed plus (B) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy the distribution requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•	Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•	The basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency dividend to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code. A deficiency dividend cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements — Recordkeeping

We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all distributions to our stockholders that are individuals will generally be taxable at the rates applicable to qualified dividends (through 2010), and, subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy one or more of the Asset Tests or the Income Tests, described above, based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our distributions being treated as ordinary dividend income to our stockholders.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock — Distribution Reinvestment Plan.” For a summary of the federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see “Description of Capital Stock — Share Redemption Program.”

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current and accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified dividends received by individuals from taxable C corporations (currently up to 15%). Stockholders that are individuals, however, are taxed at the preferential rates on distributions designated by and received from us to the extent that the distributions are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) dividends received by us from taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. In the case of U.S. stockholders who are individuals, long-term capital gains are generally taxable at the maximum federal income tax rate applicable to long-term capital gains (15% through 2010). Without congressional action, the maximum federal income tax rate generally applicable to long-term capital gains will be 20% for any such gain recognized after December 31, 2010. However, for such stockholders, capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate, to the extent of previously claimed depreciation deductions. In the case of U.S. stockholders who are corporations, long-term capital gains are generally taxable at a maximum federal income tax rate of 35%. See “— Operational Requirements — Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock held for more than 12 months will be subject to the maximum federal income tax rate applicable to long-term capital gains. Without congressional action, the maximum federal income tax rate generally applicable to long-term capital gains will be 20% for any such gain recognized after December 31, 2010. Capital gains recognized by individuals upon the sale or disposition of shares of common stock held for 12 months or less will be taxed at ordinary income rates (of up to 35% through 2010). Without congressional action, the maximum federal income tax rate applicable to ordinary income will be 39.6% for any such income recognized after December 31, 2010. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such capital losses). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

Investments in Real Estate Outside the United States

We may invest in real estate assets, directly or indirectly, in jurisdictions other than the United States. Such assets may be subject to taxes in these non-U.S. jurisdictions that ordinarily would give rise to foreign tax credits for U.S. resident taxpayers. However, our anticipated investment structure will prevent any of our U.S. stockholders from utilizing any foreign tax credits generated. The foreign assets we acquire will either be held by us, an entity that intends to qualify as a REIT, or through a taxable REIT subsidiary. Because we intend to operate as a REIT and we are entitled to a dividends paid deduction, the foreign tax credit limitation will prevent us from utilizing any foreign tax credits with respect to property that we acquire directly to offset our income. As such, we expect to only hold foreign real estate assets in low non-U.S. tax jurisdictions directly. With respect to real estate assets located in high non-U.S. tax jurisdictions, we expect to hold such assets through a taxable REIT subsidiary so that such subsidiary may be able to utilize the foreign tax credit to offset its U.S. taxable income. In either case, foreign taxes are not passed through to our U.S. stockholders for purposes of calculating our U.S. stockholders’ foreign tax credit.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on distributions made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities including qualified employee pension and profit sharing trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by our operating partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of such income to a tax-exempt stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules. Additionally, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts; however, we do not guarantee that this will be the case in the future.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “non-U.S. stockholders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Distributions

The portion of distributions received by non-U.S. stockholders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. In general, Non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder, and the income may also be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest, which we refer to as a “USRPI,” distributions by us to a non-U.S. stockholder which are not distributions out of our earnings and profits will generally not be subject to U.S. income tax. However, a Non-U.S. stockholder will be subject to tax on a distribution that exceeds both the non-U.S. stockholder’s share of our current and accumulated earnings and profits and its adjusted basis in shares of our common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of common stock, as described below.

If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, a non-U.S. stockholder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary distribution from us (see “Special Tax Considerations for Non-U.S. Stockholders — Ordinary Distributions”), provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. stockholder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the non-U.S. stockholder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. A distribution is not a USRPI capital gain if our interest in the underlying asset was solely as a creditor. Capital gain distributions received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income tax, but may be subject to withholding tax.

Dispositions of Our Common Stock

A sale of our common stock by a non-U.S. stockholder may be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property that we hold solely in a capacity as a creditor. Due to the Asset Tests requirements, and provided the “domestically controlled” exception discussed below does not apply, we would expect to constitute a USRPI for all taxable years.

Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we will be a domestically controlled REIT. If we are not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock was “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Shares of our common stock will not be “regularly traded” on an established securities market in the near future.

If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-

resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Unless certain requirements are met, we expect that, upon a subsequent sale of shares of our common stock, a non-U.S. stockholder will be subject to withholding under FIRPTA at a rate of 10% on the amount realized on such sale. However, any such withholding may be refundable (see “Special Tax Considerations for Non-U.S. Stockholders — Non-Dividend Distributions”).

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We are required to include in our income our distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses but only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated U.S. entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the “PTP Regulations,” limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (i) partnership units of our operating partnership are not traded on an established securities market, and (ii) partnership units of our operating partnership should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of partnership units of our operating partnership would be subject to special rules under section 469 of the Code. Under such rules, each holder of partnership units of our operating partnership would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership which are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of a limited partner’s “entire interest” in our operating partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “Requirements for Qualification as a REIT — Organizational Requirements” and “Requirements for Qualification as a REIT — Operational Requirements — Asset Tests,” above, for discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in our operating partnership’s status for federal income tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for federal income tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of our Operating Partnerships and its Partners

Partners, Not Operating Partnerships, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of the our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Operating Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for federal income tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the

Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.  Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of such unrealized gain or unrealized loss at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, referred to as a “book-tax difference.” A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing partner for book purposes, but not for federal income tax purposes. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items with respect to which there is a book-tax difference, and several reasonable allocation methods are described therein.

Under the operating partnership agreement, subject to exceptions applicable to the special partnership units, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any remaining book-tax difference with respect to the property for federal income tax purposes at the time of such sale. It is possible that we may (1) be allocated lower amounts of depreciation deductions for federal income tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit realized by us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.  The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership.  Our operating partnership will use a portion of contributions we make from our net offering proceeds to acquire interests in properties and securities. To the extent that our operating partnership acquires properties or securities for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as “ADS.” Under ADS, our operating partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of Our Operating Partnership’s Property.  Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

Other Tax Considerations

Recent Legislative Developments.

The Hiring Incentives to Restore Employment Act of 2010, which we refer to as the “HIRE Act”, will impose a U.S. withholding tax at a 30% rate on dividends on and proceeds from the sale of our stock received by U.S. stockholders who own their stock through foreign accounts or foreign intermediaries or certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. These withholding rules will be generally effective for payments made after December 31, 2012.

The Health Care and Education Reconciliation Act of 2010, which we refer to as the “Reconciliation Act,” will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This tax will be generally effective for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of the Reconciliation Act on their ownership and disposition of our stock.

Other Legislative Developments Affecting REITs

The Housing and Economic Recovery Act of 2008, which we refer to as the “Housing Act,” makes various changes to the REIT tax rules. These changes, which are discussed above, include (1) the exclusion of certain foreign currency exchange gains from the 75% Income Test and the 95% Income Test, (2) the exclusion from the 75% Income Test of certain hedging income provided certain requirements are met, and the exclusion from the 75% Income Test and the 95% Income Test of income from transactions entered into primarily to manage the risk of currency fluctuations with respect to any qualifying item under the 75% Income Test or the 95% Income Test, (3) the increase in the limit on a REIT’s ownership of taxable REIT subsidiaries from 20% to 25% of the REIT’s gross assets and (4) the preservation of REIT status if a failure of the Assets Test is solely due to discrepancies caused solely by the change in the foreign currency exchange rate used to value a foreign asset. In addition to these changes, the Housing Act made other revisions to the REIT rules that relate to prohibited transactions (i.e., a reduction in the minimum holding period requirement from 4 years to 2 years with respect to the prohibited transactions tax safe harbors) and taxable REIT subsidiaries (i.e., a taxable REIT subsidiary is permitted to rent a health care facility from its parent REIT and hire an independent contractor to operate such a facility). The changes to the REIT rules made by the Housing Act are generally effective for taxable years beginning after July 30, 2008, although certain of the changes apply to income items recognized, or transactions entered into, after July 30, 2008.

The American Jobs Creation Act of 2004, which we refer to as the “2004 Act,” makes numerous changes to REIT tax rules, including the adoption of new REIT income and asset test relief provisions, as described above. Except as noted above, the provisions of the 2004 Act are effective for taxable years beginning in 2005. In addition, provisions of the Jobs and Growth Tax Relief Reconciliation Act of 2003, as extended by the Tax Increase Prevention and Reconciliation Act of 2005, reduced the maximum tax rates at which individuals are taxed on capital gains from 20% to 15% (through 2010) and on qualified dividends payable by taxable C corporations from 38.6% to 15% (through 2010). While gains from the sale of the shares of REITs are eligible for the reduced tax rates, distributions payable by REITs out of earnings and profits are not eligible for the reduced tax rates except in limited circumstances. See “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally.” As a result, distributions received from REITs out of earnings and profits generally will be taxed at ordinary income rates (now at a maximum rate of 35% through 2010). The more favorable tax rates applicable to qualified dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that make distributions out of earnings and profits, which could adversely affect the value of the shares of REITs, including our shares.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. For example, the Treasury Department has been directed by Congress to examine issues relating to the ability of certain corporations to deduct certain excess interest payments made to related parties. That report could result in a legislative proposal that could further limit or completely eliminate the ability of a taxable REIT subsidiary to deduct interest payments made to its parent REIT. No assurance can be given as to whether, or in what form, the proposal described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in shares of our common stock.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

ERISA CONSIDERATIONS

Employee benefit plans that are subject to the fiduciary provisions of ERISA (including, without limitation, pension and profit-sharing plans) and plans that are subject to Section 4975 of the Code (including, without limitation, IRAs and Keogh plans) and entities deemed to hold “plan assets” of the foregoing (each, a “Benefit Plan Investor”), as well as governmental plans, foreign plans and other employee benefit plans, accounts or arrangements that are not subject to the fiduciary provisions of ERISA or Section 4975 of the Code and entities deemed to hold “plan assets” of any of the foregoing (collectively, with Benefit Plan Investors, referred to as “Benefit Plans”), may generally invest in our company, subject to the following considerations.

The following summary is based on the fiduciary responsibility provisions of ERISA, relevant regulations and opinions issued by the United States Department of Labor (the “DOL”) and court decisions, and on the pertinent provisions of the Code, regulations issued thereunder and published rulings and procedures of the Internal Revenue Service as in effect on the date of this memorandum. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Code. No assurance can be given that future regulations, changes in administrative regulations or rulings or court decisions will not significantly modify the requirements summarized herein. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release. In addition, this summary does not include all of the fiduciary investment considerations relevant to Benefit Plan Investors, as defined below, and should not be construed as legal advice or a legal opinion.

General Fiduciary Considerations for Investment in our Company by Benefit Plans

The fiduciary provisions of ERISA, and the fiduciary provisions of pension codes applicable to governmental, foreign or other employee benefit plans or retirement arrangements that are not subject to ERISA, may impose limitations on investment in our company. Fiduciaries of Benefit Plans, in consultation with their advisors, should consider, to the extent applicable, the impact of such fiduciary rules and regulations on an investment in our company. Among other considerations, the fiduciary of the Benefit Plan should take into account the composition of the Benefit Plan’s portfolio with respect to diversification; the cash flow needs of the Benefit Plan and the effect thereon of the illiquidity of the investment; the economic terms of the Benefit Plan’s investment in our company; the Benefit Plan’s funding objectives; the tax effects of the investment; and the fact that our management will not take the particular objectives of any investors into account.

It is intended that our assets will not be considered plan assets of any Benefit Plan or be subject to any fiduciary or investment restrictions that may exist under pension codes specifically applicable to such Benefit Plans. Each Benefit Plan will be required to acknowledge and agree in connection with its investment in our shares to the foregoing status of our company and that there is no rule, regulation or requirement applicable to such investor that is inconsistent with the foregoing description of us.

Benefit Plan fiduciaries may be required to determine and report annually the fair market value of the assets of the Benefit Plan. Since it is expected that there will not be any public market for our shares, there may not be an independent basis for the Benefit Plan fiduciary to determine the fair market value of our shares.

ERISA Restrictions if the Company Holds Plan Assets

If we are deemed to hold plan assets of Benefit Plan Investors, the investment in us by each such Benefit Plan Investor could constitute an improper delegation of investment authority by the fiduciary of such Benefit Plan Investor. In addition, any transaction we enter into would be treated as a transaction with each such Benefit Plan Investor and any such transaction (such as a property lease, acquisition, sale or financing) with certain “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Code) with respect to a Benefit Plan Investor could be a “prohibited transaction” under ERISA or Section 4975 of the Code. If we were subject to ERISA, certain aspects of our structure could also violate ERISA.

ERISA Plan Assets

The DOL has published regulations relating to the definition of “plan assets,” 29 C.F.R. Section 2510.3-101, as modified by ERISA Section 3(42) (the “Regulation”). Under the Regulation, a Benefit Plan Investor’s assets would be deemed to include an undivided interest in each of our underlying assets unless investment us by Benefit Plan Investors is not “significant” or we constitute an “operating company” (each as defined below).

Significant Investment by Benefit Plan Investors

Investment by Benefit Plan Investors would not be “significant” if less than 25% of the value of each class of equity interests in our company (excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over our assets or that provide investment advice for a fee (direct or indirect) with respect to our assets, and affiliates (other than a Benefit Plan Investor) of any of the foregoing persons) is held by Benefit Plan Investors. Commingled vehicles that are subject to ERISA are generally counted as Benefit Plan Investors for this purpose only to the extent of investment in such entity by Benefit Plan Investors.

We reserve the right to reject subscriptions in whole or in part for any reason, including that the investor is a Benefit Plan Investor. In the event we elect to limit investment in our company by Benefit Plan Investors, we may have the authority to restrict transfers of our shares and may require a full or partial withdrawal of any Benefit Plan Investor to the extent we deem appropriate to avoid having our assets deemed to be plan assets of any Benefit Plan Investor.

Operating Company Status of Company

If participation by Benefit Plan Investors in our company is “significant” as defined above, we intend to conduct our operations so as to qualify as an “operating company,” including a “real estate operating company”, or a “venture capital operating company,” so that our assets will not be considered “plan assets” of any Benefit Plan Investor. In order to constitute a “venture capital operating company” under the Regulation, an entity such as our company must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in operating companies with respect to which the entity obtains direct contractual rights to participate significantly in management decisions, and must regularly exercise its rights in the ordinary course of its business. In order to constitute a “real estate operating company” under the Regulation, an entity such as our company must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities, and must engage directly, in the ordinary course of its business, in real estate management or development activities.

There is very little authority regarding the application of ERISA and the Regulation to entities such as our company, and there can be no assurance that the DOL or the courts would not take a position or promulgate additional rules or regulations that could significantly impact the “plan asset” status of our company.

Prohibited Transaction Considerations

Fiduciaries of Benefit Plan Investors should also consider whether an investment in our company could involve a direct or indirect transaction with a “party in interest” or “disqualified person” as defined in ERISA and Section 4975 of the Code, and if so, whether such prohibited transaction may be covered by an exemption. ERISA contains a statutory exemption that permits a Benefit Plan Investor to enter into a transaction with a person who is a party in interest or a disqualified person solely by reason of being a service provider or affiliated with a service provider to the Benefit Plan Investor, provided that the transaction is for “adequate consideration.” There are also a number of statutory or regulatory exemptions or administrative prohibited transaction class exemptions that may be available to certain fiduciaries acting on behalf of a Benefit Plan Investor. Fiduciaries of Benefit Plan Investors should also consider whether investment in our company could involve a conflict of interest. In particular, a prohibited conflict of interest could arise if the fiduciary acting on behalf of the Benefit Plan Investor has any interest in or affiliation with our company.

Governmental Plans

Government sponsored plans are not subject to the fiduciary provisions of ERISA and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, federal, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in our company, as well as the general fiduciary considerations discussed above.

The fiduciary of each prospective governmental plan investor will be required to represent and warrant that investment in our company is permissible, complies in all respects with applicable law and has been duly authorized.

Individuals Investing With IRA Assets

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs. Our acceptance of an investment by an IRA should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of its IRA governing documents. IRA investors should consider in particular that our shares will be illiquid and that it is not expected that a significant market will exist for the resale of our shares, as well as the other general fiduciary considerations described above.

Although IRAs are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Acceptance of subscriptions of any benefit plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that benefit plan or that the investment is appropriate for such benefit plan. Each benefit plan fiduciary should consult with his or her own legal advisors as to the propriety of an investment in our company in light of the specific requirements applicable to that benefit plan.

PLAN OF DISTRIBUTION

General

We are offering a minimum of $2,000,000 (200,000 shares) and a maximum of $1,650,000,000 in shares of our common stock in this offering, including $1,500,000,000 in shares of our common stock (150,000,000 shares) initially allocated to be offered in the primary offering and $150,000,000 in shares of our common stock (15,789,474 shares) initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the 15,789,474 shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in this offering. Similarly, prior to the conclusion of this offering, if the 15,789,474 shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 150,000,000 shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. Shares of our common stock in the primary offering are being offered at $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50 per share.

We are offering the shares of our common stock to the public on a best efforts basis, which means generally that our dealer manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares of our common stock, and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with our dealer manager may be terminated by the dealer manager upon 60 calendar days’ written notice or by us upon two business days’ written notice. The offering will commence as of the effective date of the registration statement of which this prospectus forms a part.

Minimum Offering

Subscription proceeds will be placed in escrow with UMB Bank, N.A., as escrow agent, until such time as subscriptions representing $2,000,000 in shares have been received and accepted by us. Shares purchased by our executive officers and directors, our dealer manager and our advisor or its affiliates will not count toward the minimum offering requirements. Stockholder subscription payments will be deposited into an interest-bearing escrow account at the escrow agent at or prior to the end of the next business day following our receipt of both a check and a completed subscription agreement. Subscription payments held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash. During the period in which we hold subscription payments in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow, and, as such, the amount to be returned to any subscriber will not be reduced for costs.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be promptly returned to subscribers without interest and without deduction within ten business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $2,000 in shares of our common stock. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan.

If we do not meet the minimum offering requirements within one year from the date of this prospectus, (i) the escrow agent will promptly notify us, (ii) this offering will be terminated and (iii) the subscription payments held in the escrow account will be returned, with interest, with respect to those subscriptions which have been accepted, within ten business days after the date of termination. In such event, the escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 or other tax form applicable from each subscriber. In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 or other applicable tax form to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent may be required to deduct a back-up withholding tax from the earnings attributable to such subscriber in accordance with the applicable federal tax rules.

We have no right to extend the period in which the minimum offering requirements must be met. If we meet the minimum offering requirements within one year after the date of this prospectus, initial subscribers will be admitted as stockholders and the funds held in escrow will be transferred to us within ten days. Once the minimum offering requirements are met, investors whose subscriptions are accepted will be admitted as stockholders on the day upon which their subscriptions are accepted. We may continue to offer shares of our common stock until two years from the date of this prospectus, unless extended. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Our current dealer manager is Newport Coast Securities, which has been a licensed broker-dealer since 1985. Except as provided below, our dealer manager will receive a selling commission of 7.0% of the gross proceeds from the sale of shares of our common stock in the primary offering. Our dealer manager will also receive 3.0% of the gross proceeds from the sale of shares in the primary offering in the form of a dealer manager fee as compensation for acting as our dealer manager. Our advisor will receive up to 3.0% of the aggregate gross offering proceeds from the sale of shares in the primary offering to reimburse our advisor for our cumulative organization and offering expenses such as legal, accounting, printing and other offering expenses, including reimbursement of accountable bona fide due diligence expenses to participating broker-dealers that are included on a detailed and itemized invoice, marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and training and education meetings and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by the advisor. Our advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses, other than the selling commission and our dealer manager fees, to the extent they exceed 3.0% of the aggregate gross offering proceeds from the sale of shares in the primary offering, without recourse against or reimbursement by us. No selling commission or dealer manager fee will be paid for shares sold pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

Our dealer manager may authorize certain additional broker-dealers who are members of the FINRA to participate in selling shares of our common stock to investors. Our dealer manager may re-allow all or a portion of its selling commissions from the sale of shares in the primary offering to such participating broker-dealers with respect to shares of our common stock sold by them. Our dealer manager, in its sole discretion, may also reallow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and the amount of expenses incurred.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (a) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the “wrap fee” feature, the dealer manager may pay to the registered investment advisor or other financial advisor or the company that sponsors the wrap account, service or other denominated fees on an annual basis.

As required by the rules of FINRA, total underwriting compensation will not exceed 10% of our gross offering proceeds. FINRA and many states also limit our total organization and offering expenses, including reimbursement of accountable bona fide due diligence expenses to participating broker-dealers, to 15% of gross offering proceeds. With our advisor’s obligation to reimburse us to the extent the organization and offering proceeds (other than our dealer manager fee and the selling commissions) exceed 3.0% of the gross offering proceeds from our primary offering, our total organization and offering expenses are capped at 13.0% of the gross offering proceeds of our primary offering.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, including our dealer manager, against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of our advisor and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and friends, may purchase shares offered in this offering at a discount. Friends of our advisor may include service vendors who have a prior business relationship with our sponsor, including but not limited to real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and similar individuals. The purchase price for such shares shall be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and a dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by our advisor or its affiliates will not be entitled to vote on matters presented to the stockholders for a vote relating to the removal of our advisor, the removal of any director that is an affiliate of our advisor or any transaction between us and our advisor or any of its affiliates. Further, from and after the commencement of this offering, our directors, officers, advisor and their respective affiliates are subject to the restrictions on ownership and transfer of our stock, including the restriction that prohibits any person from owning more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock.

Selling Commissions and Volume Discounts

Certain institutional investors and our affiliates may agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the selling commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

In connection with sales of over $250,000 or more to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its selling commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

Commissions on Sales per Incremental Share in Volume Discount Range

				Dealer
		Percentage	Amount	Manager	Net
Dollar Volume	Purchase Price per	(Based on	per	Fee per	Proceeds
of Shares Purchased	Share to Investor	$10.00/Share)	Share	Share	per Share

$250,000 or less	$10.00	7.0%	$0.70	$0.30	$9.00
$250,001-$500,000	$9.90	6.0%	$0.60	$0.30	$9.00
$500,001-$1,000,000	$9.80	5.0%	$0.50	$0.30	$9.00
$1,000,001-$2,000,000	$9.70	4.0%	$0.40	$0.30	$9.00
$2,000,001-$3,000,000	$9.60	3.0%	$0.30	$0.30	$9.00
$3,000,001-$5,000,000	$9.50	2.0%	$0.20	$0.30	$9.00
Over $5,000,001	$9.40	1.0%	$0.10	$0.30	$9.00

For example, if an investor purchases $1,250,000 of shares, he would pay (1) $250,000 for the first 25,000 shares ($10.00 per share), (2) $249,999 for the next 25,252 shares ($9.90 per share), (3) $499,999 for the next 51,020 shares ($9.80 per share) and (4) $250,002 for the remaining 25,773 shares ($9.70 per share). As such, the investor would be able to purchase 127,046 shares as opposed to 125,000 shares, the amount of shares he could have purchased for $1,250,000 at $10.00 per share if there were no volume discounts. The commission on the sale of such shares would be $68,470.97 (approximately $0.54 per share) and, after payment of our dealer manager fee of $38,113.80 ($0.30 per share), we would receive net proceeds of $1,143,414.00 ($9.00 per share). The net proceeds to us will not be affected by volume discounts.

Subscriptions may be combined for the purpose of determining volume discount levels in the case of subscriptions made by any qualifying purchaser (as defined below), provided all such shares are purchased through the same broker-dealer. Any such reduction in the selling commission would be prorated among the separate investors. Requests to combine subscriptions as a qualifying purchaser must be made in writing to our dealer manager and any such request is subject to verification and approval by our dealer manager.

The term “qualifying purchaser” includes:

•	An individual, his or her spouse and members of their immediate families who purchase the shares for his, her or their own accounts;

•	A corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	An employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	All commingled trust funds maintained by a given bank.

Notwithstanding the above, our dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such broker-dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors reduced selling commissions to as low as 4.0%, provided that any such aggregate group of subscriptions must be received from such broker-dealer. Additionally, our dealer manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purposes of offering investors reduced selling commissions to as low as 4.0%, provided that any such aggregate group of subscriptions must be received from our dealer manager. Any reduction in selling commissions would be prorated among the separate subscribers.

Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a qualifying purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

In order to encourage purchases of shares of our common stock in excess of $3,000,000, the dealer manager may, in its sole discretion, agree with a qualifying purchaser to reduce the dealer, manager fee with respect to all shares purchased by the qualifying purchaser to as low as $0.05 per share (0.5% of the primary offering price) and the sales commission with respect to all shares purchased by the qualifying purchaser to as low as $0.05 per share (0.5% of the primary offering price). Additionally, our advisor may, in its sole discretion, agree with a qualifying purchaser to reduce the organizational and offering expense reimbursement with respect to all shares purchased by the qualifying purchaser to as low as $0.05 per share (0.5% of the primary offering price). Assuming a primary offering price of $10.00 per share, if a qualifying purchaser acquired in excess of $3,000,000 of shares, the qualifying purchaser could pay as little as $8.90 per share purchased. The net proceeds to us would not be affected by such fee reductions.

Investors may also agree with the participating broker-dealer selling them shares (or with the dealer manager if no participating broker dealer is involved in the transaction) to reduce the amount of sales commission to zero (i) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services, or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The amount of net proceeds would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker-dealers. Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares of common stock.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

EXPERTS

The consolidated financial statements of Green Realty Trust, Inc. as of December 31, 2009 and 2008 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby and certain other matters under Maryland law have been passed upon for us by Venable LLP in Baltimore, Maryland. The statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” have been reviewed by, and our qualification as a REIT for federal income tax purposes and the partnership status of our operating partnership for federal income tax purposes has been passed upon by, Bass, Berry & Sims PLC, Memphis, Tennessee.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the effectiveness of the registration statement, we will be subject to the informational reporting requirements of the Exchange Act, and under the Exchange Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s Internet address is www.sec.gov.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

Green Realty Trust, Inc.
40 E. Chicago Avenue, #203
Chicago, Illinois 60610
Tel.: (630) 470-9105
Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.greenrealtytrust.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

GREEN REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2010	December 31, 2009

ASSETS
Cash and cash equivalents	$2,612	$997
Deferred offering costs	231,180	232,080

Total assets	$233,792	$233,077

LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$97,460	$47,460

Total liabilities	97,460	47,460
Commitments and contingencies (Note 7)	—	—
Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding as of September 30, 2010 and December 31, 2009	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 55,248 shares issued and outstanding as of September 30, 2010 and December 31, 2009	553	553
Additional paid-in capital	499,447	499,447
Stockholder’s note receivable	(125,208)	(173,366)
Accumulated deficit	(238,654)	(141,211)

Total stockholder’s equity	136,138	185,423
Noncontrolling interests	194	194

Total equity	136,332	185,617

Total liabilities and equity	$233,792	$233,077

The accompanying notes are an integral part of these consolidated financial statements.

GREEN REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2009

REVENUES:	$—	$—

EXPENSES:
General and administrative expenses	97,443	2,548

NET LOSS	(97,443)	(2,548)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	1,516

NET LOSS ATTRIBUTABLE TO COMPANY STOCKHOLDER	$(97,443)	$(1,032)

Basic and diluted loss per share attributable to Company stockholder	$(1.76)	$(0.02)

Basic and diluted weighted average shares outstanding	55,248	55,248

The accompanying notes are an integral part of these consolidated financial statements.

GREEN REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY
(Unaudited)

	Preferred Stock	Common Stock,	Additional	Stockholder’s	Accumulated	Total	Noncontrolling
	$0.01 Par Value	$0.01 Par Value	Paid-In Capital	Note Receivable	Deficit	Stockholder’s Equity	Interests	Total Equity

Balance at January 1, 2010	$—	$553	$499,447	$(173,366)	$(141,211)	$185,423	$194	$185,617
Net Loss	—	—	—	—	(97,443)	(97,443)	—	(97,443)
Payment Received on Stockholder’s Note Receivable	—	—	—	48,158	—	48,158	—	48,158

Balance at September 30, 2010	$—	$553	$499,447	$(125,208)	$(238,654)	$136,138	$194	$136,332

Balance at January 1, 2009	$—	$553	$499,447	$(157,366)	$(140,072)	$202,562	$1,731	$204,293
Net Loss	—	—	—	—	(1,032)	(1,032)	(1,516)	(2,548)
Issuance of Stockholder’s Note Receivable	—	—	—	(16,000)	—	(16,000)	—	(16,000)

Balance at September 30, 2009	$—	$553	$499,447	$(173,366)	$(141,104)	$185,530	$215	$185,745

The accompanying notes are an integral part of these consolidated financial statements.

GREEN REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(97,443)	$(2,548)
Adjustments to reconcile net loss to net cash used in operating activities:
Write-off of deferred offering costs	24,140	2,400
Increase in accounts payable	50,000	—

Net cash used in operating activities	(23,303)	(148)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of deferred offering costs	(23,240)	—
Payment received on (issuance of) stockholder’s note receivable	48,158	(16,000)

Net cash provided by (used in) financing activities	24,918	(16,000)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,615	(16,148)
CASH AND CASH EQUIVALENTS, beginning of period	997	17,273

CASH AND CASH EQUIVALENTS, end of period	$2,612	$1,125

The accompanying notes are an integral part of these consolidated financial statements.

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

1.  ORGANIZATION

Green Realty Trust, Inc. (“Green Realty” or the “Company”) was formed as a Maryland corporation on October 26, 2007 (inception) and intends to qualify as a real estate investment trust (“REIT”). Substantially all of Green Realty’s business is expected to be conducted through Green REIT Operating Partnership, LP (“Green REIT OP”), a Delaware limited partnership formed on October 29, 2007. Insight Green REIT Advisor, LLC (the “Advisor”), and Insight Management, LLC are the limited partners of Green REIT OP. The Advisor has contributed $1,000 in exchange for 100 common units of Green REIT OP and Insight Management, LLC has contributed $1,000 in exchange for 100 special units of Green REIT OP. Green Realty is the sole general partner of Green REIT OP and has contributed $1,000 to Green REIT OP.

Green Realty intends to offer for sale up to $1,650,000,000 in shares of common stock. The offer will be for $1,500,000,000 in shares offered to investors at a price of $10.00 per share and $150,000,000 in shares offered to stockholders pursuant to a distribution reinvestment plan at a price of $9.50 per share. Green Realty has the right to reallocate the shares of common stock offered between the primary offering and the distribution reinvestment plan.

Green Realty and Green REIT OP intend to enter into an agreement with the Advisor, prior to the effective date of the offering. Pursuant to this agreement the Advisor will manage the day-to-day activities of Green Realty and implement the investment strategy.

Green Realty expects to invest in a diversified portfolio of environmentally-friendly or green real properties. The investment strategy is to invest primarily in properties that do not have green certifications and improve their environmental and economic performance, thereby allowing us to obtain green certifications. Our targeted investments are high quality, income-producing properties of a variety of property types. Green Realty may also make or acquire first mortgages or second mortgages, mezzanine loans and preferred equity investments if, in each case, all or a majority in value of the underlying real estate meets the same criteria of the direct real estate investments. Green properties are those which are recognized for their efficient use of natural resources. Targeted investments include green properties that (1) are certified under the Leadership in Energy and Environmental Design (LEEDtm) Green Building Rating System, (2) satisfy criteria for energy and environmental design under other established environmental rating systems or (3) are properties that Green Realty intends to develop, re-develop or renovate for subsequent certification as green properties.

As of September 30, 2010, Green Realty and Green REIT OP have neither purchased nor contracted to purchase any assets, nor has the Advisor identified any assets in which there is a reasonable probability the Green Realty and Green REIT OP will invest.

Insight Real Estate, LLC (the “Sponsor”) is the sponsor of the offering for Green Realty and the sole stockholder of Green Realty. The Sponsor is majority owned by Wayne R. Hannah III.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of Green Realty and Green REIT OP. The consolidated financial statements of Green REIT OP are prepared using accounting policies consistent with Green Realty. All significant intercompany balances and transactions are eliminated upon consolidation.

The consolidated financial statements of the Company as of September 30, 2010 and for the nine-month period ended September 30, 2010 and 2009 are unaudited. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the annual consolidated

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements — (Continued)

financial statements and included all adjustments necessary, all of which were of normal nature, for a fair preparation of the consolidated financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued accounting guidance on noncontrolling interests in consolidated financial statements effective for the Company for the year ended December 31, 2009. The Company adopted the guidance on January 1, 2009 and it did not have a material impact on the consolidated financial statements. The guidance defines noncontrolling interests as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. As a result of the adoption of the guidance on noncontrolling interests, the Company retrospectively adjusted all periods presented in the consolidated financial statements for the balances related to the noncontrolling interests associated with the Advisor and Insight Management, LLC to permanent equity.

Management’s Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP” or “US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Green Realty considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There were no restrictions on the use of Green Realty’s cash balances as of September 30, 2010 or December 31, 2009.

Offering and Related Costs

Certain organization and offering costs of Green Realty that are incurred by the Advisor on behalf of Green Realty are not a direct liability of Green Realty. Under the terms of an agreement (the “Reimbursement Agreement”) to be executed with the Advisor, upon the sale of shares of common stock to the public, Green Realty and Green REIT OP would be obligated to reimburse the Advisor for organization and offering costs. The amount of the reimbursement to the Advisor for cumulative organization and offering costs is limited to a maximum amount of 3% of the aggregate gross proceeds from the sale of the shares of common stock sold. Such costs shall include legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of Green Realty’s common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence and marketing meetings and coordinating generally the marketing process.

Deferred Offering Costs

Offering costs incurred directly by Green Realty, net of refunds, have been deferred and will be netted against the proceeds of the equity raised in the common stock offering.

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements — (Continued)

Stockholder’s Note Receivable

The amounts due from Insight Real Estate under the promissory note dated November 9, 2007 (the “Promissory Note”), are non-interest bearing, unsecured, and payable on the date that the offering is declared effective.

During the nine months ended September 30, 2010, the Sponsor made payments which reduced the Promissory Note by $48,158.

During the nine months ended September 30, 2009, the Sponsor received cash distributions from Green Realty which increased the Promissory Note by an additional $16,000.

Income Taxes

Green Realty intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with the taxable year in which an election to be taxed as a REIT is made. Qualification and taxation as a REIT requires Green Realty, on a continuing basis, to meet certain organizational and operational qualification requirements imposed upon REITs by the Code. If Green Realty fails to qualify as a REIT for any reason in a taxable year, it will be subject to tax on its taxable income at regular corporate rates. Green Realty would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. Green Realty will also be disqualified for the four taxable years following the year during which qualification was lost unless Green Realty is entitled to relief under specific statutory provisions.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts and their respective tax basis. A valuation allowance is established for uncertainties relating to realization of deferred tax assets. As of September 30, 2010 and December 31, 2009, the Company recorded a full valuation allowance for a deferred tax asset totaling $89,591 and $53,011, respectively, related to organizational costs due to current uncertainty of realization.

Earning (Loss) Per Share

Basic and diluted earning (loss) attributable to the Company stockholder per share are computed by dividing net income (loss) attributable to the Company stockholder by the basic and diluted weighted average number of common shares outstanding for the period. The basic and diluted weighted average number of common shares outstanding were 55,248 for the nine months ended September 30, 2010 and 2009.

3.  STOCKHOLDER’S EQUITY

General

From January 1, 2008 through November 17, 2008, Green Realty had issued 110,497 shares of common stock to the Sponsor of the offering. These shares were originally issued in exchange for $200,000 in cash and $800,000 represented by the Promissory Note. These shares were issued at a non-public price (no selling commissions or dealer manager fees) of $9.00 per share. The Promissory Note (net of payments received from the Sponsor) is presented in the accompanying consolidated balance sheets as a reduction to stockholder’s equity. During November 2008, the Sponsor made payments to Green Realty which reduced the principal amount of the Promissory Note by $142,634. Furthermore, in November 2008, the Board of Directors of Green Realty approved the redemption of 55,249 shares of Green Realty’s common stock from the Sponsor. As a result of this redemption, the principal amount of the Promissory Note was reduced by $500,000.

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements — (Continued)

On September 22, 2008, Green Realty increased the authorized number of shares of its $0.01 par value common stock from 200,000 to 1,000,000,000 shares and also authorized the issuance of 50,000,000 shares of preferred stock with a par value of $0.01 per share. The holders of shares of the common stock are entitled to one vote per share on all matters voted on by stockholders, including election of the Board of Directors. Green Realty’s charter does not provide for cumulative voting in the election of directors.

During the nine months ended September 30, 2010, the Sponsor made payments which reduced the Promissory Note by $48,158.

During the nine months ended September 30, 2009, the Sponsor received cash distributions from Green Realty which increased the Promissory Note by an additional $16,000.

Long-Term Incentive Plan

Green Realty has adopted a long-term incentive plan (the “Plan”), which will be used to attract and retain qualified independent directors, consultants and advisors. The Plan will offer these individuals an opportunity to participate in the growth of Green Realty through awards in the form of, or based on, common stock. The Plan will authorize the granting of restricted stock, stock options, stock appreciation rights, stock units and other stock-based awards to those independent directors, consultants and advisors selected by the Plan administrator for participation in the Plan. Awards granted under the Plan shall not exceed an amount equal to a certain percentage of the outstanding shares of the common stock on the date of grant of any such restricted stock awards. The Board of Directors will administer the Plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the Plan if the grant or vesting of the awards would jeopardize Green Realty’s status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under Green Realty’s charter. Unless otherwise determined by the Board of Directors, no award granted under the Plan will be transferable, except through the laws of descent and distribution. As of September 30, 2010, no grants had been made under the Plan.

Distribution Reinvestment Plan

Green Realty has adopted a distribution reinvestment plan that will allow stockholders to have cash, otherwise distributable, invested in additional shares of its common stock at a price equal to $9.50 per share. Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of Green Realty’s common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash.

Share Redemption Program

Green Realty’s share redemption program may provide a limited opportunity for stockholders to have shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price paid for the shares being redeemed. The discount will vary based upon the

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements — (Continued)

length of time that the shares of Green Realty’s common stock subject to redemption have been held, as described in the following table:

Redemption Price as a
Share Purchase Anniversary	Percentage of Purchase Price

Less than 1 year	90.0%
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

Redemption of shares of common stock will be made quarterly upon written notice received by Green Realty at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which is referred to as the “redemption date.” Stockholders may withdraw their redemption request at any time up to three business days prior to the redemption date.

Green Realty is not obligated to redeem shares of its common stock under the share redemption program. The Board of Directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of Green Realty’s stockholders. If the Board of Directors decides to amend, suspend or terminate the share redemption program, stockholders will be provided with no less than 30 days’ written notice.

4.  NONCONTROLLING INTERESTS

On November 9, 2007, Green REIT OP issued 100 common units to the Advisor in exchange for $1,000. Also on November 9, 2007, Green REIT OP issued 100 special units to Insight Management, LLC a subsidiary of the Sponsor in exchange for $1,000. The resale of any shares by affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale.

The Green REIT OP operating partnership agreement (the “Partnership Agreement”) generally provides that, except as provided below with respect to the special units, the operating partnership will distribute cash flow from operations and net sales proceeds from dispositions of assets, to the partners of Green REIT OP in accordance with their relative percentage interests, on at least a quarterly basis, in an amount determined by Green Realty, the general partner, such that a holder of one common unit will generally receive the same amount of annual cash flow distribution from Green REIT OP as the amount of annual distributions paid to a holder of one share of Green Realty common stock. Under certain circumstances, the holders of common units may redeem their partnership units for either shares of Green Realty common stock or for cash at the sole discretion of Green Realty, the general partner of Green REIT OP.

The holders of the special units will be entitled to distributions from Green REIT OP in an amount equal to 15% of net sales proceeds received by Green REIT OP on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which Green REIT OP owns a partnership interest, after the holders of common units, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus 8.0% cumulative non-compounded annual pre-tax return thereon.

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements — (Continued)

The Partnership Agreement provides that the special units will be redeemed by Green REIT OP if 1) the common shares of Green Realty are listed on a national securities exchange (a “Listing Liquidity Event”) or 2) there is a termination of the Advisory Agreement (a “Termination Event”). In general, upon a Listing Liquidity Event or Termination Event the special units shall be redeemed for an aggregated amount equal to the net sales proceeds that would have been distributed to the special unit holders as described above if all assets of Green REIT OP had been sold for their fair market value and all liabilities of Green REIT OP had been satisfied according to their terms. Payment to the special unit holders upon a Listing Liquidity Event or Termination Event shall consist of a non-interest bearing promissory note that will be repaid using the proceeds of each sale of an asset or assets of Green REIT OP.

5.  RELATED PARTY TRANSACTIONS

Advisory Agreement

Green Realty and Green REIT OP intend to enter into an Advisory Agreement that will become effective on the date the registration statement for Green Realty’s initial public offering is declared effective. Pursuant to this agreement, the Advisor will be entitled to specified fees for certain services, including managing the day-to-day activities and implementing Green Realty’s investment strategy. Green Realty will be required to reimburse the Advisor for cumulative organizational and offering expenses in an amount up to 3.0% of the aggregate gross proceeds from the sale of shares of common stock sold in the primary offering, including legal, accounting, printing and expenses attributable to the organization, preparing the registration statement, qualification of the shares of common stock for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares of common stock, other than the sales commission and the dealer manager fee.

Green Realty will reimburse the Advisor for the actual cost of goods and services used by Green Realty and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of its properties and securities, but excluding acquisition expenses.

The Advisor will be reimbursed for administrative services including related personnel costs, provided, however, that reimbursement will not be made for personnel costs in connection with services for which the Advisor receives a separate acquisition fee, asset management fee or real estate sales commission.

Property Manager

Certain of Green Realty’s real properties investments may be managed and leased by Insight Property Management, LLC (the “Property Manager”), an affiliated property manager. The Property Manager is wholly owned by Insight Real Estate and was organized in September 2007 to lease and manage real properties acquired by Insight Real Estate affiliates or other third parties.

The Property Manager will be paid a property management fee equal to 4.0% of the annual gross income of each of Green Realty’s real properties it manages. The Property Manager may also be reimbursed for property-level expenses that it pays or incurs on behalf of Green Realty such as salaries and benefit expenses for on-site employees and other miscellaneous expenses. In addition, the Property Manager may be paid a separate fee for any leasing services it provides to Green Realty in an amount not to exceed the fee customarily charge in arms-length transactions by others rendering similar services in the same geographic area.

The Property Manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements — (Continued)

employed on a part-time basis and may also be employed by the Advisor, the Dealer Manager (as defined below) or certain companies affiliated with them. The Property Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

Dealer Manager

Green Realty’s current dealer manager is Newport Coast Securities (the “Dealer Manager”). The Dealer Manager will provide certain sales, promotional and marketing services in connection with the distribution of the shares of common stock offered. The Dealer Manager will be paid a sales commission equal to 7.0% and a dealer manager fee equal to 3.0% of the gross proceeds from the sale of shares of the common stock sold in the primary offering.

6.  ECONOMIC DEPENDENCY

Green Realty will be dependent on the Advisor, or its affiliates and the Property Manager for certain services that are essential to Green Realty, including the sale of Green Realty’s shares of common stock, asset acquisition and disposition decisions, and other general and administrative responsibilities. In the event that the Advisor and/or the Property Manager are unable to provide such services, Green Realty would be required to find alternative service providers.

7.  COMMITMENTS AND CONTINGENCIES

Green Realty is not subject to any material litigation nor, to management’s knowledge, is any material litigation threatened against Green Realty.

As discussed in Notes 2 and 5 above, Green Realty will be required to reimburse the Advisor pursuant to the Reimbursement Agreement for cumulative organizational and offering expenses in an amount up to 3.0% of the aggregate gross proceeds from the sale of shares of common stock sold in the primary offering. As of September 30, 2010 and December 31, 2009, the Advisor has incurred approximately $2,200,000 of offering costs that would be subject to reimbursement upon the execution of the Reimbursement Agreement.

8.  SUBSEQUENT EVENTS

Green Realty evaluated subsequent events through December 8, 2010, the date on which the consolidated financial statements were issued.

In December 2010, the Board approved the redemption of 13,835 of our shares from the Sponsor. As a result of this redemption, the principal amount of the Promissory Note was reduced by $125,208 and no balance currently remains thereunder.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Green Realty Trust, Inc.
Chicago, Illinois

We have audited the accompanying consolidated balance sheets of Green Realty Trust, Inc. and subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Green Realty Trust, Inc. and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/
Deloitte & Touche LLP

Chicago, Illinois
June 8, 2010

GREEN REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008

ASSETS
Cash and cash equivalents	$997	$17,273
Deferred offering costs	232,080	234,480

Total assets	$233,077	$251,753

LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$47,460	$47,460

Total liabilities	47,460	47,460
Commitments and contingencies (Note 7)	—	—
Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding as of December 31, 2009 and 2008	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 55,248 shares issued and outstanding at December 31, 2009 and 2008	553	553
Additional paid-in capital	499,447	499,447
Stockholder’s note receivable	(173,366)	(157,366)
Accumulated deficit	(141,211)	(140,072)

Total stockholder’s equity	185,423	202,562
Noncontrolling interests	194	1,731

Total equity	185,617	204,293
Total liabilities and equity	$233,077	$251,753

The accompanying notes are an integral part of these consolidated financial statements.

GREEN REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008

REVENUES:	$—	$—

EXPENSES:
General and administrative expenses	2,676	140,341

NET LOSS	(2,676)	(140,341)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,537	269

NET LOSS ATTRIBUTABLE TO COMPANY STOCKHOLDER	$(1,139)	$(140,072)

Basic and diluted loss per share attributable to Company stockholder	$(0.02)	$(1.35)

Basic and diluted weighted average shares outstanding	55,248	103,837

The accompanying notes are an integral part of these consolidated financial statements.

GREEN REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

	Preferred	Common
	Stock	Stock,	Additional			Total
	$0.01 Par	$0.01 Par	Paid-In	Stockholder’s	Accumulated	Stockholder’s	Noncontrolling	Total
	Value	Value	Capital	Note Receivable	Deficit	Equity	Interests	Equity

Balance at January 1, 2008	$—	$1,105	$998,895	$(800,000)	$—	$200,000	$2,000	$202,000
Net Loss	—	—	—	—	(140,072)	(140,072)	(269)	(140,341)
Payment on Stockholder’s Note Receivable	—	—	—	142,634	—	142,634	—	142,634
Redemption of Common Stock	—	(552)	(499,448)	500,000	—	—	—	—

Balance at December 31, 2008	—	553	499,447	(157,366)	(140,072)	202,562	1,731	204,293

Net Loss	—	—	—	—	(1,139)	(1,139)	(1,537)	(2,676)
Issuance of Stockholder’s Note Receivable	—	—	—	(16,000)	—	(16,000)	—	(16,000)

Balance at December 31, 2009	$—	$553	$499,447	$(173,366)	$(141,211)	$185,423	$194	$185,617

The accompanying notes are an integral part of these consolidated financial statements.

GREEN REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31, 2009	December 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,676)	$(140,341)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accounts payable	—	(540)

Net cash used in operating activities	(2,676)	(140,881)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of deferred offering costs	2,400	1,781
(Issuance of) repayment of stockholder’s note receivable	(16,000)	142,634

Net cash (used in) provided by financing activities	(13,600)	144,415
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(16,276)	3,534
CASH AND CASH EQUIVALENTS, beginning of year	17,273	13,739

CASH AND CASH EQUIVALENTS, end of year	$997	$17,273

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Redemption of 55,249 common stock and reduction of stockholder’s note receivable	$—	$500,000

The accompanying notes are an integral part of these consolidated financial statements.

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008

1.  ORGANIZATION

Green Realty Trust, Inc. (“Green Realty” or the “Company”) was formed as a Maryland corporation on October 26, 2007 (inception) and intends to qualify as a real estate investment trust (“REIT”). Substantially all of Green Realty’s business is expected to be conducted through Green REIT Operating Partnership, LP (“Green REIT OP”), a Delaware limited partnership formed on October 29, 2007. Insight Green REIT Advisor, LLC (the “Advisor”), and Insight Management, LLC are the limited partners of Green REIT OP. The Advisor has contributed $1,000 in exchange for 100 common units of Green REIT OP and Insight Management, LLC has contributed $1,000 in exchange for 100 special units of Green REIT OP. Green Realty is the sole general partner of Green REIT OP and has contributed $1,000 to Green REIT OP.

Green Realty intends to offer for sale up to $1,650,000,000 in shares of common stock. The offer will be for $1,500,000,000 in shares offered to investors at a price of $10.00 per share and $150,000,000 in shares offered to stockholders pursuant to a distribution reinvestment plan at a price of $9.50 per share. Green Realty has the right to reallocate the shares of common stock offered between the primary offering and the distribution reinvestment plan.

Green Realty and Green REIT OP intend to enter into an agreement with the Advisor, prior to the effective date of the offering. Pursuant to this agreement the Advisor will manage the day-to-day activities of Green Realty and implement the investment strategy.

Green Realty expects to invest in a diversified portfolio of environmentally-friendly or green real properties. The investment strategy is to invest primarily in properties that do not have green certifications and improve their environmental and economic performance, thereby allowing us to obtain green certifications. Our targeted investments are high quality, income-producing properties of a variety of property types. Green Realty may also make or acquire first mortgages or second mortgages, mezzanine loans and preferred equity investments if, in each case, all or a majority in value of the underlying real estate meets the same criteria of the direct real estate investments. Green properties are those which are recognized for their efficient use of natural resources. Targeted investments include green properties that (1) are certified under the Leadership in Energy and Environmental Design (LEEDtm) Green Building Rating System, (2) satisfy criteria for energy and environmental design under other established environmental rating systems or (3) are properties that Green Realty intends to develop, re-develop or renovate for subsequent certification as green properties.

As of December 31, 2009 and 2008, Green Realty and Green REIT OP have neither purchased nor contracted to purchase any assets, nor has the Advisor identified any assets in which there is a reasonable probability the Green Realty and Green REIT OP will invest.

Insight Real Estate, LLC (the “Sponsor”) is the sponsor of the offering for Green Realty and the sole stockholder of Green Realty. The Sponsor is majority owned by Wayne R. Hannah III.

Effective March 13, 2009, each member of the Board of Directors had resigned pending the satisfactory conclusion of the investigation by the State of Illinois Securities Department. Former Board members will rejoin the Board of Directors on June 8, 2010, in connection with the Company filing its Pre-effective Amendment No. 4 to its registration statement.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of Green Realty and Green REIT OP. The consolidated financial statements of Green REIT OP are prepared using accounting policies

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008 — (Continued)

consistent with Green Realty. All significant intercompany balances and transactions are eliminated upon consolidation. The operations of the Company commenced during July 2008.

In December 2007, the Financial Accounting Standards Board (FASB) issued accounting guidance on noncontrolling interests in consolidated financial statements effective for the Company for the year ended December 31, 2009. The Company adopted the guidance on January 1, 2009 and it did not have a material impact on the consolidated financial statements. The guidance defines noncontrolling interests as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. As a result of the adoption of the guidance on noncontrolling interests, the Company retrospectively adjusted all periods presented in the consolidated financial statements for the balances related to the noncontrolling interests associated with the Advisor and Insight Management, LLC to permanent equity.

Management’s Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP” or “US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Green Realty considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There were no restrictions on the use of Green Realty’s cash balances as of December 31, 2009 or 2008.

Offering and Related Costs

Certain organization and offering costs of Green Realty that are incurred by the Advisor on behalf of Green Realty are not a direct liability of Green Realty. Under the terms of an agreement (the “Reimbursement Agreement”) to be executed with the Advisor, upon the sale of shares of common stock to the public, Green Realty and Green REIT OP would be obligated to reimburse the Advisor for organization and offering costs. The amount of the reimbursement to the Advisor for cumulative organization and offering costs is limited to a maximum amount of 3% of the aggregate gross proceeds from the sale of the shares of common stock sold. Such costs shall include legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of Green Realty’s common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence and marketing meetings and coordinating generally the marketing process.

Deferred Offering Costs

Offering costs incurred directly by Green Realty, net of refunds, have been deferred and will be netted against the proceeds of the equity raised in the common stock offering.

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008 — (Continued)

Stockholder’s Note Receivable

The amounts due from Insight Real Estate under the promissory note dated November 9, 2007 (the “Promissory Note”), are non-interest bearing, unsecured, and payable on the date that the offering is declared effective. During the year ended December 31, 2008, the Sponsor made payments which reduced the Promissory Note by $142,634. Furthermore, in November 2008, the Board of Directors of Green Realty approved the redemption of 55,249 shares of Green Realty’s common stock from the Sponsor. As a result of this redemption, the principal amount of the Promissory Note was reduced by $500,000.

During the year ended December 31, 2009, the Sponsor received cash distributions from Green Realty which increased the Promissory Note by an additional $16,000.

Income Taxes

Green Realty intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with the taxable year in which an election to be taxed as a REIT is made. Qualification and taxation as a REIT requires Green Realty, on a continuing basis, to meet certain organizational and operational qualification requirements imposed upon REITs by the Code. If Green Realty fails to qualify as a REIT for any reason in a taxable year, it will be subject to tax on its taxable income at regular corporate rates. Green Realty would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. Green Realty will also be disqualified for the four taxable years following the year during which qualification was lost unless Green Realty is entitled to relief under specific statutory provisions.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts and their respective tax basis. A valuation allowance is established for uncertainties relating to realization of deferred tax assets. As of December 31, 2009 and 2008, the Company recorded a full valuation allowance for a deferred tax asset totaling $53,011 and $52,583, respectively, related to organizational costs due to current uncertainty of realization.

Earning (Loss) Per Share

Basic and diluted earning (loss) attributable to the Company stockholder per share are computed by dividing net income (loss) attributable to the Company stockholder by the basic and diluted weighted average number of common shares outstanding for the period. The basic and diluted weighted average number of common shares outstanding were 55,248 and 103,837 for the year ended December 31, 2009 and 2008, respectively.

Recent Accounting Pronouncements

In June 2006, the FASB issued guidance on income taxes, which clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements, and prescribes a recognition threshold and measurement attribute for financial statements recognition and measurement of a tax position taken or expected to be taken. Based on its analysis, the Company has determined that the guidance, which was effective during the year ended December 31, 2009 did not have a material impact to the Company’s consolidated financial statements.

In May 2009, the FASB issued accounting guidance related to subsequent events, which introduces the concept of financial statements being available to be issued as a measurement date. Under the guidance, the effects of events that occur subsequent to the balance sheet date should be evaluated through the date the

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008 — (Continued)

financial statements are either “issued” or “available to be issued.” The guidance defines financial statements that are “issued” as being widely distributed to stockholders and other financial statement users for general use, and “available to be issued” as being complete in form and format that complies with GAAP and having all necessary approvals. As the Company widely distributes financial statements to financial statement users and evaluates subsequent events through the issuance date, the adoption of the guidance did not have a material impact on the Company’s consolidated financial statements. Refer to Note 8 for subsequent events disclosures.

In June 2009, the FASB issued accounting guidance which recodified accounting guidance within the hierarchy of GAAP. This codification has become the exclusive source of authoritative U.S. GAAP for nongovernmental entities, except for Securities and Exchange Commission (SEC) rules and interpretive releases, which are also authoritative GAAP for SEC registrants. All content in the codification will carry the same level of authority, essentially modifying the GAAP hierarchy to include only two levels of GAAP: authoritative and nonauthoritative. This guidance was effective for the Company for the year ended December 31, 2009. The Company adopted the guidance and it did not have a material impact on the consolidated financial statements, aside from changing the nomenclature used to reference accounting literature.

3.  STOCKHOLDER’S EQUITY

General

From January 1, 2008 through November 17, 2008, Green Realty had issued 110,497 shares of common stock to the Sponsor of the offering. These shares were originally issued in exchange for $200,000 in cash and $800,000 represented by the Promissory Note. These shares were issued at a non-public price (no selling commissions or dealer manager fees) of $9.05 per share. The Promissory Note (net of payments received from the Sponsor) is presented in the accompanying consolidated balance sheets as a reduction to stockholder’s equity. During November 2008, the Sponsor made payments to Green Realty which reduced the principal amount of the Promissory Note by $142,634. Furthermore, in November 2008, the Board of Directors of Green Realty approved the redemption of 55,249 shares of Green Realty’s common stock from the Sponsor. As a result of this redemption, the principal amount of the Promissory Note was reduced by $500,000.

On September 22, 2008, Green Realty increased the authorized number of shares of its $0.01 par value common stock from 200,000 to 1,000,000,000 shares and also authorized the issuance of 50,000,000 shares of preferred stock with a par value of $0.01 per share. The holders of shares of the common stock are entitled to one vote per share on all matters voted on by stockholders, including election of the Board of Directors. Green Realty’s charter does not provide for cumulative voting in the election of directors.

During the year ended December 31, 2009, the Sponsor received cash distributions from Green Realty which increased the Promissory Note by $16,000.

Long-Term Incentive Plan

Green Realty has adopted a long-term incentive plan (the “Plan”), which will be used to attract and retain qualified independent directors, consultants and advisors. The Plan will offer these individuals an opportunity to participate in the growth of Green Realty through awards in the form of, or based on, common stock. The Plan will authorize the granting of restricted stock, stock options, stock appreciation rights, stock units and other stock-based awards to those independent directors, consultants and advisors selected by the Plan administrator for participation in the Plan. Awards granted under the Plan shall not exceed an amount equal to a certain percentage of the outstanding shares of the common stock on the date of grant of any such restricted

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008 — (Continued)

stock awards. The Board of Directors will administer the Plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the Plan if the grant or vesting of the awards would jeopardize Green Realty’s status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under Green Realty’s charter. Unless otherwise determined by the Board of Directors, no award granted under the Plan will be transferable, except through the laws of descent and distribution. As of December 31, 2009, no grants had been made under the Plan.

Distribution Reinvestment Plan

Green Realty has adopted a distribution reinvestment plan that will allow stockholders to have cash, otherwise distributable, invested in additional shares of its common stock at a price equal to $9.50 per share.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of Green Realty’s common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash.

Share Redemption Program

Green Realty’s share redemption program may provide a limited opportunity for stockholders to have shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price paid for the shares being redeemed. The discount will vary based upon the length of time that the shares of Green Realty’s common stock subject to redemption have been held, as described in the following table:

Redemption Price as a
Share Purchase Anniversary	Percentage of Purchase Price

Less than 1 year	90.0%
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

Redemption of shares of common stock will be made quarterly upon written notice received by Green Realty at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which is referred to as the “redemption date.” Stockholders may withdraw their redemption request at any time up to three business days prior to the redemption date.

Green Realty is not obligated to redeem shares of its common stock under the share redemption program. The Board of Directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of Green Realty’s stockholders. If the Board of Directors decides to amend, suspend or terminate the share redemption program, stockholders will be provided with no less than 30 days’ written notice.

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008 — (Continued)

4.  NONCONTROLLING INTERESTS

On November 9, 2007, Green REIT OP issued 100 common units to the Advisor in exchange for $1,000. Also on November 9, 2007, Green REIT OP issued 100 special units to Insight Management, LLC a subsidiary of the Sponsor in exchange for $1,000. The resale of any shares by affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale.

The Green REIT OP operating partnership agreement (the “Partnership Agreement”) generally provides that, except as provided below with respect to the special units, the operating partnership will distribute cash flow from operations and net sales proceeds from dispositions of assets, to the partners of Green REIT OP in accordance with their relative percentage interests, on at least a quarterly basis, in an amount determined by Green Realty, the general partner, such that a holder of one common unit will generally receive the same amount of annual cash flow distribution from Green REIT OP as the amount of annual distributions paid to a holder of one share of Green Realty common stock. Under certain circumstances, the holders of common units may redeem their partnership units for either shares of Green Realty common stock or for cash at the sole discretion of Green Realty, the general partner of Green REIT OP.

The holders of the special units will be entitled to distributions from Green REIT OP in an amount equal to 15% of net sales proceeds received by Green REIT OP on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which Green REIT OP owns a partnership interest, after the holders of common units, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus 8.0% cumulative non-compounded annual pre-tax return thereon.

The Partnership Agreement provides that the special units will be redeemed by Green REIT OP if 1) the common shares of Green Realty are listed on a national securities exchange (a “Listing Liquidity Event”) or 2) there is a termination of the Advisory Agreement (a “Termination Event”). In general, upon a Listing Liquidity Event or Termination Event the special units shall be redeemed for an aggregated amount equal to the net sales proceeds that would have been distributed to the special unit holders as described above if all assets of Green REIT OP had been sold for their fair market value and all liabilities of Green REIT OP had been satisfied according to their terms. Payment to the special unit holders upon a Listing Liquidity Event or Termination Event shall consist of a non-interest bearing promissory note that will be repaid using the proceeds of each sale of an asset or assets of Green REIT OP.

5.  RELATED PARTY TRANSACTIONS

Advisory Agreement

Green Realty and Green REIT OP intend to enter into an Advisory Agreement that will become effective on the date the registration statement for Green Realty’s initial public offering is declared effective. Pursuant to this agreement, the Advisor will be entitled to specified fees for certain services, including managing the day-to-day activities and implementing Green Realty’s investment strategy. Green Realty will be required to reimburse the Advisor for cumulative organizational and offering expenses in an amount up to 3.0% of the aggregate gross proceeds from the sale of shares of common stock sold in the primary offering, including legal, accounting, printing and expenses attributable to the organization, preparing the registration statement, qualification of the shares of common stock for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares of common stock, other than the sales commission and the dealer manager fee.

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008 — (Continued)

Green Realty will reimburse the Advisor for the actual cost of goods and services used by Green Realty and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of its properties and securities, but excluding acquisition expenses.

The Advisor will be reimbursed for administrative services including related personnel costs, provided, however, that reimbursement will not be made for personnel costs in connection with services for which the Advisor receives a separate acquisition fee, asset management fee or real estate sales commission.

Property Manager

Certain of Green Realty’s real properties investments may be managed and leased by Insight Property Management, LLC (the “Property Manager”), an affiliated property manager. The Property Manager is wholly owned by Insight Real Estate and was organized in September 2007 to lease and manage real properties acquired by Insight Real Estate affiliates or other third parties.

The Property Manager will be paid a property management fee equal to 4.0% of the annual gross income of each of Green Realty’s real properties it manages. The Property Manager may also be reimbursed for property-level expenses that it pays or incurs on behalf of Green Realty such as salaries and benefit expenses for on-site employees and other miscellaneous expenses. In addition, the Property Manager may be paid a separate fee for any leasing services it provides to Green Realty in an amount not to exceed the fee customarily charge in arms-length transactions by others rendering similar services in the same geographic area.

The Property Manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include but is not limited to on- site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by the Advisor, the Dealer Manager (as defined below) or certain companies affiliated with them. The Property Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

Dealer Manager

Green Realty’s current dealer manager is Newport Coast Securities (the “Dealer Manager”). The Dealer Manager will provide certain sales, promotional and marketing services in connection with the distribution of the shares of common stock offered. The Dealer Manager will be paid a sales commission equal to 7.0% and a dealer manager fee equal to 2.5% of the gross proceeds from the sale of shares of the common stock sold in the primary offering.

6.  ECONOMIC DEPENDENCY

Green Realty will be dependent on the Advisor, or its affiliates and the Property Manager for certain services that are essential to Green Realty, including the sale of Green Realty’s shares of common stock, asset acquisition and disposition decisions, and other general and administrative responsibilities. In the event that the Advisor and/or the Property Manager are unable to provide such services, Green Realty would be required to find alternative service providers.

7.  COMMITMENTS AND CONTINGENCIES

Green Realty is not subject to any material litigation nor, to management’s knowledge, is any material litigation threatened against Green Realty.

GREEN REALTY TRUST, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008 — (Continued)

As discussed in Notes 2 and 4 above, Green Realty will be required to reimburse the Advisor pursuant to the Reimbursement Agreement for cumulative organizational and offering expenses in an amount up to 3.0% of the aggregate gross proceeds from the sale of shares of common stock sold in the primary offering. As of December 31, 2009 and 2008, the Advisor has incurred approximately $2,100,000 and $2,000,000, respectively, of offering costs that would be subject to reimbursement upon the execution of the Reimbursement Agreement.

8.  SUBSEQUENT EVENTS

Green Realty evaluated subsequent events through June 8, 2010, the date on which the consolidated financial statements were issued. In March 2010, the Sponsor made payments to Green Realty which reduced the principal amount of the stockholder’s note receivable by $24,000. The Company used these funds for payment of state registration filing fees. Former Board members will rejoin the Board of Directors of the Company on June 8, 2010, in connection with the Company filing its Pre-effective Amendment No. 4 to its registration statement.

APPENDIX A:

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by Insight Real Estate, LLC (the “Sponsor”) and its affiliates, collectively referred to herein as the “Prior Programs.” These programs were not prior programs of Green Realty Trust, Inc. and none of the Prior Programs were public offerings. Furthermore, all of the Prior Programs were tenant-in-common, or TIC, programs. Accordingly, none of the Prior Programs have investment objectives similar to ours. The objectives of tenant-in-common offerings differ from those of a REIT. A tenant-in-common offering is designed to allow investors the ability to acquire an undivided fractional fee simple interest in real estate and assume a proportional share of non-recourse debt. In contrast, a REIT offering allows investors to acquire shares in a corporate entity. While both REITs and tenant-in-common offerings acquire ownership interests in real estate, the nature of a REIT stockholder’s investment is fundamentally different from an investor acquiring a direct fee simple interest in real estate, as occurs in a tenant-in-common offering. Furthermore, the goals of an investor in a REIT are substantially different from the goals of an investor in a tenant-in-common transaction. A tenant-in-common investor, for example, frequently has as a primary investing goal, the deferral of capital gains tax liability through the use of a like kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. This tax deferral mechanism is not available to the REIT investor. Furthermore, although REIT investors and tenant-in-common investors both share a goal of receipt of income over the life of their investment, REIT investors are subject to more irregular distributions in the nature of dividends related to the uncertainty of the portfolio acquired by the blind pool REIT, while tenant-in-common investors receive a fixed income stream over the life of their investment based on a single property identified prior to the investment. REIT investors rely heavily on the performance of the sponsor in selecting a portfolio of real estate assets which will cause the net asset value of their shares to increase over the term of the investment, while tenant-in-common investors are concerned with the appreciation of one particular asset due to that asset’s real estate fundamentals. Finally, the goals of Green Realty Trust, Inc.’s investment strategy are focused on environmentally-friendly or green properties; the investment strategy of tenant-in-common programs, including those of the Prior Programs, are not so narrowly defined. We have included the Prior Programs because the management is the same as for this offering. This is Green Realty Trust, Inc.’s first public offering.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2009 and has been prepared based on generally accepted accounting principles. The following is a brief description of the tables.

Table I — Experience in Raising and Investing Funds (unaudited)

Table I presents information showing the experience of the Sponsor and affiliates in raising and investing funds for the Prior Programs, the offerings of which have closed since December 31, 2006.

Table II — Compensation to the Sponsor (unaudited)

Table II provides information on a total dollar basis regarding amounts and types of compensation paid to the Sponsor or affiliates of the Prior Programs, the offerings of which have closed since December 31, 2006.

Table III — Operating Results of Prior Programs (unaudited)

Table III presents a summary of operating results of the Prior Programs, the offerings of which have closed since December 31, 2004.

Table IV — Results of Completed Programs

Table IV has been omitted since none of the Prior Programs have been liquidated.

Table V — Sale or Disposition of Properties

Table V has been omitted since none of the Prior Programs have investment objectives similar to ours.

Table VI — Acquisitions of Properties by Programs

Table VI has been omitted since none of the Prior Programs have investment objectives similar to ours.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

Table I presents information showing the experience of the Sponsor and affiliates in raising and investing funds for Prior Programs through TSG Real Estate, LLC not having similar investment objectives to ours. Information is included for 19 tenant-in-common offerings that closed since December 31, 2006. A tenant-in-common offering is designed to allow investors the ability to acquire an undivided fractional fee simple interest in real estate and assume a proportional share of non-recourse debt. In contrast, a REIT offering allows investors to acquire shares in a corporate entity. Because none of these tenant-in-common offerings have investment objectives similar to ours, information regarding the tenant-in-common programs is grouped together by year.

	2007	2008	2009

Dollar Amount Offered	$6,805,263	$14,594,842	$10,302,343
Dollar Amount Raised	$6,805,263	$10,801,472	$3,621,000
Percentage Amount Raised	100%	100%	100%
Less Offering Expenses:
Selling Commissions	7.39%	8.08%	8.00%
Legal	0.89%	2.93%	2.65%
Mortgage Broker Fee	2.71%	3.64%	6.32%
Mezzanine Fee	1.94%	4.97%	4.86%
Other(1)	0.00%	0.00%	0.00%
Reserves
Percent available for investment	87.07%	80.38%	78.17%
Acquisition Costs:
Prepaid items and fees related to purchase of property	—	—	—
Cash Down Payment and Mortgage Loan	87.07%	80.39%	71.79%
Acquisition Fees	0.47%	0.18%	1.25%
Total Acquisition Cost
Percent leverage (mortgage financing divided by total acquisition cost)	65%	65%	67%
Number of Offerings	1	1	1
Length of Offering in Days	532	596	907
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)(2)	—

(1)	Other represents seller financed loan fees.

(2)	Investors in a tenant-in-common offering invest directly in the real estate. Accordingly, this item is not applicable.

TABLE II
COMPENSATION TO SPONSOR
(UNAUDITED)

Table II provides information on a total dollar basis regarding amounts and types of compensation paid to the Sponsor or affiliates of Prior Programs through TSG Real Estate, LLC not having similar investment objectives to ours. Information is included for 19 tenant-in-common offerings that closed since December 31, 2006. A tenant-in-common offering is designed to allow investors the ability to acquire an undivided fractional fee simple interest in real estate and assume a proportional share of non-recourse debt. In contrast, a REIT offering allows investors to acquire shares in a corporate entity. Because none of these tenant-in-common offerings have investment objectives similar to ours, information regarding the tenant-in-common programs is grouped together by year.

	2007	2008	2009

Dollar Amount Raised	$6,805,263	$10,801,472	$3,621,000
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees		—
Acquisition Fees
Real Estate Commissions		—
Advisory Fees(1)	282,140	42,975	18,105
Amount Paid to Third Parties from Proceeds of Offering
Acquisition Fees to Third Parties	31,904	19,409	45,375
Broker Dealer Commissions	502,962	829,503	271,575
Mortgage Broker Fees	184,297	393,329	228,750
Mezzanine Broker Fees	131,886	536,657	175,995
Legal	60,656	316,042	95,850
Other Equity Fees(2)	—	—	—
Dollar Amount of Cash Generated from Operations before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—

Notes to Table II

(1)	Advisory fees are in the form of net profit paid to the affiliates for services in connection with the tenant-in-common offerings.

(2)	Other equity fees represents seller financed loan fees.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)

Table III sets forth the operating results of Prior Programs through TSG Real Estate, LLC not having similar investment objectives to ours that closed since December 31, 2005. Information is included for 19 tenant-in-common offerings. A tenant-in-common offering is designed to allow investors the ability to acquire an undivided fractional fee simple interest in real estate and assume a proportional share of non-recourse debt. In contrast, a REIT offering allows investors to acquire shares in a corporate entity. Because none of these tenant-in-common offerings have investment objectives similar to ours, information regarding the tenant-in-common programs is presented on an aggregate basis by year.

	2009	2008	2007	2006	2005

Gross Revenues(1)	$20,081,382	$30,852,803	$37,216,870	$35,803,537	$23,883,462
Profit on Sale of Properties	—	—	—
Operations Expenses
Rent, Master Lease(2)	20,471,062	23,831,401	34,797,869	31,237,260	19,815,196
Maintenance	944,933	1,417,412	1,561,921	2,212,519	1,491,374
Insurance	222,982	289,523	334,418	445,684	387,591
Real Estate Taxes	1,722,972	2,857,907	3,230,601	3,594,150	2,587,674
Property Management Fees	480,614	669,400	793,715	600,348	731,196
Utilities	560,595	804,820	777,522	738,889	473,069
Other(3)	109,415	215,756	458,684	314,228	544,414
Net Operating Income (Loss)	(4,341,189)	766,583	(4,737,860)	(3,339,541)	(2,147,052)
General and Administrative Expenses(4)	76,317	415,864	431,917	262,661	47,112
Net Income (Loss)	(4,507,507)	350,720	(5,169,777)	(3,602,202)	(2,194,164)
Taxable Income (Loss)(5)
From Operations	(1,626,567)	(2,402,443)	(1,135,819)	131,185	(58,046)
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	2,642,135	5,685,277	9,849,266	11,908,216	6,962,332
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	2,642,135	5,685,277	9,849,266	11,908,216	6,962,332
Less Cash Distributions to Investors:
From Operating Cash Flow	3,229,314	6,084,033	11,168,404	10,154,262	6,931,705
From Sales and Refinancing	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	(587,179)	(398,756)	(1,259,138)	1,753,954	30,627
Less Special Items:	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	(587,179)	(398,756)	(1,259,138)	1,753,954	30,627

	2009	2008	2007	2006	2005

Tax and Distribution Data Per $1,000 Invested Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	(10.62)	(15.69)	—	—	—
— from recapture	—	—	(79.45)	7.71	(1.30)
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	—	—	—	—	—
Source (on GAAP Basis)
— Operations	21.08	39.72	73.52	74.22	57.86
— Return of Capital	—	—	—	—	—
Source (on Cash Basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

(1)	Gross revenues represent all rents and other payments received from tenants under subleases. Additionally, long term leases to subtenants are accounted for on a straight-line basis.

(2)	Rent, master lease includes amounts associated with the rent or cash distributions to the owners of the properties. Additionally under the master lease with the owners, amounts paid by affiliates of the Sponsor to the first mortgage lender on behalf of the owners are included in “Rent, Master Lease.” Amounts paid to the mortgage lender would include interest, principal and any capital or tenant improvement reserves required by the lender. Since the master leases are long term leases, they also are accounted for on a straight-line basis. This has a significant non-cash impact to the income as reflected above. The master leases are all 29 year leases with periodic increases in the payments to be made to the owners. As a result there is additional rent expense recorded but not paid for many years.

(3)	Other includes advertising, marketing and information technology services directly related with the properties.

(4)	General and administrative expenses include legal, accounting, personal property taxes, bank service fees and trustee fees associated with the master lease.

(5)	The primary differences between net income (loss) and taxable income (loss) relate to the recognition of rental income and rent expense as follows (i) GAAP requires rents to be recognized using a tenant’s effective monthly straight-line basis over the entire term of the lease whereas for income tax reporting purposes rents are generally recorded in the same manner as the lease requires payment and (ii) GAAP recognizes rent payments received in advance as income in the period to which they pertain whereas they are income when received for tax reporting purposes.

APPENDIX B:
FORM OF SUBSCRIPTION AGREEMENT

To:	Green Realty Trust, Inc. 40 E. Chicago Avenue, Chicago, Illinois 60610 Attn:

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached subscription agreement signature page (“Signature Page”), hereby tenders this subscription and applies for the purchase of the number and amount of shares of common stock (“Shares”) of Green Realty Trust, Inc., a Maryland corporation (the “Company”), set forth on such subscription agreement Signature Page. Payment for the Shares is hereby made by check payable to “Green Realty Trust, Inc.”

I hereby acknowledge receipt of the prospectus of the Company dated          (the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. I understand that I will receive a confirmation of my purchase, subject to acceptance by the Company, within 30 days from the date my subscription is received, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date I have received a final prospectus.

I have been advised that:

a. the assignability and transferability of the Shares is restricted and will be governed by the Company’s charter and bylaws and all applicable laws as described in the Prospectus.

b. prospective investors should not invest in the Company’s common stock unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

c. there is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the final Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri, Nebraska and Ohio who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five business days of the date of subscription.

REGISTRATION OF SHARES

The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription agreements must be executed and supporting material must be provided in accordance with these requirements.

1. INDIVIDUAL OWNER:  One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  Each joint tenant must sign.

3. TENANTS IN COMMON:  Each tenant in common must sign.

4. COMMUNITY PROPERTY:  Only one investor must sign.

5. CORPORATION:  An authorized officer must sign. The subscription agreement must be accompanied by a certified copy of the resolution of the board of directors designating the executing officer as the person authorized to sign on behalf of the corporation and a certified copy of the board of directors’ resolution authorizing the investment.

6. PARTNERSHIP:  Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign.

7. ESTATE:  The personal representative must sign. Provide the name of the executor and a copy of the court appointment dated within 90 days.

8. TRUST:  The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

9. PENSION PLAN OR PROFIT SHARING PLAN:  The trustee must sign the Signature Page.

10. IRAS, IRA ROLLOVERS AND KEOGHS:  The officer (or other authorized signer) of the bank, trust company or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided in order to receive checks and other pertinent information regarding the investment.

11. UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA):  The person named as the custodian of the account must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

Green Realty Trust, Inc.
Maryland Corporation

NOTICE TO STOCKHOLDER OF ISSUANCE OF
UNCERTIFICATED SHARES OF COMMON STOCK
Containing the Information Required by Section 2-211 of the
Maryland General Corporation Law

To:  Stockholder
From: Wayne R. Hannah III, President

Shares of Common Stock, $.01 par value per share

Green Realty Trust, Inc., a Maryland corporation (the “Corporation”), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the “Shares”) set forth in your subscription agreement with the Corporation. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the Shares. All capitalized terms not defined herein have the meanings set forth in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal office.

The Shares are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Corporation in excess of 9.8% percent (in value or number of Shares) of the outstanding Common Shares of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares of the Corporation in excess of 9.8% percent of the value of the total outstanding Shares of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on Transfer or ownership are violated, the Shares will be automatically transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

INSTRUCTIONS TO SIGNATURE PAGE

Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

1. INVESTMENT.  A minimum investment of $2,000 is required, except for residents of certain states which require a higher minimum investment. A check for the full purchase price of the shares subscribed for should be made payable to “UMB Bank, N.A., as escrow agent for Green Realty Trust, Inc.” If our dealer manager so designates after we meet the minimum offering requirements, your check should be made payable to “Green Realty Trust, Inc.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made.

2. TYPE OF OWNERSHIP.  Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3. REGISTRATION NAME AND ADDRESS.  Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship or tenants-in-common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 8, the investor is certifying that the taxpayer or social security number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. Indicate the birth date of the registered owner unless the registered owner is a partnership, corporation or trust.

4. INVESTOR NAME AND ADDRESS.  Complete this Section only if the investor’s name or address is different from the registration name or address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

5. INVESTOR ACKNOWLEDGMENT.  Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor’s behalf.

6. SUITABILITY.  Please complete this Section so that the Company and your Broker-Dealer can assess whether your subscription is suitable given your financial condition and investment objectives. The investor agrees to notify the Company and the Broker-Dealer named on the subscription agreement Signature Page in writing of any material changes in their financial condition or if they are unable to make any other representations and warranties as set forth in the Prospectus or subscription agreement.

7. DISTRIBUTION REINVESTMENT PLAN.  By electing the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 4 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8. BROKER-DEALER.  This Section is to be completed by the registered representative. Please complete all Broker-Dealer information contained in Section 8, including suitability certification.

9. SUBSCRIBER SIGNATURES.  The subscription agreement Signature Page must be signed by the investor or by an authorized representative of the investor. The subscription agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker- Dealer. Only original, completed copies of subscription agreements may be accepted. Photocopied or otherwise duplicated subscription agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (630) 470-9105.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.  INVESTMENT — See payment instructions below.

The minimum investment is $2,000 ($2,500 in ME, MN, NY and NC).

Total $ Invested	# of Shares

State of Sale

☐	Check this box if you are purchasing shares from a registered investment advisor or bank acting as a trustee or fiduciary in a fee-only account. (Advisor listed in Section 8 must agree to this election.)

Payment Instructions

☐  By Mail — Attach a check made payable to Green Realty Trust, Inc.

☐  By Wire — Wells Fargo Bank, N.A.

ABA #121000248
A/C # 0001038377
For Further Credit to: Green Realty Trust, Inc. Subscription Escrow, #22622300
Re: Green Realty Trust, Inc.
Attention: Sara Bergthold, 312-845-4679

Please request when selecting a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

2.  TYPE OF OWNERSHIP — See “Registration of Shares” in the Subscription Agreement for a description of ownership types.

☐  Individual

☐  Joint Tenants with Rights of Survivorship

☐  Tenants in Common

☐  Community Property

☐	Corporation — Authorized signature required. Include certified copies of corporate resolution designating executive officer as the person authorized to sign on behalf of corporation and corporate resolution authorizing the investment.

☐	Partnership — Authorized signature required. Include copy of partnership agreement.
Identify whether general or limited partnership:

☐	Estate — Personal representative signature required.

Name of Executor
Include a copy of the court appointment dated within 90 days.

☐	Trust
Name of Trust

Name of Trustee

Name of Beneficiary
Include a copy of the title and signature pages of the trust. Trustee signature required in Section 9.

☐	Qualified Pension Plan or Profit Sharing Plan (Non-custodian)

Name of Trustee

Include a copy of the title and signature pages of the plan. Trustee signature required in Section 9.

☐  Other (Specify)

Custodial Ownership

☐  Traditional IRA — Custodian signature required in Section 9.

☐  Roth IRA — Custodian signature required in Section 9.

☐  KEOGH Plan — Custodian signature required in Section 9.

☐  Simplified Employee Pension/Trust (SEP)

☐  Pension or Profit-Sharing Plan — Custodian signature required in Section 9.

☐	Uniform Gift to Minors Act — Custodian signature required in Section 9.

State of   Custodian for

☐	Other (Specify)

(Required for custodial ownership accounts.)

Name of Custodian, Trustee or Other Administrator

Mailing Address

City     State     ZIP

Custodian Information — To be completed by Custodian listed above.

Custodian Tax ID #

Custodian Account #

Custodian Telephone #

Special Instructions:

3.	REGISTRATION NAME AND ADDRESS ☐ Employee or Affiliate

Investor                                            Co-Investor

Home Telephone                             Business Telephone

Email Address

Investor Social Security/Taxpayer ID #            Birth Date/Articles of Incorporation (MM/DD/YY)

Co-Investor Social Security/Taxpayer ID #       Co-Investor Birth Date (MM/DD/YY)

Please Indicate Citizenship Status

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

Residence Address (no P.O. Box)

Street Address                           City                         State                         ZIP

4.	INVESTOR NAME AND ADDRESS* (if different from registration name or address provided in Section 3 above)

Investor*

Investor Mailing Address*

Street Address                         City                           State                         ZIP

5.	INVESTOR ACKNOWLEDGEMENT

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

	Investor	Co-Investor

(a)  I (we) received a Prospectus for the Company relating to the Shares at least five business days before signing this Subscription Agreement, wherein the terms and conditions of the offering are described.
	(a) Initials	Initials
(b) I (we) accept the terms and conditions of the Articles of Incorporation.	(b) Initials	Initials
(c)  I (we) have(i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a gross annual income of at least $70,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000.
	(c) Initials	Initials
(d)  I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid. This investment will only be sold to Alabama and North Dakota residents that represent they have a liquid net worth of at least 10 times their investment in this program and other similar programs and they meet the $70,000/$70,000/$250,000 suitability requirements.
	(d) Initials	Initials
(e)  I (we) acknowledge the following suitability requirements in addition to the suitability requirements described above: A Kentucky investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth, and an Iowa investor’s maximum investment in the Company and its affiliates may not exceed 10% of each such resident’s net worth.
	(e) Initials	Initials

Investor	Co-Investor

An Ohio, Pennsylvania or Michigan resident’s investment in the Company and its affiliates may not exceed 10% of the investor’s liquid net worth.
The State of Kansas recommends that a Kansas investor’s aggregate investment in the Company and similar direct participation investments should not exceed 10% of an investor’s liquid net worth, which is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

6.	SUITABILITY

Occupation                         Annual Income                            Net Worth

Investment Objective

Nature of Other Investments or Securities Holdings

7.	DISTRIBUTION REINVESTMENT PLAN

Non-Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRIP). In the event that the DRIP is not offered for a distribution, your distribution will be sent by check to the address in Section 3.

☐	I prefer that my distribution be deposited directly into the account listed on next page.

☐	I prefer that my distribution be paid by check to the address in Section 3.

Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRIP).
In the event that the DRIP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in Section 2.

☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account cited in Section 2.

Name of Financial Institution

Street Address                         City                          State                          ZIP

Name(s) on Account

ABA Number/Bank Account Number                                       Account Number

☐  Checking          ☐  Savings                    (Attach a voided check or deposit slip.)

8.	BROKER-DEALER — To be completed by the Registered Representative.

The Broker-Dealer or authorized representative must sign below to complete the order. The Broker-Dealer or authorized representative warrants that he/she is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he/she has reasonable grounds to believe this investment is suitable as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he/she has informed the subscriber(s) of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus.

Name of Registered Representative	Broker-Dealer Name	Telephone Number

Mailing Address	Home Office Mailing Address

City State ZIP	City State ZIP

Relationship to Registered Representative
☐  Registered Representative NAV       ☐  Purchase Volume Discount

B/D Rep #	Registered Representative’s Telephone Number	Registered Representative’s Email Address

Signature — Registered Representative	Signature — Broker-Dealer (if applicable)

Green Realty Trust, Inc. Contact Information

Phone                    Fax                    Web Site                    Email

Account Information
For account service, call UMB Bank, N.A., at           or email                    .

9.	SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.
TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)
The investor signing below, under penalties of perjury, certifies that 1) The number shown in the Investor Social Security/Taxpayer ID# field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a non-resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

APPENDIX C:
FORM OF DISTRIBUTION REINVESTMENT PLAN

This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by Green Realty Trust, Inc., a Maryland corporation (the “Company”), pursuant to its Charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment.  As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date.  The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

3. Procedure for Participation.  Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant has material changes in their financial condition or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.

4. Purchase of Shares.  Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per share until the earliest of (i) all the Plan Shares registered in the Initial Offering are issued, (ii) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the SEC the unsold Plan Shares, or (iii) there is more than a de minimis amount of trading in the Shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company’s Board of Directors by reference to the applicable sales price in respect to the most recent trades occurring on or prior to the relevant Distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

C-1

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

5. Taxes.  IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

6. Share Certificates.  The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7. Reports.  Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

8. Termination by Participant.  A Participant may terminate participation in the Plan at any time, without penalty by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

9. Amendment or Termination of Plan by the Company.  The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon ten days’ written notice to the Participants; provided, however that the Board of Directors may not amend the Plan to eliminate an investor’s opportunity to terminates participation in the Plan pursuant to Section 8 hereof.

10. Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C-2

GREEN REALTY TRUST, INC.

UP TO $1,650,000,000 IN SHARES OF
COMMON STOCK

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until          , 2011 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses (other than selling commissions) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the SEC registration fee and FINRA filing fee have been estimated.

Amount

SEC registration fee	$50,655
FINRA filing fee	$75,500
Accounting fees and expenses	$499,500
Legal fees and expenses	$1,500,000
Sales and advertising expenses	$1,249,500
Blue Sky fees and expenses	$140,000
Due Diligence expenses	$2,500,000
Printing expenses	$750,000
Literature	$600,000
Sales Seminars	$1,733,640
Other(1)	$983,845
Total	$10,082,640

(1)	These Other expenses include postage-related expenses and investor relations-related expenses, including estimated Transfer Agent fees of $250,000.

Item 32.	Sales to Special Parties.

Not Applicable.

Item 33.	Recent Sales of Unregistered Securities.

From January 1, 2008 through November 17, 2008, we issued 110,497 of our shares to Insight Real Estate, LLC, our sponsor, for $1,000,000. $200,000 was paid in cash and $800,000 was contributed in the form of a promissory note, reflecting that no selling commissions or dealer manager fees were paid. Further, in November 2008, the Board approved the redemption of 55,249 of our shares from our sponsor. As a result of this redemption, the principal amount of the promissory note was reduced by $500,000. During the fourth quarter of fiscal year 2010, the Board approved the redemption of 13,835 of our shares from our sponsor. As a result of this redemption, the principal amount of the promissory note was reduced by $125,208 and no balance currently remains thereunder. We relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Insight Real Estate, LLC, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

On November 9, 2007, our operating partnership issued 100 common units at $10.00 per unit to us, for $1,000, issued 100 common units at $10.00 per unit to our advisor for $1,000 and issued 100 special units at $10.00 per unit to Insight Management, LLC for $1,000. Our operating partnership relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of these issuances. Our advisor and Insight Management, LLC by virtue of their affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of their investment.

Item 34.	Indemnification of Directors and Officers.

Our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Pursuant to Maryland corporate law and our charter, we are also required to indemnify a present or former director or officer, our advisor, or any affiliate of our advisor and may indemnify and hold harmless a present or former employee or agent, which we refer to as indemnitees, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee or agent. However, we will not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us if: (i) the loss or liability was the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the indemnitee has not determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (iii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (iv) the indemnitee actually received an improper personal benefit in money, property, or services, (v) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful, or (vi) in a proceeding by or in the right of the company, the indemnitee shall have been adjudged to be liable to us. In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws. Pursuant to our charter, we are required to pay or reimburse reasonable expenses incurred by a present or former director or officer, the advisor or an affiliate of the advisor and may pay or reimburse reasonable expenses incurred by any other indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (ii) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter, (iii) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

Any indemnification may be paid only out of our net assets, and no portion may be recoverable from the stockholders.

Prior to the effectiveness of this registration statement, we will have entered into indemnification agreements with each of our officers and directors. The indemnification agreements will require, among other things, that we indemnify our officers and directors and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We must also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35.	Treatment of Proceeds from Securities Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements:

The list of the financial statements filed as a part of the registration statement is set forth in the Index to Financial Statements included in the prospectus beginning on page F-1.

(b) Exhibits:

1.1		Dealer Manager Agreement
1.2		Participating Broker-Dealer Agreement (included as Appendix A to Exhibit 1.1)
3	.1*	Articles of Incorporation of Green Realty Trust, Inc.
3.2		Second Articles of Amendment and Restatement of Green Realty Trust, Inc.
3	.3*	Articles of Amendment and Restatement
3	.4*	Bylaws of Green Realty Trust, Inc.
4.1		Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)
4.2		Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)
5	.1*	Opinion of Venable LLP as to the legality of the securities being registered
8	.1*	Opinion of Bass, Berry & Sims PLC regarding certain federal income tax considerations
10.1		Escrow Agreement among Green Realty Trust, Inc., Newport Coast Securities, Inc. and UMB Bank, N.A.
10.2		Advisory Agreement among Green Realty Trust, Inc., Green REIT Operating Partnership, LP, Insight Green REIT Advisor, LLC and Insight Real Estate, LLC
10	.3*	Limited Partnership Agreement of Green REIT Operating Partnership, LP
10	.4*	First Amendment to Limited Partnership Agreement of Green REIT Operating Partnership, LP
10	.5*	Form of Green Realty Trust, Inc. 2008 Incentive Plan
10	.6*	Form of Green Realty Trust, Inc. Third Amended and Restated Independent Directors Compensation Plan
21	.1*	Subsidiaries of the Company
23.1		Consent of Deloitte & Touche LLP
23	.2*	Consent of Venable LLP (contained in its previously filed opinion as Exhibit 5.1)
23	.3*	Consent of Bass, Berry & Sims PLC (contained in its previously filed opinion as Exhibit 8.1)
24.1		Power of Attorney (included as part of signature page)

*	Previously filed.

Item 37.	Undertakings

The registrant undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6) that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser;

(7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period;

(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 8, 2010.

Green Realty Trust, Inc.

By:	/s/ Wayne R. Hannah III
Wayne R. Hannah III
President

POWER OF ATTORNEY

We, the undersigned officers and directors of Green Realty Trust, Inc., and each of us, do hereby constitute and appoint Wayne R. Hannah III our true and lawful attorney with power to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to the registration statement filed herewith as well as any registration statement for the same offering covered by this amended registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and generally do all such things in our names and in our capacities as officers and directors to enable Green Realty Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wayne R. Hannah III Wayne R. Hannah III	President, Secretary and Director (Principal Executive Officer and Principal Accounting Officer)	December 8, 2010

* Dennis Chookaszian	Director	December 8, 2010

* Dr. Brian Ciochetti	Director	December 8, 2010

* F. Joseph Moravec	Director	December 8, 2010

* Lori Wittman	Director	December 8, 2010

* /s/ Wayne R. Hannah III Wayne R. Hannah III Attorney in Fact

EXHIBIT INDEX

EXHIBIT
NUMBER		DESCRIPTION

1.1		Dealer Manager Agreement
1.2		Participating Broker-Dealer Agreement (included as Appendix A to Exhibit 1.1)
3	.1*	Articles of Incorporation of Green Realty Trust, Inc.
3.2		Second Articles of Amendment and Restatement of Green Realty Trust, Inc.
3	.3*	Articles of Amendment and Restatement
3	.4*	Bylaws of Green Realty Trust, Inc.
4.1		Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)
4.2		Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)
5	.1*	Opinion of Venable LLP as to the legality of the securities being registered
8	.1*	Opinion of Bass, Berry & Sims PLC regarding certain federal income tax considerations
10.1		Escrow Agreement among Green Realty Trust, Inc., Newport Coast Securities, Inc. and UMB Bank, N.A.
10.2		Advisory Agreement among Green Realty Trust, Inc., Green REIT Operating Partnership, LP, Insight Green REIT Advisor, LLC and Insight Real Estate, LLC
10	.3*	Limited Partnership Agreement of Green REIT Operating Partnership, LP
10	.4*	First Amendment to Limited Partnership Agreement of Green REIT Operating Partnership, LP
10	.5*	Form of Green Realty Trust, Inc. 2008 Incentive Plan
10	.6*	Form of Green Realty Trust, Inc. Third Amended and Restated Independent Directors Compensation Plan
21	.1*	Subsidiaries of the Company
23.1		Consent of Deloitte & Touche LLP
23	.2*	Consent of Venable LLP (contained in its previously filed opinion as Exhibit 5.1)
23	.3*	Consent of Bass, Berry & Sims PLC (contained in its previously filed opinion as Exhibit 8.1)
24.1		Power of Attorney (included as part of signature page)

*	Previously filed.